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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 21, 2001

                                 $401,417,848.32

                       Mortgage Pass-Through Certificates
                                 Series 2001-34




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
                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Trustee.........................................
Section 2.03  Representations and Warranties of the Master Servicer
               and the Seller...............................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................
Section 2.06  Optional Substitution of Mortgage Loans.......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trustee.......................
Section 3.04  Trustee to Cooperate;
               Release of Owner Mortgage Loan Files.........................
Section 3.05  Reports to the Trustee; Annual Compliance Statements..........
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan....
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions..........................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders;
               Reports to the Trustee and the Seller........................
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Calculation of Amounts; Binding Effect of
               Interpretations and Actions of Master Servicer...............


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master Servicer..
Section 6.03  Limitation on Liability of the Seller, the Master Servicer
               and Others...................................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee and Seller by Master Servicer......


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default....................
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default....................
Section 7.05  Trustee to Act; Appointment of Successor......................
Section 7.06  Notification to Certificateholders............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee.............................................
Section 8.02  Certain Matters Affecting the Trustee.........................
Section 8.03  Trustee Not Required to Make Investigation....................
Section 8.04  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 8.05  Trustee May Own Certificates..................................
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Appointment of Custodians.....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions.................
Section 8.15  Monthly Advances..............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans..................
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment....................................................
Section 10.02  Recordation of Agreement.....................................
Section 10.03  Limitation on Rights of Certificateholders...................
Section 10.04  Governing Law; Jurisdiction..................................
Section 10.05  Notices......................................................
Section 10.06  Severability of Provisions...................................
Section 10.07  Special Notices to Rating Agencies...........................
Section 10.08  Covenant of Seller...........................................
Section 10.09  Recharacterization...........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01    Cut-Off Date...............................................
Section 11.02    Cut-Off Date Aggregate Principal Balance...................
Section 11.03    Original Group Percentage..................................
Section 11.03(a) Original Group I-A Percentage..............................
Section 11.03(b) Original Group II-A Percentage.............................
Section 11.03(c) Original Group III-A Percentage............................
Section 11.04    Original Principal Balances of the Classes of Class A
                  Certificates..............................................
Section 11.05    [Reserved].................................................
Section 11.06    Original Aggregate Subordinate Percentage..................
Section 11.07    Original Class B Principal Balance.........................
Section 11.08    Original Subordinated Principal Balance....................
Section 11.08(a) Original Group I Subordinated Principal Balance............
Section 11.08(b) Original Group II Subordinated Principal Balance...........
Section 11.08(c) Original Group III Subordinated Principal Balance..........
Section 11.09    Original Principal Balances of the Classes of Class B
                  Certificates..............................................
Section 11.10    Original Class B-1 Fractional Interest.....................
Section 11.11    Original Class B-2 Fractional Interest.....................
Section 11.12    Original Class B-3 Fractional Interest.....................
Section 11.13    Original Class B-4 Fractional Interest.....................
Section 11.14    Original Class B-5 Fractional Interest.....................
Section 11.15    Closing Date...............................................
Section 11.16    Right to Purchase..........................................
Section 11.17    Wire Transfer Eligibility..................................
Section 11.18    Single Certificate.........................................
Section 11.19    Servicing Fee Rate.........................................

                                    EXHIBITS
                                    --------



EXHIBIT A-I-A-1     -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-R     -     Form of Face of Class I-A-R Certificate
EXHIBIT A-II-A      -     Form of Face of Class II-A Certificate
EXHIBIT A-III-A     -     Form of Face of Class III-A Certificate
EXHIBIT B-1         -     Form of Face of Class B-1 Certificate
EXHIBIT B-2         -     Form of Face of Class B-2 Certificate
EXHIBIT B-3         -     Form of Face of Class B-3 Certificate
EXHIBIT B-4         -     Form of Face of Class B-4 Certificate
EXHIBIT B-5         -     Form of Face of Class B-5 Certificate
EXHIBIT B-6         -     Form of Face of Class B-6 Certificate
EXHIBIT C           -     Form of Reverse of Series 2001-34 Certificates
EXHIBIT D           -     Reserved
EXHIBIT E           -     Custodial Agreement
EXHIBIT F-1         -     Schedule of Mortgage Loans in Loan Group I
EXHIBIT F-2         -     Schedule of Mortgage Loans in Loan Group II
EXHIBIT F-3         -     Schedule of Mortgage Loans in Loan Group III
EXHIBIT G           -     Request for Release
EXHIBIT H           -     Affidavit Pursuant to Section 860E(e)(4) of the
                            Internal Revenue Code of 1986, as amended, and for Non-ERISA
                          Investors
EXHIBIT I           -     Letter from Transferor of Residual Certificates
EXHIBIT J           -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                            Certificates)
EXHIBIT K           -     Reserved
EXHIBIT L           -     Servicing Agreements
EXHIBIT M           -     Form of Special Servicing Agreement
SCHEDULE I          -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of December 21, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01  DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B)(i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date and (ii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Adjustment Date and each subsequent anniversary thereof.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount and Group III Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance, Group II-A Principal Balance and Group III-A Principal Balance.

            Aggregate Class A Percentage: With respect to any Distribution Date, the percentage, the numerator of which is the Aggregate Class A Principal Balance prior to giving effect to any distributions on such Distribution Date, and the denominator of which is the sum of the Pool Balances for each Loan Group on the first day of the month preceding the month of such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Group III-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group III-A Certificates.

            Aggregate Principal Balance: As of any Determination Date, the sum of the Group I-A Principal Balance, the Group II-A Principal Balance, the Group III-A Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance, Group II Pool Balance and Group III Pool Balance.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount and (ii) the Apportionment Fraction for such Class.

            Apportioned Interest Accrual Amount: As to any Distribution Date and any of the Group I Apportioned Principal Balance, Group II Apportioned Principal Balance or Group III Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance, Group II Apportioned Principal Balance or Group III Apportioned Principal Balance as of the Determination Date preceding such Distribution Date.

            Apportionment Fraction: As to any Class of Class B Certificates and any Distribution Date occurring prior to the Subordination Depletion Date and on or after the Distribution Date on which the Principal Balance of each Class of one Group has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group Optimal Principal Amount for which the corresponding Class A Certificates are no longer outstanding and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicing Compensation: With respect to any Distribution Date, the sum of (a) interest earned through the business day preceding the applicable Distribution Date on amounts in the Certificate Account remitted to the Master Servicer by the Servicers and (b) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class II-A Certificates, Class III-A Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trustee.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of the Class I-A-R Certificate.

            Class II-A Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A and Exhibit C hereto.

            Class II-A Certificateholder: The registered holder of a Class II-A Certificate.

            Class III-A Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-III-A and Exhibit C hereto.

            Class III-A Certificateholder: The registered holder of a Class III-A Certificate.

            Class A Certificate: Any of the Group I-A Certificates, Group II-A Certificates or Group III-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount, (b) the Group II-A Interest Accrual Amount and (c) the Group III-A Interest Accrual Amount.

            Class A Pass-Through Rate: As to the Class I-A-1 and Class I-A-R Certificates and the first Distribution Date, 5.898975869% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class I-A-1 and Class I-A-R Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution
Date). As to the Class II-A Certificates and the first Distribution Date, 6.251121111% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class II-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans (based on Scheduled Principal Balances of the Group II Mortgage Loans on the first day of the month preceding the month of such Distribution Date). As to the Class III-A Certificates and the first Distribution Date, 6.201906700% per annum. For each Distribution Date after the initial Distribution Date, the Class A Pass-Through Rate on the Class III-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans (based on Scheduled Principal Balances of the Group III Mortgage Loans on the first day of the month preceding the month of such Distribution Date).

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts, Group II-A Interest Shortfall Amounts or Group III-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loan Group III Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group III Optimal Principal Amounts.

            Class B Loan Group Optimal Principal Amount: Any of the Class B Loan Group I Optimal Principal Amount, Class B Loan Group II Optimal Principal Amount or Class B Loan Group III Optimal Principal Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to the initial Distribution Date, 6.165898136% per annum. As to each Distribution Date thereafter, a per annum rate equal to the weighted average of the Weighted Average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group).

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Percentage (with respect to each such Group III Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Percentage (with respect to each such Group III Mortgage Loan) of the excess, if any, of
      (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount or Group III-A Optimal Principal Amount.

            (iv) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (v) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-1 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-1 Prepayment Percentage, Group II Class B-1 Prepayment Percentage or Group III Class B-1 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates
(A) pursuant to Paragraph third of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(ii).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Percentage (with respect to each such Group III Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Percentage (with respect to each such Group III Mortgage Loan) of the excess, if any, of
      (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount or Group III-A Optimal Principal Amount.

            (iv) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (v) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-2 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-2 Prepayment Percentage, Group II Class B-2 Prepayment Percentage or Group III Class B-2 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates
(A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(ii).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Percentage (with respect to each such Group III Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Percentage (with respect to each such Group III Mortgage Loan) of the excess, if any, of
      (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount or Group III-A Optimal Principal Amount.

            (iv) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (v) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-3 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-3 Prepayment Percentage, Group II Class B-3 Prepayment Percentage or Group III Class B-3 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates
(A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs tenth, eleventh and twelfth of Section 4.01(a)(ii).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Percentage (with respect to each such Group III Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Percentage (with respect to each such Group III Mortgage Loan) of the excess, if any, of
      (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount or Group III-A Optimal Principal Amount.

            (iv) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (v) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-4 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan;

            (II) the Group I Class B-3 Prepayment Percentage, Group II Class B-3 Prepayment Percentage or Group III Class B-3 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates
(A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth and fifteenth of Section 4.01(a)(ii).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Percentage (with respect to each such Group III Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Percentage (with respect to each such Group III Mortgage Loan) of the excess, if any, of
      (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount or Group III-A Optimal Principal Amount.

            (iv) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending prior to the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (v) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-5 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending prior to the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-5 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group III Class B-5 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates
(A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment; provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Percentage (with respect to each such Group III Mortgage Loan) of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Percentage (with respect to each such Group III Mortgage Loan) of the excess, if any, of
      (a) the Final Liquidation Proceeds net of Liquidation Expenses allocable to principal received by a Servicer with respect to each such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date over (b) the amounts distributable to the related Group of Class A Certificates pursuant to clause (a)(iii) of the definition of Group I-A Optimal Principal Amount, Group II-A Optimal Principal Amount or Group III-A Optimal Principal Amount.

            (iv) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Prepayment Percentage (with respect to each such Group III Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (v) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan), Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) or Group III Class B-6 Percentage (with respect to each such Group III Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

            (II) the Group I Class B-6 Prepayment Percentage, Group II Class B-6 Prepayment Percentage or Group III Class B-6 Prepayment Percentage, as applicable, of the Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(ii); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.15.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the least of (a) the aggregate Prepayment Interest Shortfall on the Mortgage Loans for such Distribution Date, (b) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (c) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, at the date of the execution of this instrument, is located at 401 South Tryon Street, Charlotte, North Carolina 28288.

            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first Clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first Clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Group III-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group III-A Certificates pursuant to Paragraph first Clause (C) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(ii) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Curtailment Interest Shortfall: On any Distribution Date with respect to a Mortgage Loan which was the subject of a Curtailment:

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Curtailment is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Curtailment is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Curtailment from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Curtailment is received.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each Rating Agency and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (ix) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Eligible Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Liquidation Proceeds: Liquidation Proceeds received by a Servicer during the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Class A Certificates and Class B Certificates is January 25, 2032, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Adjustment Date.

            Group: The Group I-A Certificates, Group II-A Certificates or Group III-A Certificates.

            Group Subordinate Amount: Any of the Group I Subordinate Amount, Group II Subordinate Amount or Group III Subordinate Amount.

            Group A Principal Balance: Any of the Group I-A Principal Balance, Group II-A Principal Balance or Group III-A Principal Balance.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates, the Interest Accrual Amount (determined without regard to clause (ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, the Group II Subordinate Amount and the Group III Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1 attached hereto.

            Group I Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group I Mortgage Loan which represents the applicable Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group I Mortgage Loans;

            (j) Month End Interest in respect of Group I Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance over (ii) the Group I-A Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, Group II Subordinate Amount and Group III Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by
(ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive certain unscheduled principal distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibit F-2 attached hereto.

            Group II Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section
3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trustee;

                  (c) that portion of each payment of interest on a particular Group II Mortgage Loan which represents the applicable Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) Liquidation Profits in respect of Group II Mortgage Loans;

                  (j) Month End Interest in respect of Group II Mortgage Loans;

                  (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans; and

                  (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance over (ii) the Group II-A Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group III Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group III Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group III Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group III Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group III Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group III Apportioned Interest Percentage: As to any Distribution Date and any Class of Group III-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group III-A Certificates, the Interest Accrual Amount (determined without regard to clause
(ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group III Apportioned Principal Balance of such Class by (b) the Group III Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group III Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group III Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount, Group II Subordinate Amount and Group III Subordinate Amount.

            Group III Class B Percentage: Any one of the Group III Class B-1 Percentage, Group III Class B-2 Percentage, Group III Class B-3 Percentage, Group III Class B-4 Percentage, Group III Class B-5 Percentage or Group III Class B-6 Percentage.

            Group III Class B Prepayment Percentage: Any of the Group III Class B-1 Prepayment Percentage, Group III Class B-2 Prepayment Percentage, Group III Class B-3 Prepayment Percentage, Group III Class B-4 Prepayment Percentage, Group III Class B-5 Prepayment Percentage or Group III Class B-6 Prepayment Percentage.

            Group III Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group III Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), one.

            Group III Class B-2 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-3 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-4 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-5 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group III Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Group III Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the Class B Principal Balance.

            Group III Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group III Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive certain unscheduled principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive certain unscheduled principal distributions in accordance with Section 4.01(d)(i), the Group III Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group III Interest Accrual Amount: As to any Distribution Date, the sum of the Group III-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group III Apportioned Principal Balances of the Class B Certificates.

            Group III Mortgage Loans: Those Mortgage Loans listed on Exhibit F-3 attached hereto.

            Group III Pool Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group III Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group III Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group III-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group III Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group III Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group III Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group III Mortgage Loans made by the Master Servicer or the Trustee pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group III Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group III Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group III Mortgage Loan by the Master Servicer or the Trustee;

            (c) that portion of each payment of interest on a particular Group III Mortgage Loan which represents the applicable Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group III Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group III Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group III Mortgage Loans repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group III Mortgage Loan substituted for a Group III Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group III Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group III Mortgage Loan which represents any unpaid Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) Liquidation Profits in respect of Group III Mortgage Loans;

            (j) Month End Interest in respect of Group III Mortgage Loans;

            (k) all amounts reimbursable to a Servicer for PMI Advances in respect of Group III Mortgage Loans; and

            (l) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group III Mortgage Loans, to the extent not covered by clauses (a) through (k) above, or not required to be deposited in the Certificate Account under this Agreement.

            Group III Subordinate Amount: As to any Distribution Date, the excess of (i) the Group III Pool Balance over (ii) the Group III-A Principal Balance.

            Group III Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group III-A Percentage for such date.

            Group III Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group III-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1 or Class I-A-R Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates, the amount distributable to such Class of Group I-A Certificates pursuant to Paragraphs first Clause (A), second Clause (A) and third Clause (A) of Section 4.01(a)(i).

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (A) of Section 4.01(a)(i).

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the Group I-A Principal Balance.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount, (ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Optimal Principal Amount.

            Group I-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group I-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the lesser of (a) the Group I-A Prepayment Percentage of the sum of all Final Liquidation Proceeds net of Liquidation Expenses allocated to principal, received by a Servicer with respect to such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date and (b) the Group I-A Percentage of the Scheduled Principal Balance of such Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date;

                  (iv) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (v) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Recovery for Loan Group I for such Distribution Date.

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in December 2006, 100%. As to any Distribution Date subsequent to December 2006 to and including the Distribution Date in December 2007, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2007 to and including the Distribution Date in December 2008, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2008 to and including the Distribution Date in December 2009, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2009 to and including the Distribution Date in December 2010, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2010, the Group I-A Percentage as of such Distribution Date.

            No reduction of the level of the Group I-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including January 2007 and December 2007 (2) 35%, if such Distribution Date occurs between and including January 2008 and December 2008, (3) 40%, if such Distribution Date occurs between and including January 2009 and December 2009,
(4) 45%, if such Distribution Date occurs between and including January 2010 and December 2010, and (5) 50%, if such Distribution Date occurs during or after January 2011.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group I-A Prepayment Percentage for the preceding Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in January 2005, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group I-A Prepayment Percentage for such Distribution Date will equal the Group I-A Percentage for such Distribution Date plus 50% of the Group I Subordinated Percentage for such Distribution Date or
(B) on or after the Distribution Date in January 2005, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group I-A Prepayment Percentage for such Distribution Date will equal the Group I-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group I-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group I-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group I-A Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group I-A Principal Balance to zero. In addition, once the Group I-A Principal Balance has been reduced to zero, the Group I-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates.

            Group I-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third Clause (A) of Section 4.01(a)(i).

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II-A Certificate: Any Class II-A Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates, the amount distributable to such Class of Group II-A Certificates pursuant to Paragraphs first Clause (B), second Clause
(B) and third Clause (B) of Section 4.01(a)(i).

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the Group II-A Principal Balance.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount, (ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Optimal Principal Amount.

            Group II-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group II-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the lesser of (a) the Group II-A Prepayment Percentage of the sum of all Final Liquidation Proceeds net of Liquidation Expenses allocated to principal, received by a Servicer with respect to such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date and (b) the Group II-A Percentage of the Scheduled Principal Balance of such Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date;

                  (iv) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (v) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Recovery for Loan Group II for such Distribution Date.

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in December 2006, 100%. As to any Distribution Date subsequent to December 2006 to and including the Distribution Date in December 2007, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2007 to and including the Distribution Date in December 2008, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2008 to and including the Distribution Date in December 2009, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2009 to and including the Distribution Date in December 2010, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2010, the Group II-A Percentage as of such Distribution Date.

            No reduction of the level of the Group II-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including January 2007 and December 2007 (2) 35%, if such Distribution Date occurs between and including January 2008 and December 2008, (3) 40%, if such Distribution Date occurs between and including January 2009 and December 2009,
(4) 45%, if such Distribution Date occurs between and including January 2010 and December 2010, and (5) 50%, if such Distribution Date occurs during or after January 2011.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group II-A Prepayment Percentage for the preceding Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in January 2005, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group II-A Prepayment Percentage for such Distribution Date will equal the Group II-A Percentage for such Distribution Date plus 50% of the Group II Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in January 2005, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group II-A Prepayment Percentage for such Distribution Date will equal the Group II-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group II-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group II-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group II-A Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group II-A Principal Balance to zero. In addition, once the Group II-A Principal Balance has been reduced to zero, the Group I-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A Certificates.

            Group II-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third Clause (B) of Section 4.01(a)(i).

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group III-A Certificate: Any Class III-A Certificate.

            Group III-A Distribution Amount: As to any Distribution Date and any Class of Group III-A Certificates, the amount distributable to such Class of Group III-A Certificates pursuant to Paragraphs first Clause (C), second Clause
(C) and third Clause (C) of Section 4.01(a)(i).

            Group III-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group III-A Certificates with respect to such Distribution Date.

            Group III-A Interest Percentage: As to any Distribution Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group III-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group III-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group III-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (C) of Section 4.01(a)(i).

            Group III-A Loss Denominator: As to any Determination Date, an amount equal to the Group III-A Principal Balance.

            Group III-A Loss Percentage: As to any Determination Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Principal Balance of such Class by the Group III-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group III-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group III-A Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group III-A Interest Accrual Amount, (ii) the Aggregate Group III-A Unpaid Interest Shortfall and (iii) the Group III-A Optimal Principal Amount.

            Group III-A Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group III Mortgage Loan that is an Outstanding Mortgage Loan, of:

                  (i) the Group III-A Percentage of the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan;

                  (ii) the Group III-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries and Final Liquidation Proceeds) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the lesser of (a) the Group III-A Prepayment Percentage of the sum of all Final Liquidation Proceeds net of Liquidation Expenses allocated to principal, received by a Servicer with respect to such Mortgage Loan during the applicable Unscheduled Principal Receipt Period relating to such Distribution Date and (b) the Group III-A Percentage of the Scheduled Principal Balance of such Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date;

                  (iv) the Group III-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (v) the Group III-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such Mortgage Loan; and

      (II) the Group III-A Prepayment Percentage of the Recovery for Loan Group III for such Distribution Date.

            Group III-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group III-A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group III Pool Balance. As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group III-A Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group III-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in December 2006, 100%. As to any Distribution Date subsequent to December 2006 to and including the Distribution Date in December 2007, the Group III-A Percentage as of such Distribution Date plus 70% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2007 to and including the Distribution Date in December 2008, the Group III-A Percentage as of such Distribution Date plus 60% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2008 to and including the Distribution Date in December 2009, the Group III-A Percentage as of such Distribution Date plus 40% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2009 to and including the Distribution Date in December 2010, the Group III-A Percentage as of such Distribution Date plus 20% of the Group III Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2010, the Group III-A Percentage as of such Distribution Date.

            No reduction of the level of the Group III-A Prepayment Percentage shall occur on any Distribution Date unless, as of such Distribution Date, (A) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance; and (B) cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed the following percentages of the Original Subordinated Principal Amount: (1) 30%, if such Distribution Date occurs between and including January 2007 and December 2007 (2) 35%, if such Distribution Date occurs between and including January 2008 and December 2008, (3) 40%, if such Distribution Date occurs between and including January 2009 and December 2009,
(4) 45%, if such Distribution Date occurs between and including January 2010 and December 2010, and (5) 50%, if such Distribution Date occurs during or after January 2011.

            Notwithstanding the foregoing, with respect to any Distribution Date on which the preceding criteria are not met, the reduction of the Group III-A Prepayment Percentage described in the second through sixth sentences of this definition of Group III-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group III-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences of this definition, which was actually used to determine the Group III-A Prepayment Percentage for the preceding Distribution Date (it being understood that for the purposes of the determination of the Group III-A Prepayment Percentage for the current Distribution Date, the current Group III-A Percentage and Group III Subordinated Percentage shall be utilized).

            In addition, if on any Distribution Date, prior to giving effect to any distributions on such Distribution Date, (i) the Aggregate Subordinate Percentage is equal to or greater than twice the Aggregate Subordinate Percentage as of the Cut-Off Date, (ii) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans in all Loan Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) does not exceed 50% of the Class B Principal Balance and (iii)(A) prior to the Distribution Date in January 2005, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 20% of the Original Subordinated Principal Amount, then the Group III-A Prepayment Percentage for such Distribution Date will equal the Group III-A Percentage for such Distribution Date plus 50% of the Group III Subordinated Percentage for such Distribution Date or (B) on or after the Distribution Date in January 2005, cumulative Realized Losses on the Mortgage Loans in all Loan Groups do not exceed 30% of the Original Subordinated Principal Amount, then the Group III-A Prepayment Percentage for such Distribution Date will equal the Group III-A Percentage for such Distribution Date.

            Notwithstanding the foregoing, if on any Distribution Date, the Aggregate Class A Percentage exceeds such percentage as of the Cut-Off Date, then the Group III-A Prepayment Percentage will equal 100%.

            If on any Distribution Date the allocation to the Group III-A Certificates of Unscheduled Principal Receipts and other amounts in the percentage required above would reduce the Group III-A Principal Balance below zero, the Group III-A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Group III-A Principal Balance to zero. In addition, once the Group III-A Principal Balance has been reduced to zero, the Group III-A Prepayment Percentage will be 0%.

            With respect to any Distribution Date on which the Group III-A Prepayment Percentage is reduced below the Group III-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in this definition are met.

            Group III-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class III-A Certificates.

            Group III-A Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group III-A Certificates pursuant to Paragraph third Clause (C) of Section 4.01(a)(i).

            Group III-A Shortfall Percentage: As to any Distribution Date and any Class of Group III-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group III-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Adjustment Date, a rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15
(519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates, (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Group I-A Interest Percentage, Group II-A Interest Percentage or Group III-A Interest Percentage of the interest portion of any Realized Losses allocated to the Group I-A Certificates, the Group II-A Certificates or the Group III-A Certificates, as applicable, on or after the Subordination Depletion Date pursuant to Section 4.02(e) and (B) the Class A Interest Percentage of such Class of the sum of any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class A Certificates with respect to such Distribution Date.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of the sum of any Non-Supported Interest Shortfall and any Relief Act Shortfall allocated to the Class B Certificates with respect to such Distribution Date.

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group III: The Group III Mortgage Loans.

            Loan Group: Any of Loan Group I, Loan Group II or Loan Group III.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            MERS:  As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the unpaid principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such first Adjustment Date, the sum of the Index, as of the Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Lifetime Cap applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of December 21, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is covered by primary mortgage insurance;

           (xii)  the applicable Servicing Fee Rate;

          (xiii)  the Index;

           (xiv)  the Gross Margin;

            (xv)  the Periodic Cap;

           (xvi)  the first Adjustment Date;

          (xvii)  the Rate Ceiling; and

         (xviii) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the applicable Servicing Fee Rate, as set forth in Section 11.19 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date and (ii) Curtailment Interest Shortfalls. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates, Group II-A Certificates and Group III-A Certificates according to the percentage obtained by dividing the Group I-A Principal Balance, Group II-A Principal Balance or Group III-A Principal Balance, as applicable, by the Aggregate Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.06.

            Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.08(a).

            Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.08(b).

            Original Group III Subordinated Principal Balance: The aggregate of the Group III Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.08(c).

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(a).

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(b).

            Original Group III-A Percentage: The Group III-A Percentage as of the Cut-Off Date, as set forth in Section 11.03(c).

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.07.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Cut-Off Date Aggregate Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

            Original Subordinated Principal Amount: The Class B Principal Balance as of the Cut-Off Date.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any Mortgage Loan serviced under an Other Servicing Agreement. As of the Closing Date, there are no Other Servicer Mortgage Loans.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the Unscheduled Principal Receipt Period in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            Pool Balance: Any of the Group I Pool Balance, Group II Pool Balance or Group III Pool Balance.

            Pool Scheduled Principal Balance: The sum of the Group I Pool Balance, Group II Pool Balance and Group III Pool Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class less the sum of all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clauses (A),
(B) and (C) of Section 4.01(a)(i) and (ii) as a result of a Principal Adjustment. After the Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage, Group II-A Loss Percentage or Group III-A Loss Percentage, as applicable, of such Class and the difference, if any, between (i) the Group I-A Principal Balance, Group II-A Principal Balance or Group III-A Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the Group I Adjusted Pool Amount, Group II Adjusted Pool Amount or Group III Adjusted Pool Amount, as applicable, for the preceding Distribution Date for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third Clauses (A), (B) or (C) of Section 4.01(a)(i) or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(ii).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated December 17, 2001 as supplemented by the prospectus supplement dated December 17, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class I-A-R Certificate), Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates are S&P and Moody's. The Rating Agency for the Class I-A-R Certificate is S&P. The Rating Agency for the Class B-4 Certificates and Class B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1 in the case of S&P, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of S&P and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: As to any Distribution Date and each Loan Group, the sum of all amounts received for Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans, as applicable, subsequent to any such Mortgage Loan being determined to be a Liquidated Loan received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date.

            Relief Act Shortfall: Any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Any Relief Act Shortfall will be allocated to (a) the Group I-A Certificates, Group II-A Certificates and Group III-A Certificates according to the percentage obtained by dividing the Group I-A Principal Balance, Group II-A Principal Balance or Group III-A Principal Balance, as applicable, by the Aggregate Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Principal Balance.

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: WFHM, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.19.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.18.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage, Group II-A Percentage and Group III-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full or Curtailment):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, each Class of Certificates will be entitled to a pro rata portion of the Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Mortgage Loans initially by WFHM.

            SECTION 1.02  ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04  BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01  CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and (d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02  ACCEPTANCE BY TRUSTEE.

            The Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection
(b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of the Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04  EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is January 25, 2032 for purposes of Code Section 860G(a)(1).

            SECTION 2.06  OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I, Group II or Group III Mortgage Loan, a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01  CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02  PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (v) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vi) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (vii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (viii) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (ix) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

            (xi) to clear and terminate the Certificate Account pursuant to
      Section 9.01.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03  ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04  TRUSTEE TO COOPERATE;
                          RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05  REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE
                          STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07  AMENDMENTS TO SERVICING AGREEMENTS,
                          MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

              3.08  OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09  TERMINATION AND SUBSTITUTION OF SERVICING
                          AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the WFHM Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10  APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11  ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01  DISTRIBUTIONS.

            (a) On each Distribution Date, the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows:

            (i) with respect to the Group I-A Certificates, Group II-A Certificates and Group III-A Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount, respectively, as follows:

            first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date; or (C) to the Classes of Group III-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group III-A Interest Accrual Amount with respect to such Distribution Date;

            second, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall; or (C) to the Classes of Group III-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group III-A Unpaid Interest Shortfall;

            third, (A) to the Group I-A Certificates in an aggregate amount up to the Group I-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i); (B) to the Group II-A Certificates in an aggregate amount up to the Group II-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with
Section 4.01(b)(ii); or (C) to the Group III-A Certificates in an aggregate amount up to the Group III-A Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(iii);

            (ii) to the Class B Certificates, from the Group I Pool Distribution Amount, Group II Pool Distribution Amount and Group III Pool Distribution Amount, as follows:

            first, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            second, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            third, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount.

            fourth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            fifth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            sixth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount.

            seventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            eighth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            ninth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount.

            tenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            eleventh, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            twelfth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount.

            thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount.

            sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; and

            nineteenth, to the Holder of the Class I-A-R Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class I-A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) (i) On each Distribution Date prior to the Subordination Depletion Date, the Group I-A Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates sequentially to the Class I-A-R and Class I-A-1 Certificates.

            (ii) On each Distribution Date prior to the Subordination Depletion Date, the Group II-A Principal Distribution Amount will be distributed to the Class II-A Certificates.

            (iii) On each Distribution Date prior to the Subordination Depletion Date, the Group III-A Principal Distribution Amount will be distributed to the Class III-A Certificates.

            (iv) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Group I-A Certificates, Group II-A Certificates or Group III-A Certificates have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the preceding six months as a percentage of the Class B Principal Balance is greater than or equal to 100%, the remaining Group or Groups of Class A Certificates will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i), (ii) or (iii) above and until the aggregate Principal Balance of each such Group of Class A Certificates has been reduced to zero, amounts representing Unscheduled Principal Receipts (other than Final Liquidation Proceeds) otherwise distributable (without regard to this Clause (iv)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only from the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Principal Balance, Group II-A Principal Balance or Group III-A Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance, Group II-A Pool Balance or Group III-A Pool Balance, respectively (the Group I-A Certificates, Group II-A Certificates or Group III-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount, Group II Interest Shortfall Amount or Group III Interest Shortfall Amount, as applicable, arising on such Distribution
      Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i), (ii) or (iii) above and until the aggregate Principal Balance of the Class A Certificates of the Undercollateralized Group equals the applicable Pool Balance, all amounts otherwise distributable (without regard to this Clause (iv)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above (such amount, the "Undercollateralized Amount"). If two Groups remain outstanding, the distributions described in this Section 4.01(b)(iv)(X) will be made between such outstanding Groups in proportion to the Group A Principal Balances of such Groups (after distributions pursuant to Section 4.01(a)). If two Groups are Undercollateralized Groups, the distributions described in this Section 4.01(b)(iv)(Y) shall be made to such Groups pro rata in proportion to the amount by which the Group A Principal Balance of each such Group exceeds the Pool Balance of the related Loan Group.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, (I) the Group I-A Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates, (II) the Group II-A Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates and (III) the Group III-A Principal Distribution Amount shall be distributed among the Classes of Group III-A Certificates pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in
Section 4.01(b)(i), (ii) or (iii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds) with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds); or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds); or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds); or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds); or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds).

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates would reduce the Principal Balances of such Classes of Class B Certificates below zero, first the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage and Group III Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage, Group II Class B Percentage and Group III Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage and Group III Subordinated Prepayment Percentage and Group I Subordinated Percentage, Group II Subordinated Percentage and Group III Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage or Group III Subordinated Prepayment Percentage or Group I Subordinated Percentage, Group II Subordinated Percentage or Group III Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds) shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage and Group III Class B Prepayment Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of Unscheduled Principal Receipts (other than Final Liquidation Proceeds) in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage, Group II Subordinated Prepayment Percentage and Group III Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages, Group II Class B Prepayment Percentages and Group III Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive Unscheduled Principal Receipts (other than Final Liquidation Proceeds) for the purpose of applying the definition of its Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage and Group III Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.17, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount, Group II-A Distribution Amount or Group III-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class I-A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02  ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses occurring with respect to Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, to the Group I-A Certificates; (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, to the Group II-A Certificates; and (iii) with respect to such losses occurring with respect to Group III Mortgage Loans, to the Group III-A Certificates.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b)   [Intentionally Left Blank]

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d)   [Intentionally Left Blank]

            (e) With respect to any Distribution Date, the interest portion of Realized Losses occurring with respect to Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans will be allocated after the Subordination Depletion Date among the outstanding Classes of Group I-A, Group II-A and Group III-A Certificates, respectively, based on their Group I-A Interest Percentage, Group II-A Interest Percentage and Group III-A Interest Percentage.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            SECTION 4.03  PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

               (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee or an affiliate of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04  STATEMENTS TO CERTIFICATEHOLDERS;
                          REPORTS TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates, Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates and Current Group III-A Interest Distribution Amount allocated to each Class of Group III-A Certificates, (c) any Group I Interest Shortfall Amounts, Group II Interest Shortfall Amounts or Group III Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfall allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date and (e) the amount of any Relief Act Shortfall allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, Group II-A Principal Balance, Group III-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group III Adjusted Pool Amount, the Group I Pool Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Balance of the Group II Mortgage Loans for such Distribution Date and the Group III Pool Balance of the Group III Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage, Group II-A Percentage and Group III-A Percentage for such Distribution Date;

            (xi) the Group I-A Prepayment Percentage, Group II-A Prepayment Percentage and Group III-A Prepayment Percentage for such Distribution Date;

            (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; and Group III Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

            (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages, Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages and Group III Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate with respect to Group I Mortgage Loans, Group II Mortgage Loans or Group III Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans allocated as of such Distribution Date;

            (xviii) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans allocated as of such Distribution Date;

            (xix) the unpaid principal balance of any Group I Mortgage Loan, Group II Mortgage Loan or Group III Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xx) the amount of the aggregate Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicing Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxi) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group;

            (xxii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

      and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class I-A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount, Group II-A Distribution Amount or Group III-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Paying Agent shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A, which information shall be provided on a timely basis to the Paying Agent by the Master Servicer.

            SECTION 4.05  REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                          SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01  THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-II-A, A-III-A, A-I-A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section
2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

            SECTION 5.02  REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class I-A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code
Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04  PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06  MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07  DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08  NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01  LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Certificates, including, without limitation, any legal action against the Trustee in its capacity as Trustee hereunder, other than any loss, liability or expense (including, without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04  RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05  COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account or Payment Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06  ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
                          SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07  INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER
                          SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01  EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to any Available Master Servicing Compensation less any Compensating Interest payable on the next Distribution Date due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02  OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03  DIRECTIONS BY CERTIFICATEHOLDERS AND
                          DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04  ACTION UPON CERTAIN FAILURES OF THE
                          MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Available Master Servicing Compensation less any Compensating Interest payable by the Master Servicer on the next Distribution Date, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the master servicing compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in
Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06  NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01  DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (ii) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02  CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03  TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee shall be repaid by the Master Servicer upon demand.

            SECTION 8.04  TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE
                          LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05  TRUSTEE MAY OWN CERTIFICATES.

            The Trustee, and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06  THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, from its own funds, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and, except as otherwise agreed by the Master Servicer and the Trustee, the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith. The Trustee shall have no right of reimbursement from the Trust Estate for any such expenses, disbursements and advances not paid or reimbursed to it by the Master Servicer.

            SECTION 8.07  ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

            SECTION 8.08  RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09  SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10  MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

            SECTION 8.11  AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12  SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13  APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14  TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the property of the REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class I-A-1, Class II-A, Class III-A, Class I-A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class I-A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee, respectively, to perform its obligations under this
Section 8.14.

            SECTION 8.15  MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01  TERMINATION UPON PURCHASE BY THE
                          SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.16. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trustee the certification required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Section 4.02(a) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02  ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (ii) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

               (iii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01  AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

            SECTION 10.02  RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04  GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05  NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

            SECTION 10.06  SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07  SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c)   The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08  COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09  RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES


            SECTION 11.01  CUT-OFF DATE.

            The Cut-Off Date for the Certificates is December 1, 2001.

            SECTION 11.02  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $401,417,848.32.

            SECTION 11.03  ORIGINAL GROUP PERCENTAGE.

            SECTION 11.03(A)  ORIGINAL GROUP I-A PERCENTAGE.

            The Original Group I-A Percentage is 96.99991956%.

            SECTION 11.03(B)  ORIGINAL GROUP II-A PERCENTAGE.

            The Original Group II-A Percentage is 96.99995226%.

            SECTION 11.03(C)  ORIGINAL GROUP III-A PERCENTAGE.

            The Original Group III-A Percentage is 96.99995645%.

            SECTION 11.04 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                               Original
                  Class                    Principal Balance
                  -----                    -----------------
              Class I-A-1                  $ 77,923,300.00
              Class II-A                   $194,756,000.00
              Class III-A                  $116,695,700.00
              Class I-A-R                  $        100.00


            SECTION 11.05  [RESERVED].

            SECTION 11.06  ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.

            The Original Aggregate Subordinate Percentage is 96.99994697%.

            SECTION 11.07  ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $12,042,748.32.

            SECTION 11.08  ORIGINAL SUBORDINATED PRINCIPAL BALANCE.

            SECTION 11.08(A)  ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.

            The Original Group I Subordinated Principal Balance is
$2,410,068.68.

            SECTION 11.08(B)  ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.

            The Original Group II Subordinated Principal Balance is
$6,023,480.26.

            SECTION 11.08(C)  ORIGINAL GROUP III SUBORDINATED PRINCIPAL BALANCE.

            The Original Group III Subordinated Principal Balance is $3,609,199.38.

            SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                              Original
                Class                      Principal Balance
                -----                      -----------------
              Class B-1                    $4,214,900.00
              Class B-2                    $3,211,400.00
              Class B-3                    $2,207,800.00
              Class B-4                    $1,003,600.00
              Class B-5                     $ 602,100.00
              Class B-6                     $ 802,948.32


            SECTION 11.10  ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.95004989%.

            SECTION 11.11  ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.15003563%.

            SECTION 11.12  ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.60003518%.

            SECTION 11.13  ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.35002138%.

            SECTION 11.14  ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.20002805%.

            SECTION 11.15  CLOSING DATE.

            The Closing Date is December 21, 2001.

            SECTION 11.16  RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $40,141,784.83 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.17  WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A Certificates (other than the Class I-A-R Certificate) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class I-A-R Certificate is not eligible for wire transfer.

            SECTION 11.18  SINGLE CERTIFICATE.

            A Single Certificate for the Class I-A-1, Class II-A and Class III-A Certificates represent a $25,000 Denomination. A Single Certificate for the Class I-A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.19  SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES CORPORATION
                                         as Seller

                                       By:
                                          ------------------------------------
                                            Name:  Susan M. Hughes
                                            Title: Vice President



                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                            as Master Servicer

                                       By:
                                          ------------------------------------
                                            Name:  William B. Hill, III
                                            Title: Vice President



                                       FIRST UNION NATIONAL BANK
                                         as Trustee

                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:



Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________

STATE OF MARYLAND       )
                     ss.:
COUNTY OF MONTGOMERY    )


            On this 21st day of December, 2001, before me, a notary public in and for the State of Maryland, personally Susan M. Hughes, known to me who, being by me duly sworn, did depose and say that she resides in Potomac, Maryland; that she is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                     ss.:
COUNTY OF FREDERICK     )

            On this 21st day of December, 2001, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill, III known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                           ss.:
COUNTY OF                     )

            On this 21st day of December, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said association.

STATE OF NORTH CAROLINA       )
                           ss.:
COUNTY OF                     )

            On this 21st day of December, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said association.




-------------------------
Notary Public

[NOTARIAL SEAL]

                                  EXHIBIT I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-34, CLASS I-A-1

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date: December 1, 2001

CUSIP No.: 94978E AA 8           First Distribution Date: January 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date: January 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to the first Distribution Date will be 5.898975869% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class I-A-1 Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                  EXHIBIT I-A-R
                    [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-34, CLASS I-A-R


                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AB 6           First Distribution Date:  January 25, 2002

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  _____%    Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to the first Distribution Date will be 5.898975869% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class I-A-R Certificate will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans (based on Scheduled Principal Balances of the Group I Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                  EXHIBIT II-A
                    [FORM OF FACE OF CLASS II-A CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-34, CLASS II-A

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AC 4           First Distribution Date:  January 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   _____%   Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A Certificates required to be distributed to Holders of the Class II-A Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A Certificates applicable to the first Distribution Date will be 6.251121111% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class II-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans (based on Scheduled Principal Balances of the Group II Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                  EXHIBIT III-A
                    [FORM OF FACE OF CLASS III-A CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
   CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
    BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-34, CLASS III-A

                 evidencing an interest in a pool of adjustable
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AD 2           First Distribution Date:  January 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   _____%   Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class III-A Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group III-A Distribution Amount for the Class III-A Certificates required to be distributed to Holders of the Class III-A Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group III-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class III-A Certificates applicable to the first Distribution Date will be 6.201906700% per annum. For each Distribution Date after the initial Distribution Date, the pass-through rate on the Class IIII-A Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans (based on Scheduled Principal Balances of the Group III Mortgage Loans on the first day of the month preceding the month of such Distribution Date). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-34, CLASS B-1

       evidencing an interest in three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AE 0           First Distribution Date:  January 25, 2002

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  _______%  Final Scheduled Maturity Date:  January 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to the first Distribution Date will be 6.165898136% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-34, CLASS B-2

       evidencing an interest in three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AF 7           First Distribution Date:  January 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date: January 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to the first Distribution Date will be 6.165898136% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-34, CLASS B-3

       evidencing an interest in three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AG 5           First Distribution Date:  January 25, 2002

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date: January 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to the first Distribution Date will be 6.165898136% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-34, CLASS B-4

       evidencing an interest in three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AH 3           First Distribution Date:  January 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: January 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to the first Distribution Date will be 6.165898136% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-34, CLASS B-5

       evidencing an interest in three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AJ 9           First Distribution Date:  January 25, 2002

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: January 25, 2032

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to the first Distribution Date will be 6.165898136% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-34, CLASS B-6

       evidencing an interest in three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
      family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  December 1, 2001

CUSIP No.: 94978E AK 6           First Distribution Date:  January 25, 2002

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date: January 25, 2032

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of three pools of adjustable interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans," "Group II Mortgage Loans" and "Group III Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to the first Distribution Date will be 6.165898136% per annum. As to each Distribution Date thereafter, the pass-through rate will be a per annum rate equal to the weighted average of the weighted average Net Mortgage Interest Rate of each Loan Group (weighted on the basis of the Group Subordinate Amount of each Loan Group). The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trustee



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trustee



By:_________________________________
   Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 2001-34 Certificates]

                   WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-34

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
Social Security or other Identifying Number of Assignee:

Dated:



                                        _____________________________________
                                        Signature by or on behalf of assignor



                                         ____________________________________
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to_________________________________________________
for the account of _____________________________________________ account number
_____________, or, if mailed by check, to_____________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT
                               -------------------

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H  T H A T
                           - - - - - - - - - -  - - - -

            WHEREAS, the Seller, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement dated as of December 21, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-34 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:




                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                        ______________________________________
                                                    Notary Public

            [NOTARIAL SEAL]

                                   EXHIBIT F-1

                     [Schedule of Mortgage Loans in Group I]

WFMBS
WFMBS 2001-34 EXHIBIT F-1 Group I Loans
3/1 ARM  LOANS

(i)       (ii)                                     (iii)     (iv)      (v)       (vi)        (vii)       (viii)    (ix)
--------  -------------------------  -----  -----  --------  --------  --------  ----------  ----------  --------  ---------
                                                                       CURRENT
                                                             CURRENT   NET
MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT                 ORIGINAL  SCHEDULED
LOAN                                        ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     GROSS       TERM TO   MATURITY
NUMBER    CITY                       STATE  CODE   TYPE      RATE      RATE      PAYMENT     MARGIN      MATURITY  DATE
--------  -------------------------  -----  -----  --------  --------  --------  ----------  ----------  --------  ---------
4217019   DENVILLE                   NJ     07834  SFD          5.875     5.625  $ 3,325.04       2.750    360      1-Dec-31
4240296   SUNNYVALE                  CA     94087  SFD          6.750     6.500  $ 3,709.98       2.750    360      1-Aug-31
4256002   MILPITAS                   CA     95035  SFD          6.750     6.500  $ 3,242.99       2.750    360      1-Aug-31
4258187   ORINDA                     CA     94563  SFD          6.875     6.625  $ 2,575.16       2.750    360      1-Sep-31
4266899   SAN JOSE                   CA     95129  SFD          6.250     6.000  $ 3,078.59       2.750    360      1-Oct-31
4276091   OLATHE                     KS     66061  SFD          6.000     5.750  $ 2,817.89       2.750    360      1-Nov-31
4325911   SAN JOSE                   CA     95136  SFD          6.500     6.250  $ 2,435.62       2.750    360      1-Nov-31
4327075   LOS ANGELES                CA     90024  SFD          6.500     6.250  $ 6,320.69       2.750    360      1-Nov-31
4327200   FREMONT                    CA     94539  SFD          6.000     5.750  $ 3,747.20       2.750    360      1-Dec-31
4329869   FREMONT                    CA     94539  SFD          6.375     6.125  $ 5,490.06       2.750    360      1-Dec-31
4330377   PHOENIX                    MD     21131  SFD          5.750     5.500  $ 1,969.55       2.750    360      1-Oct-31
4336595   PALO ALTO                  CA     94306  SFD          6.250     6.000  $ 6,032.80       2.750    360      1-Nov-31
4339930   NEWTOWN                    CT     06470  SFD          5.875     5.625  $ 2,406.38       2.750    360      1-Dec-31
4341829   NEW MILFORD                CT     06776  SFD          6.000     5.750  $ 1,945.55       2.750    360      1-Dec-31
4343129   SAN JOSE                   CA     95132  SFD          6.250     6.000  $ 2,844.62       2.750    360      1-Nov-31
4344592   HIGHLANDS RANCH            CO     80126  SFD          4.125     3.875  $ 3,974.13       2.750    360      1-Nov-31
4345330   SAN FRANCISCO              CA     94109  LCO          6.250     6.000  $ 3,177.11       2.750    360      1-Nov-31
4346758   PENNINGTON                 NJ     08534  LCO          5.250     5.000  $ 1,731.16       2.750    360      1-Dec-31
4350007   SAN JOSE                   CA     95124  SFD          6.000     5.750  $ 5,246.07       2.750    360      1-Nov-31
4353118   SAN JOSE                   CA     95120  SFD          5.750     5.500  $ 2,912.03       2.750    360      1-Dec-31
4354472   DANVILLE                   CA     94506  SFD          6.375     6.125  $ 2,932.19       2.750    360      1-Nov-31
4354962   FREMONT                    CA     94539  SFD          6.250     6.000  $ 4,925.74       2.750    360      1-Dec-31
4355104   DANVILLE                   CA     94506  SFD          6.000     5.750  $ 3,297.53       2.750    360      1-Dec-31
4357046   FRISCO                     TX     75034  SFD          5.750     5.500  $ 2,581.73       2.750    360      1-Nov-31
4357057   SAN JOSE                   CA     95148  SFD          6.500     6.250  $ 1,738.19       2.750    360      1-Nov-31
4357882   NOVI                       MI     48374  SFD          6.500     6.250  $ 1,946.77       2.750    360      1-Oct-31
4359091   CUPERTINO                  CA     95014  SFD          6.250     6.000  $ 5,289.01       2.750    360      1-Nov-31
4360683   SAN JOSE                   CA     95132  SFD          6.125     5.875  $ 2,120.57       2.750    360      1-Dec-31
4361830   SUNNYVALE                  CA     94087  SFD          6.125     5.875  $ 3,013.75       2.750    360      1-Dec-31
4364216   SUNFISH LAKE               MN     55077  SFD          5.875     5.625  $ 2,395.73       2.750    360      1-Nov-31
4366426   RIVERSIDE                  CA     92506  SFD          6.250     6.000  $ 3,170.94       2.750    360      1-Dec-31
4367754   SAN JOSE                   CA     95135  SFD          5.750     5.500  $ 2,220.50       2.750    360      1-Dec-31
4368063   PALO ALTO                  CA     94306  SFD          6.125     5.875  $ 2,685.64       2.750    360      1-Nov-31
4368270   NORTHBROOK                 IL     60062  SFD          6.250     6.000  $ 1,957.98       2.750    360      1-Nov-31
4368400   SUNNYVALE                  CA     94087  SFD          6.000     5.750  $ 3,609.30       2.750    360      1-Nov-31
4369473   FOSTER CITY                CA     94404  SFD          6.125     5.875  $ 3,645.67       2.750    360      1-Dec-31
4370138   SAN JOSE                   CA     95129  SFD          5.750     5.500  $ 2,270.10       2.750    360      1-Dec-31
4370563   MENLO PARK                 CA     94025  SFD          6.375     6.125  $ 4,429.48       2.750    360      1-Dec-31
4373480   SCOTTSDALE                 AZ     85255  SFD          6.750     6.500  $ 3,424.60       2.750    360      1-Aug-31
4376783   DANVILLE                   CA     94506  SFD          6.000     5.750  $ 3,046.32       2.750    360      1-Dec-31
4376978   SAN JOSE                   CA     95131  SFD          6.250     6.000  $ 2,114.38       2.750    360      1-Dec-31
4377866   CUPERTINO                  CA     95014  SFD          6.500     6.250  $ 3,267.80       2.750    360      1-Dec-31
4378495   ACTON                      MA     01720  SFD          6.500     6.250  $ 2,174.32       2.750    360      1-Nov-31
4378893   FREMONT                    CA     94555  SFD          6.125     5.875  $ 1,956.51       2.750    360      1-Dec-31
4379264   MERCER ISLAND              WA     98040  SFD          6.000     5.750  $ 1,918.56       2.750    360      1-Nov-31
4381470   MCLEAN                     VA     22101  SFD          6.250     6.000  $ 3,023.18       2.750    360      1-Dec-31
4382295   SAN FRANCISCO              CA     94123  LCO          6.250     6.000  $ 2,001.09       2.750    360      1-Dec-31
4384341   FREMONT                    CA     94539  SFD          6.250     6.000  $ 2,148.86       2.750    360      1-Dec-31
4385686   FREMONT                    CA     94539  SFD          6.250     6.000  $ 3,386.45       2.750    360      1-Nov-31
4386301   SOUTH ORANGE               NJ     07079  SFD          5.875     5.625  $ 2,514.04       2.750    360      1-Dec-31
4387258   SAN JOSE                   CA     95120  SFD          6.375     6.125  $ 2,528.55       2.750    360      1-Dec-31
4388386   SARATOGA                   CA     95070  SFD          6.250     6.000  $ 4,771.81       2.750    360      1-Dec-31
4388610   ALAMO                      CA     94507  SFD          6.000     5.750  $ 2,697.98       2.750    360      1-Dec-31
4388614   ROCKVILLE                  MD     20853  SFD          6.500     6.250  $ 3,910.92       2.750    360      1-Aug-31
4388782   SOUTH LAKE TAHOE           CA     96150  SFD          6.125     5.875  $ 2,916.54       2.750    360      1-Nov-31
4388902   SAN JOSE                   CA     95129  SFD          6.125     5.875  $ 2,825.39       2.750    360      1-Dec-31
4388978   NANTUCKET                  MA     02554  SFD          5.750     5.500  $ 4,254.25       2.750    360      1-Dec-31
4389683   FRISCO                     TX     75034  SFD          6.125     5.875  $ 3,001.60       2.750    360      1-Dec-31
4390803   AUSTIN                     TX     78703  SFD          6.375     6.125  $ 2,969.63       2.750    360      1-Dec-31
4391310   PETALUMA                   CA     94954  SFD          6.125     5.875  $ 1,950.43       2.750    360      1-Dec-31
4392651   PLEASANTON                 CA     94588  SFD          6.125     5.875  $ 2,977.30       2.750    360      1-Nov-31
4392713   SUWANEE                    GA     30024  SFD          5.875     5.625  $ 2,366.15       2.750    360      1-Nov-31
4393797   BOWLING GREEN              KY     42104  SFD          6.375     6.125  $ 2,141.75       2.750    360      1-Dec-31
4393979   SAN JOSE                   CA     95131  SFD          5.750     5.500  $ 2,684.44       2.750    360      1-Dec-31
4394064   SAN JOSE                   CA     95125  SFD          6.000     5.750  $ 3,207.60       2.750    360      1-Dec-31
4394072   SAN FRANCISCO              CA     94116  SFD          6.250     6.000  $ 3,152.48       2.750    360      1-Dec-31
4396095   LEESBURG                   VA     20175  SFD          5.500     5.250  $ 2,674.29       2.750    360      1-Nov-31
4396993   CALSBAD                    CA     92008  SFD          5.750     5.500  $ 3,209.66       2.750    360      1-Nov-31
4397029   BROOKLINE                  MA     02446  SFD          6.125     5.875  $ 1,926.13       2.750    360      1-Dec-31
4398199   LOS ALTOS                  CA     94024  SFD          6.000     5.750  $ 5,120.17       2.750    360      1-Nov-31
4398710   TRABUCO CANYON             CA     92679  SFD          6.000     5.750  $ 3,063.71       2.750    360      1-Dec-31
4399677   MOUNTAIN VIEW              CA     94040  SFD          6.000     5.750  $ 3,297.53       2.750    360      1-Dec-31
4400599   SUNNYVALE                  CA     94087  SFD          6.125     5.875  $ 3,736.81       2.750    360      1-Dec-31
4400761   ST LOUIS                   MO     63131  SFD          6.125     5.875  $ 3,645.66       2.750    360      1-Nov-31
4401405   WAKEFIELD                  MA     01880  SFD          5.750     5.500  $ 2,264.27       2.750    360      1-Dec-31
4402808   APTOS                      CA     95003  SFD          6.375     6.125  $ 2,289.61       2.750    360      1-Dec-31
4404322   DAWSONVILLE                GA     30534  SFD          5.875     5.625  $ 2,360.24       2.750    360      1-Dec-31
4404955   WEST HOLLYWOOD             CA     90048  SFD          6.000     5.750  $ 2,832.88       2.750    360      1-Dec-31
4405682   PALO ALTO                  CA     94303  PUD          5.750     5.500  $ 2,338.96       2.750    360      1-Dec-31
4405691   CUPERTINO                  CA     95014  SFD          5.750     5.500  $ 2,100.87       2.750    360      1-Dec-31
4406105   SUNNYVALE                  CA     94087  SFD          6.250     6.000  $ 4,002.17       2.750    360      1-Dec-31
4407279   LAGUNA HILLS               CA     92653  SFD          6.250     6.000  $ 3,097.06       2.750    360      1-Dec-31
4408002   CAMPBELL                   CA     95008  SFD          6.125     5.875  $ 2,843.62       2.750    360      1-Dec-31
4410461   MILPITAS                   CA     95035  SFD          6.375     6.125  $ 3,431.29       2.750    360      1-Dec-31
4410505   TIBURON                    CA     94920  SFD          6.125     5.875  $ 5,468.50       2.750    360      1-Dec-31
4410542   LOS ALTOS                  CA     94022  SFD          5.875     5.625  $ 3,150.54       2.750    360      1-Dec-31
4411177   SAN JOSE                   CA     95125  SFD          5.875     5.625  $ 2,212.36       2.750    360      1-Dec-31
4411488   ACTON                      MA     01720  SFD          5.875     5.625  $ 2,741.78       2.750    360      1-Dec-31
4411799   ALAMO                      CA     94507  SFD          6.250     6.000  $ 3,097.06       2.750    360      1-Dec-31
4412842   BOISE                      ID     83702  SFD          6.000     5.750  $ 1,846.62       2.750    360      1-Oct-31
4413991   SAN JOSE                   CA     95129  SFD          6.000     5.750  $ 2,506.13       2.750    360      1-Dec-31
4415548   SAN JOSE                   CA     95136  SFD          6.000     5.750  $ 2,248.32       2.750    360      1-Dec-31
4415945   PARKER                     CO     80138  SFD          6.125     5.875  $ 2,098.69       2.750    360      1-Nov-31
4417533   SAN JOSE                   CA     95131  SFD          6.125     5.875  $ 2,400.67       2.750    360      1-Dec-31
4417710   CLARENDON HILLS            IL     60514  SFD          4.625     4.375  $ 3,084.84       2.750    360      1-Dec-31
4418780   SAN JOSE                   CA     95148  SFD          6.125     5.875  $ 2,023.35       2.750    360      1-Dec-31
4419366   FELTON                     CA     95018  SFD          5.875     5.625  $ 1,916.59       2.750    360      1-Nov-31
4421259   SUNNYVALE                  CA     94087  SFD          5.500     5.250  $ 2,827.59       2.750    360      1-Dec-31
4422244   FREMONT                    CA     94539  SFD          5.750     5.500  $ 5,835.73       2.750    360      1-Dec-31
4426799   MOUNTAIN VIEW              CA     94043  SFD          5.625     5.375  $ 2,022.86       2.750    360      1-Dec-31
4427843   PLAYA DEL REY              CA     90293  SFD          6.000     5.750  $ 3,267.56       2.750    360      1-Dec-31
4430482   PALO ALTO                  CA     94301  SFD          5.750     5.500  $ 1,914.12       2.750    360      1-Dec-31
4430725   MARCO ISLAND               FL     34145  HCO          5.875     5.625  $ 2,147.29       2.750    360      1-Dec-31
4430980   SAN JOSE                   CA     95135  SFD          6.125     5.875  $ 2,429.84       2.750    360      1-Dec-31
4440696   CUPERTINO                  CA     95014  SFD          5.875     5.625  $ 2,354.33       2.750    360      1-Dec-31
4599742   CHICAGO                    IL     60622  SFD          6.250     6.000  $ 2,800.28       2.750    360      1-Nov-31
4612743   CHICAGO                    IL     60657  SFD          6.250     6.000  $ 4,002.16       2.750    360      1-Nov-31
4615042   IRVING                     TX     75062  SFD          6.375     6.125  $ 2,470.52       2.750    360      1-Nov-31
5088802   AUSTIN                     TX     78730  SFD          6.125     5.875  $ 3,908.15       2.750    360      1-Nov-31
6017039   HIGHLAND PARK              IL     60035  SFD          6.375     6.125  $ 2,932.19       2.750    360      1-Jun-31
6028008   WEST HOLLYWOOD             CA     90069  SFD          6.500     6.250  $ 2,796.91       2.750    360      1-Jul-31
6031064   CASTRO VALLEY              CA     94546  SFD          6.875     6.625  $ 2,029.91       2.750    360      1-Aug-31
6034986   SAN FRANCISCO              CA     94117  SFD          6.750     6.500  $ 4,053.74       2.750    360      1-Aug-31
6036794   OAKLAND                    CA     94618  SFD          6.875     6.625  $ 2,498.96       2.750    360      1-Aug-31
6041717   PLEASANTON                 CA     94588  SFD          6.875     6.625  $ 2,069.33       2.750    360      1-Aug-31
8185601   CASTLE ROCK                CO     80104  SFD          6.625     6.375  $ 2,721.32       2.750    360      1-Oct-31
8365290   OMAHA                      NE     68007  SFD          6.125     5.875  $ 2,597.53       2.750    360      1-Nov-31
8497445   CANTON                     GA     30114  SFD          6.000     5.750  $ 3,071.50       2.750    360      1-Oct-31
8584407   OXNARD                     CA     93030  SFD          6.375     6.125  $ 1,907.17       2.750    360      1-Oct-31
8827881   CHANDLER                   AZ     85225  SFD          6.750     6.500  $ 2,257.12       2.750    360      1-Aug-31
8868434   CENTREVILLE                VA     20120  SFD          6.750     6.500  $ 2,441.02       2.750    360      1-Sep-31
8905328   CLEARWATER                 FL     33767  SFD          7.000     6.750  $ 3,078.39       2.750    360      1-Sep-31
8916332   CHERRY HILLS VILL          CO     80110  SFD          6.125     5.875  $ 3,038.05       2.750    360      1-Oct-31
9165991   SUNNYVALE                  CA     94087  SFD          6.500     6.250  $ 2,578.84       2.750    360      1-Nov-31
9199233   PLEASANTON                 CA     94566  SFD          5.625     5.375  $ 3,511.51       2.750    360      1-Nov-31
9245671   PORTLAND                   OR     97210  LCO          6.250     6.000  $ 2,906.19       2.750    360      1-Oct-31
9246886   SAN DIEGO                  CA     92131  SFD          5.750     5.500  $ 2,874.39       2.750    360      1-Dec-31
9262593   LAGUNA NIGUEL              CA     92677  SFD          6.375     6.125  $ 2,838.61       2.750    360      1-Nov-31
9273038   SUNNYVALE                  CA     94087  SFD          6.500     6.250  $ 4,108.45       2.750    360      1-Nov-31
9273418   LAKE ARROWHEAD             CA     92352  SFD          6.000     5.750  $ 1,648.77       2.750    360      1-Nov-31
9279332   LOS ANGELES                CA     91304  SFD          6.250     6.000  $ 2,401.30       2.750    360      1-Nov-31
9291097   SAN FRANCISCO              CA     94131  MF2          6.250     6.000  $ 3,294.09       2.750    360      1-Nov-31
9311176   SAN JOSE                   CA     95135  SFD          6.000     5.750  $ 3,177.62       2.750    360      1-Nov-31
9313915   LOS GATOS                  CA     95032  SFD          5.875     5.625  $ 3,845.00       2.750    360      1-Nov-31
9328563   ROSS                       CA     94957  SFD          6.375     6.125  $ 3,930.38       2.750    360      1-Nov-31
9334729   LOS GATOS                  CA     95033  SFD          6.625     6.375  $ 3,572.94       2.750    360      1-Oct-31
9334778   PALO ALTO                  CA     94306  LCO          6.500     6.250  $ 2,414.50       2.750    360      1-Nov-31
9335794   SAN JOSE                   CA     95118  SFD          6.500     6.250  $ 1,997.34       2.750    360      1-Oct-31
9336361   PALO ALTO                  CA     94301  SFD          6.125     5.875  $ 3,949.47       2.750    360      1-Nov-31
9336650   SAN JOSE                   CA     95112  SFD          6.500     6.250  $ 1,972.06       2.750    360      1-Nov-31
9338166   MARTINEZ                   CA     94553  SFD          6.500     6.250  $ 2,346.56       2.750    360      1-Nov-31
9339335   HERMOSA BEACH              CA     90254  SFD          6.250     6.000  $ 2,937.59       2.750    360      1-Nov-31
9339436   RANCHO PALOS VERDES        CA     90275  SFD          6.500     6.250  $ 2,180.64       2.750    360      1-Nov-31
9339446   SAN JUAN CAPISTRA          CA     92675  SFD          6.000     5.750  $ 2,521.11       2.750    360      1-Nov-31
9339528   SAN DIEGO                  CA     92131  SFD          6.500     6.250  $ 4,740.51       2.750    360      1-Nov-31
9339531   CARLSBAD                   CA     92008  SFD          6.500     6.250  $ 2,288.09       2.750    360      1-Nov-31
9339533   REDONDO BEACH AREA         CA     90277  SFD          6.500     6.250  $ 3,033.93       2.750    360      1-Nov-31
9339584   EVERGREEN                  CO     80439  SFD          6.250     6.000  $ 2,955.45       2.750    360      1-Nov-31
9339586   RANCHO PALOS VERDES        CA     90275  SFD          6.375     6.125  $ 2,807.42       2.750    360      1-Nov-31
9339840   IRVINE                     CA     92612  SFD          6.500     6.250  $ 3,160.34       2.750    360      1-Nov-31
9339982   PALO ALTO                  CA     94306  SFD          6.000     5.750  $ 2,997.76       2.750    360      1-Nov-31
9340325   FREMONT                    CA     94539  SFD          6.500     6.250  $ 2,623.09       2.750    360      1-Nov-31
9342103   MILLBRAE                   CA     94030  SFD          6.500     6.250  $ 4,108.45       2.750    360      1-Nov-31
9342369   PARKER                     CO     80138  SFD          6.500     6.250  $ 2,594.01       2.750    360      1-Nov-31
9343200   SAN RAMON                  CA     94583  SFD          6.500     6.250  $ 5,245.54       2.750    360      1-Nov-31
9343221   LOS ALTOS                  CA     94022  SFD          6.250     6.000  $ 3,638.89       2.750    360      1-Nov-31
9343301   ALAMO                      CA     94507  SFD          6.250     6.000  $ 3,694.31       2.750    360      1-Nov-31
9350976   ELBURN                     IL     60119  SFD          6.500     6.250  $ 2,218.56       2.750    360      1-Dec-31
9351248   GILROY                     CA     95020  SFD          6.125     5.875  $ 3,706.43       2.750    360      1-Nov-31
9355640   LAGUNA NIGUEL              CA     92677  SFD          6.000     5.750  $ 1,978.52       2.750    360      1-Dec-31
9356271   HUNTINGTON BEACH           CA     92646  SFD          6.250     6.000  $ 2,268.92       2.750    360      1-Dec-31
9436275   PARKER                     CO     80138  SFD          5.500     5.250  $ 2,021.33       2.750    360      1-Dec-31
9444414   COTO DE CAZA AREA          CA     92679  SFD          6.125     5.875  $ 2,454.75       2.750    360      1-Dec-31
9446163   SCOTTSDALE                 AZ     85259  SFD          6.000     5.750  $ 2,997.76       2.750    360      1-Dec-31
9459440   LAKE ELMO                  MN     55042  SFD          5.875     5.625  $ 2,366.15       2.750    360      1-Nov-31


COUNT:               165
WAC:         6.148975869
WAM:          359.151178
WALTV:       63.82115487


WFMBS
WFMBS 2001-34 EXHIBIT F-1 Group I Loans (continued)
3/1 ARM  LOANS

(i)       (x)             (xi)    (xii)       (xiii)  (xiv)           (xv)        (xvi)    (xvii)
--------  --------------  ------  ----------  ------  -----------  ----------  ----------  -------

          CUT-OFF
MORTGAGE  DATE                    NEXT                              MORTGAGE
LOAN      PRINCIPAL               ADJUSTMENT  LIFE    CONVERTIBLE  INSURANCE               SERVICE
NUMBER    BALANCE         LTV     DATE        CAP     LOANS           CODE        INDEX    FEE
--------  --------------  ------  ----------  ------  -----------  ----------  ----------  -------
4217019   $   562,100.00  70.00     1-Dec-04  11.88   N                            1CM     0.250
4240296   $   570,013.35  65.00     1-Aug-04  12.75   N                            1CM     0.250
4256002   $   498,263.42  65.79     1-Aug-04  12.75   N                            1CM     0.250
4258187   $   391,006.33  53.70     1-Sep-04  12.88   N                            1CM     0.250
4266899   $   499,048.69  80.00     1-Oct-04  12.25   N                            1CM     0.250
4276091   $   469,532.11  47.00     1-Nov-04  12.00   N                            1CM     0.250
4325911   $   384,327.14  68.20     1-Nov-04  12.50   N                            1CM     0.250
4327075   $   999,095.98  63.49     1-Nov-04  12.50   N                            1CM     0.250
4327200   $   625,000.00  65.79     1-Dec-04  12.00   N                            1CM     0.250
4329869   $   880,000.00  64.47     1-Dec-04  12.38   N                            1CM     0.250
4330377   $   336,793.58  75.00     1-Oct-04  11.75   N                            1CM     0.250
4336595   $   978,870.32  69.99     1-Nov-04  12.25   N                            1CM     0.250
4339930   $   406,800.00  90.00     1-Dec-04  11.88   N                 24         1CM     0.250
4341829   $   324,500.00  75.47     1-Dec-04  12.00   N                            1CM     0.250
4343129   $   461,561.63  44.00     1-Nov-04  12.25   N                            1CM     0.250
4344592   $   818,844.62  80.00     1-Nov-04  10.13   N                            1CM     0.250
4345330   $   515,510.39  80.00     1-Nov-04  12.25   N                            1CM     0.250
4346758   $   313,500.00  95.00     1-Dec-04  11.25   N                 01         1CM     0.250
4350007   $   874,128.93  60.55     1-Nov-04  12.00   N                            1CM     0.250
4353118   $   499,000.00  69.31     1-Dec-04  11.75   N                            1CM     0.250
4354472   $   469,564.69  49.47     1-Nov-04  12.38   N                            1CM     0.250
4354962   $   800,000.00  53.33     1-Dec-04  12.25   N                            1CM     0.250
4355104   $   550,000.00  51.89     1-Dec-04  12.00   N                            1CM     0.250
4357046   $   441,938.11  70.00     1-Nov-04  11.75   N                            1CM     0.250
4357057   $   274,751.39  57.89     1-Nov-04  12.50   N                            1CM     0.250
4357882   $   307,441.62  77.97     1-Oct-04  12.50   N                            1CM     0.250
4359091   $   858,184.95  66.08     1-Nov-04  12.25   N                            1CM     0.250
4360683   $   349,000.00  56.29     1-Dec-04  12.13   N                            1CM     0.250
4361830   $   496,000.00  80.00     1-Dec-04  12.13   N                            1CM     0.250
4364216   $   404,587.08  75.00     1-Nov-04  11.88   N                            1CM     0.250
4366426   $   515,000.00  54.79     1-Dec-04  12.25   N                            1CM     0.250
4367754   $   380,500.00  74.61     1-Dec-04  11.75   N                            1CM     0.250
4368063   $   441,570.40  47.02     1-Nov-04  12.13   N                            1CM     0.250
4368270   $   317,698.27  55.79     1-Nov-04  12.25   N                            1CM     0.250
4368400   $   601,400.70  61.43     1-Nov-04  12.00   N                            1CM     0.250
4369473   $   600,000.00  76.43     1-Dec-04  12.13   N                            1CM     0.250
4370138   $   389,000.00  67.07     1-Dec-04  11.75   N                            1CM     0.250
4370563   $   710,000.00  69.61     1-Dec-04  12.38   N                            1CM     0.250
4373480   $   526,166.20  75.43     1-Aug-04  12.75   N                            1CM     0.250
4376783   $   508,100.00  72.59     1-Dec-04  12.00   N                            1CM     0.250
4376978   $   343,400.00  78.94     1-Dec-04  12.25   N                            1CM     0.250
4377866   $   517,000.00  53.03     1-Dec-04  12.50   N                            1CM     0.250
4378495   $   343,689.01  79.63     1-Nov-04  12.50   N                            1CM     0.250
4378893   $   322,000.00  33.16     1-Dec-04  12.13   N                            1CM     0.250
4379264   $   319,681.44  80.00     1-Nov-04  12.00   N                            1CM     0.250
4381470   $   491,000.00  66.17     1-Dec-04  12.25   N                            1CM     0.250
4382295   $   325,000.00  40.63     1-Dec-04  12.25   N                            1CM     0.250
4384341   $   349,000.00  65.85     1-Dec-04  12.25   N                            1CM     0.250
4385686   $   549,478.13  49.50     1-Nov-04  12.25   N                            1CM     0.250
4386301   $   425,000.00  59.03     1-Dec-04  11.88   N                            1CM     0.250
4387258   $   405,300.00  39.74     1-Dec-04  12.38   N                            1CM     0.250
4388386   $   775,000.00  63.52     1-Dec-04  12.25   N                            1CM     0.250
4388610   $   450,000.00  25.71     1-Dec-04  12.00   N                            1CM     0.250
4388614   $   616,494.32  75.00     1-Aug-04  12.50   N                            1CM     0.250
4388782   $   479,533.46  60.38     1-Nov-04  12.13   N                            1CM     0.250
4388902   $   465,000.00  66.91     1-Dec-04  12.13   N                            1CM     0.250
4388978   $   729,000.00  59.51     1-Dec-04  11.75   N                            1CM     0.250
4389683   $   494,000.00  66.85     1-Dec-04  12.13   N                            1CM     0.250
4390803   $   476,000.00  80.00     1-Dec-04  12.38   N                            1CM     0.250
4391310   $   321,000.00  61.14     1-Dec-04  12.13   N                            1CM     0.250
4392651   $   489,523.74  79.03     1-Nov-04  12.13   N                            1CM     0.250
4392713   $   399,592.19  93.02     1-Nov-04  11.88   N                 13         1CM     0.250
4393797   $   343,300.00  91.55     1-Dec-04  12.38   N                 13         1CM     0.250
4393979   $   460,000.00  59.74     1-Dec-04  11.75   N                            1CM     0.250
4394064   $   535,000.00  56.91     1-Dec-04  12.00   N                            1CM     0.250
4394072   $   512,000.00  80.00     1-Dec-04  12.25   N                            1CM     0.250
4396095   $   470,484.46  75.00     1-Nov-04  11.50   N                            1CM     0.250
4396993   $   549,425.76  65.87     1-Nov-04  11.75   N                            1CM     0.250
4397029   $   317,000.00  37.74     1-Dec-04  12.13   N                            1CM     0.250
4398199   $   853,149.83  68.32     1-Nov-04  12.00   N                            1CM     0.250
4398710   $   511,000.00  47.53     1-Dec-04  12.00   N                            1CM     0.250
4399677   $   550,000.00  55.00     1-Dec-04  12.00   N                            1CM     0.250
4400599   $   615,000.00  78.85     1-Dec-04  12.13   N                            1CM     0.250
4400761   $   599,416.84  64.37     1-Nov-04  12.13   N                            1CM     0.250
4401405   $   388,000.00  56.07     1-Dec-04  11.75   N                            1CM     0.250
4402808   $   367,000.00  59.67     1-Dec-04  12.38   N                            1CM     0.250
4404322   $   399,000.00  95.00     1-Dec-04  11.88   N                 12         1CM     0.250
4404955   $   472,500.00  70.00     1-Dec-04  12.00   N                            1CM     0.250
4405682   $   400,800.00  61.66     1-Dec-04  11.75   N                            1CM     0.250
4405691   $   360,000.00  56.25     1-Dec-04  11.75   N                            1CM     0.250
4406105   $   650,000.00  78.79     1-Dec-04  12.25   N                            1CM     0.250
4407279   $   503,000.00  67.97     1-Dec-04  12.25   N                            1CM     0.250
4408002   $   468,000.00  80.00     1-Dec-04  12.13   N                            1CM     0.250
4410461   $   550,000.00  61.11     1-Dec-04  12.38   N                            1CM     0.250
4410505   $   900,000.00  47.37     1-Dec-04  12.13   N                            1CM     0.250
4410542   $   532,600.00  44.38     1-Dec-04  11.88   N                            1CM     0.250
4411177   $   374,000.00  55.41     1-Dec-04  11.88   N                            1CM     0.250
4411488   $   463,500.00  90.00     1-Dec-04  11.88   N                 01         1CM     0.250
4411799   $   503,000.00  42.81     1-Dec-04  12.25   N                            1CM     0.250
4412842   $   307,385.23  56.51     1-Oct-04  12.00   N                            1CM     0.250
4413991   $   418,000.00  61.93     1-Dec-04  12.00   N                            1CM     0.250
4415548   $   375,000.00  69.44     1-Dec-04  12.00   N                            1CM     0.250
4415945   $   345,064.29  80.00     1-Nov-04  12.13   N                            1CM     0.250
4417533   $   395,100.00  55.65     1-Dec-04  12.13   N                            1CM     0.250
4417710   $   600,000.00  80.00     1-Dec-04  10.63   N                            1CM     0.250
4418780   $   333,000.00  44.40     1-Dec-04  12.13   N                            1CM     0.250
4419366   $   323,669.66  80.00     1-Nov-04  11.88   N                            1CM     0.250
4421259   $   498,000.00  60.36     1-Dec-04  11.50   N                            1CM     0.250
4422244   $ 1,000,000.00  33.33     1-Dec-04  11.75   N                            1CM     0.250
4426799   $   351,400.00  54.06     1-Dec-04  11.63   N                            1CM     0.250
4427843   $   545,000.00  64.96     1-Dec-04  12.00   N                            1CM     0.250
4430482   $   328,000.00  20.22     1-Dec-04  11.75   N                            1CM     0.250
4430725   $   363,000.00  48.40     1-Dec-04  11.88   N                            1CM     0.250
4430980   $   399,900.00  78.41     1-Dec-04  12.13   N                            1CM     0.250
4440696   $   398,000.00  64.19     1-Dec-04  11.88   N                            1CM     0.250
4599742   $   454,368.47  50.53     1-Nov-04  12.25   N                            1CM     0.250
4612743   $   649,382.25  78.79     1-Nov-04  12.25   N                            1CM     0.250
4615042   $   395,633.23  80.00     1-Nov-04  12.38   N                            1CM     0.250
5088802   $   642,574.85  67.00     1-Nov-04  12.13   N                            1CM     0.250
6017039   $   467,353.18  71.43     1-Jun-04  12.38   N                            1CM     0.250
6028008   $   440,478.05  66.29     1-Jul-04  12.50   N                            1CM     0.250
6031064   $   307,952.62  64.38     1-Aug-04  12.88   N                            1CM     0.250
6034986   $   622,688.97  62.50     1-Aug-04  12.75   N                            1CM     0.250
6036794   $   379,110.63  29.26     1-Aug-04  12.88   N                            1CM     0.250
6041717   $   313,932.30  70.00     1-Aug-04  12.88   N                            1CM     0.250
8185601   $   424,247.99  59.03     1-Oct-04  12.63   N                            1CM     0.250
8365290   $   427,084.50  88.51     1-Nov-04  12.13   N                 06         1CM     0.250
8497445   $   511,277.45  80.00     1-Oct-04  12.00   N                            1CM     0.250
8584407   $   305,132.22  90.00     1-Oct-04  12.38   N                 16         1CM     0.250
8827881   $   346,791.37  77.33     1-Aug-04  12.75   N                            1CM     0.250
8868434   $   375,375.42  80.00     1-Sep-04  12.75   N                            1CM     0.250
8905328   $   461,560.51  55.08     1-Sep-04  13.00   N                            1CM     0.250
8916332   $   499,025.58  45.45     1-Oct-04  12.13   N                            1CM     0.250
9165991   $   407,631.16  47.06     1-Nov-04  12.50   N                            1CM     0.250
9199233   $   609,347.87  58.10     1-Nov-04  11.63   N                            1CM     0.250
9245671   $   471,101.95  69.93     1-Oct-04  12.25   N                            1CM     0.250
9246886   $   492,550.00  69.99     1-Dec-04  11.75   N                            1CM     0.250
9262593   $   454,578.58  62.33     1-Nov-04  12.38   N                            1CM     0.250
9273038   $   649,412.38  73.45     1-Nov-04  12.50   N                            1CM     0.250
9273418   $   274,726.23  68.75     1-Nov-04  12.00   N                            1CM     0.250
9279332   $   389,629.95  57.78     1-Nov-04  12.25   N                            1CM     0.250
9291097   $   534,492.36  59.44     1-Nov-04  12.25   N                            1CM     0.250
9311176   $   529,472.38  66.25     1-Nov-04  12.00   N                            1CM     0.250
9313915   $   649,337.29  57.52     1-Nov-04  11.88   N                            1CM     0.250
9328563   $   629,416.50  16.58     1-Nov-04  12.38   N                            1CM     0.250
9334729   $   557,012.65  62.00     1-Oct-04  12.63   N                            1CM     0.250
9334778   $   381,654.67  74.90     1-Nov-04  12.50   N                            1CM     0.250
9335794   $   315,427.11  60.19     1-Oct-04  12.50   N                            1CM     0.250
9336361   $   649,368.24  54.85     1-Nov-04  12.13   N                            1CM     0.250
9336650   $   311,677.90  80.00     1-Nov-04  12.50   N                            1CM     0.250
9338166   $   370,914.38  75.00     1-Nov-04  12.50   N                            1CM     0.250
9339335   $   476,647.31  68.16     1-Nov-04  12.25   N                            1CM     0.250
9339436   $   344,688.11  71.88     1-Nov-04  12.50   N                            1CM     0.250
9339446   $   420,081.39  50.66     1-Nov-04  12.00   N                            1CM     0.250
9339528   $   747,140.46  63.83     1-Nov-04  12.50   N                            1CM     0.250
9339531   $   361,672.74  48.27     1-Nov-04  12.50   N                            1CM     0.250
9339533   $   479,566.07  78.69     1-Nov-04  12.50   N                            1CM     0.250
9339584   $   479,544.55  64.00     1-Nov-04  12.25   N                            1CM     0.250
9339586   $   449,583.21  66.67     1-Nov-04  12.38   N                            1CM     0.250
9339840   $   499,547.99  67.57     1-Nov-04  12.50   N                            1CM     0.250
9339982   $   499,502.24  41.67     1-Nov-04  12.00   N                            1CM     0.250
9340325   $   414,624.83  78.30     1-Nov-04  12.50   N                            1CM     0.250
9342103   $   649,412.38  74.71     1-Nov-04  12.50   N                            1CM     0.250
9342369   $   410,028.99  78.77     1-Nov-04  12.50   N                            1CM     0.250
9343200   $   829,149.75  67.24     1-Nov-04  12.50   N                            1CM     0.250
9343221   $   590,439.23  32.83     1-Nov-04  12.25   N                            1CM     0.250
9343301   $   599,430.69  50.00     1-Nov-04  12.25   N                            1CM     0.250
9350976   $   351,000.00  68.82     1-Dec-04  12.50   N                            1CM     0.250
9351248   $   609,407.11  67.78     1-Nov-04  12.13   N                            1CM     0.250
9355640   $   330,000.00  56.31     1-Dec-04  12.00   N                            1CM     0.250
9356271   $   368,500.00  69.92     1-Dec-04  12.25   N                            1CM     0.250
9436275   $   356,000.00  59.33     1-Dec-04  11.50   N                            1CM     0.250
9444414   $   404,000.00  50.50     1-Dec-04  12.13   N                            1CM     0.250
9446163   $   500,000.00  71.74     1-Dec-04  12.00   N                            1CM     0.250
9459440   $   399,592.18  54.05     1-Nov-04  11.88   N                            1CM     0.250

          $80,333,468.68




                                   EXHIBIT F-2

                    [Schedule of Mortgage Loans in Group II]

WFMBS
WFMBS 2001-34 EXHIBIT F-2 Group II Loans
5/1 ARM LOANS

(i)       (ii)                                     (iii)     (iv)      (v)       (vi)        (vii)       (viii)    (ix)
--------  -------------------------  -----  -----  --------  --------  --------  ----------  ----------  --------  ---------
                                                                       CURRENT
                                                             CURRENT   NET
MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT                 ORIGINAL  SCHEDULED
LOAN                                        ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     GROSS       TERM TO   MATURITY
NUMBER    CITY                       STATE  CODE   TYPE      RATE      RATE      PAYMENT     MARGIN      MATURITY  DATE
--------  -------------------------  -----  -----  --------  --------  --------  ----------  ----------  --------  ---------
2109347   POTOMAC                    MD     20854  SFD          6.750     6.500  $ 6,485.98      2.750      360     1-Oct-31
2186139   MINNETONKA                 MN     55345  SFD          6.125     5.875  $ 2,880.07      2.750      360     1-Oct-31
3806624   WILMETTE                   IL     60091  SFD          6.750     6.500  $ 3,106.78      2.750      360     1-Nov-31
4232318   ALAMO                      CA     94507  SFD          6.875     6.625  $ 4,270.04      2.750      360     1-Nov-31
4232853   DUBLIN                     CA     94568  SFD          6.875     6.625  $ 2,506.19      2.750      360     1-Oct-31
4234119   UNION CITY                 CA     94587  SFD          7.000     6.750  $ 3,583.99      2.750      360     1-Oct-31
4235435   OAKLAND                    CA     94618  SFD          6.625     6.375  $ 4,725.50      2.750      360     1-Oct-31
4235448   MORAGA                     CA     94556  SFD          6.875     6.625  $ 3,613.11      2.750      360     1-Nov-31
4235523   FOSTER CITY                CA     94404  SFD          6.625     6.375  $ 3,220.77      2.750      360     1-Nov-31
4235707   PLEASANT HILL              CA     94523  SFD          6.875     6.625  $ 2,985.09      2.750      360     1-Nov-31
4236821   HILLSBOUROUGH              CA     94010  SFD          6.750     6.500  $ 4,804.82      2.750      360     1-Oct-31
4236833   MONTE SERENO               CA     95030  SFD          6.500     6.250  $ 4,494.01      2.750      360     1-Nov-31
4236838   SAN MARINO                 CA     91108  SFD          6.750     6.500  $ 2,691.69      2.750      360     1-Dec-31
4236847   FREMONT                    CA     94539  SFD          6.875     6.625  $ 2,772.24      2.750      360     1-Nov-31
4236852   NAPA                       CA     94558  SFD          6.875     6.625  $ 2,338.67      2.750      360     1-Oct-31
4237997   LAKE VILLA                 IL     60046  SFD          7.250     7.000  $ 2,287.34      2.750      360     1-Aug-31
4247496   FREMONT                    CA     94536  SFD          6.750     6.500  $ 2,620.34      2.750      360     1-Nov-31
4255348   KENMORE                    WA     98028  SFD          5.250     5.000  $ 2,135.93      2.750      360     1-Dec-31
4258484   DUBLIN                     OH     43017  SFD          5.875     5.625  $ 3,785.37      2.750      360     1-Dec-31
4261047   ATHENS                     GA     30606  SFD          5.750     5.500  $ 2,430.59      2.750      360     1-Dec-31
4269512   CHICAGO                    IL     60611  HCO          6.500     6.250  $ 3,318.36      2.750      360     1-Nov-31
4270009   NAPLES                     FL     34109  SFD          7.000     6.750  $ 1,581.71      2.750      360     1-Sep-31
4275305   WALNUT CREEK               CA     94598  SFD          7.000     6.750  $ 3,276.62      2.750      360     1-Sep-31
4292003   NEW YORK                   NY     10016  COP          6.500     6.250  $   891.22      2.750      360     1-Dec-31
4295059   BROOKLYN                   NY     11215  HCO          6.375     6.125  $ 2,277.13      2.750      360     1-Dec-31
4295519   CHICAGO                    IL     60610  HCO          6.250     6.000  $ 2,001.09      2.750      360     1-Dec-31
4300131   WATERTOWN                  MA     02472  SFD          6.625     6.375  $ 1,959.36      2.750      360     1-Sep-31
4301361   SCOTTS VALLEY              CA     95066  SFD          6.250     6.000  $ 2,968.75      2.750      360     1-Dec-31
4303329   SMYRNA                     GA     30080  SFD          4.375     4.125  $   765.62      2.750      360     1-Dec-31
4306373   CUPERTINO                  CA     95014  SFD          6.500     6.250  $ 2,484.03      2.750      360     1-Nov-31
4306567   WARRENTON                  VA     20187  SFD          5.375     5.125  $ 2,322.77      2.750      360     1-Nov-31
4310774   PALO ALTO                  CA     94301  SFD          6.625     6.375  $ 3,873.89      2.750      360     1-Dec-31
4314633   EAST STROUDSBURG           PA     18301  SFD          6.625     6.375  $ 2,407.57      2.750      360     1-Oct-31
4317063   PHOENIX                    AZ     85045  SFD          6.875     6.625  $ 2,167.87      2.750      360     1-Nov-31
4321692   ATLANTIC BEACH             NC     28512  SFD          6.000     5.750  $ 2,727.96      2.750      360     1-Dec-31
4326737   BOSTON                     MA     02115  HCO          6.750     6.500  $ 2,159.83      2.750      360     1-Nov-31
4327314   MILL VALLEY                CA     94941  PUD          6.750     6.500  $ 2,776.00      2.750      360     1-Oct-31
4328218   BIRMINGHAM                 MI     48009  SFD          6.125     5.875  $ 2,673.49      2.750      360     1-Dec-31
4328494   SAN RAFAEL                 CA     94901  SFD          6.750     6.500  $ 3,457.03      2.750      360     1-Nov-31
4328997   BELLINGHAM                 WA     98226  SFD          6.250     6.000  $ 2,401.30      2.750      360     1-Nov-31
4329237   SAN JOSE                   CA     95123  SFD          6.625     6.375  $ 2,487.61      2.750      360     1-Dec-31
4329597   CASTRO VALLEY              CA     94552  SFD          6.625     6.375  $ 2,785.36      2.750      360     1-Dec-31
4329797   FREMONT                    CA     94555  SFD          6.500     6.250  $ 2,329.81      2.750      360     1-Dec-31
4330013   SARATOGA                   CA     95070  SFD          6.875     6.625  $ 5,780.98      2.750      360     1-Dec-31
4333445   LAGUNA HILLS               CA     92653  SFD          6.500     6.250  $ 2,288.09      2.750      360     1-Nov-31
4335423   LEXINGTON                  MA     02420  SFD          6.625     6.375  $ 3,265.59      2.750      360     1-Nov-31
4336128   CARMEL                     IN     46032  SFD          5.750     5.500  $ 2,264.27      2.750      360     1-Dec-31
4338535   SAN CARLOS                 CA     94070  SFD          6.875     6.625  $ 2,575.17      2.750      360     1-Nov-31
4339592   CLAYTON                    CA     94517  PUD          6.750     6.500  $ 2,114.43      2.750      360     1-Dec-31
4340486   RYE                        NY     10580  SFD          6.625     6.375  $ 4,030.21      2.750      360     1-Oct-31
4341701   SAN CARLOS                 CA     94070  SFD          6.375     6.125  $ 3,056.97      2.750      360     1-Dec-31
4341734   UNION CITY                 CA     94587  SFD          6.625     6.375  $ 1,322.25      2.750      360     1-Nov-31
4341809   LAGUNA BEACH               CA     92651  SFD          6.250     6.000  $ 3,940.59      2.750      360     1-Nov-31
4342057   CHARLESTOWN                MA     02129  LCO          6.375     6.125  $ 2,008.87      2.750      360     1-Dec-31
4342420   BROOKLINE                  MA     02446  SFD          6.500     6.250  $ 2,572.52      2.750      360     1-Dec-31
4342453   MENLO PARK                 CA     94025  SFD          6.750     6.500  $ 6,375.72      2.750      360     1-Dec-31
4343487   MILPITAS                   CA     95035  SFD          6.750     6.500  $ 1,582.58      2.750      360     1-Dec-31
4343658   CHARLESTOWN                MA     02129  MF2          6.750     6.500  $ 2,814.92      2.750      360     1-Dec-31
4346142   CARLISLE                   MA     01741  SFD          6.500     6.250  $ 3,792.41      2.750      360     1-Dec-31
4347336   DANVILLE                   CA     94506  SFD          6.750     6.500  $ 2,133.89      2.750      360     1-Nov-31
4347469   CARMICHAEL                 CA     95608  SFD          6.500     6.250  $ 2,117.43      2.750      360     1-Dec-31
4347730   MCLEAN                     VA     22101  SFD          6.625     6.375  $ 3,713.80      2.750      360     1-Nov-31
4348955   MEMPHIS                    TN     38117  SFD          6.250     6.000  $ 3,694.00      2.750      360     1-Nov-31
4349207   WALNUT CREEK               CA     94598  SFD          5.875     5.625  $ 2,957.40      2.750      360     1-Nov-31
4349801   HUNTINGTON BEACH           CA     92649  SFD          6.000     5.750  $ 3,084.69      2.750      360     1-Dec-31
4349820   TIBURON                    CA     94920  SFD          6.375     6.125  $ 5,312.50      2.750      360     1-Dec-31
4352691   HILTON HEAD ISLAND         SC     29926  SFD          6.375     6.125  $ 2,975.00      2.750      360     1-Nov-31
4353083   LOS GATOS                  CA     95033  SFD          6.375     6.125  $ 2,235.95      2.750      360     1-Oct-31
4353451   WELLESLEY                  MA     02481  SFD          6.500     6.250  $ 3,394.21      2.750      360     1-Dec-31
4353581   DAYTON                     MD     21036  SFD          6.375     6.125  $ 3,123.75      2.750      360     1-Dec-31
4354251   PACIFIC GROVE              CA     93950  SFD          6.750     6.500  $ 2,082.00      2.750      360     1-Dec-31
4354604   WILMINGTON                 NC     28405  SFD          6.500     6.250  $ 2,063.08      2.750      360     1-Dec-31
4354628   FREMONT                    CA     94536  SFD          6.500     6.250  $ 3,476.38      2.750      360     1-Nov-31
4354754   SAN JOSE                   CA     95120  SFD          6.750     6.500  $ 5,480.66      2.750      360     1-Dec-31
4354879   MAPLEWOOD                  NJ     07040  SFD          5.250     5.000  $ 2,338.59      2.750      360     1-Dec-31
4355287   ALPHARETTA                 GA     30004  SFD          6.500     6.250  $ 2,844.31      2.750      360     1-Dec-31
4355573   EUREKA                     MO     63025  SFD          6.750     6.500  $ 2,600.88      2.750      360     1-Nov-31
4356546   CANTON                     MA     02021  SFD          6.250     6.000  $ 2,819.99      2.750      360     1-Dec-31
4356596   SAN JOSE                   CA     95127  SFD          6.625     6.375  $ 3,380.85      2.750      360     1-Dec-31
4356706   PORTOLA VALLEY             CA     94028  SFD          6.750     6.500  $ 3,150.00      2.750      360     1-Nov-31
4357006   HILTON HEAD ISLAND         SC     29926  SFD          6.375     6.125  $ 2,358.23      2.750      360     1-Nov-31
4357873   TRABUCO CANYON             CA     92679  SFD          6.500     6.250  $ 2,898.04      2.750      360     1-Nov-31
4357993   RESTON                     VA     20194  SFD          5.375     5.125  $ 2,867.06      2.750      360     1-Dec-31
4358319   LEXINGTON                  MA     02420  SFD          6.750     6.500  $ 3,372.72      2.750      360     1-Dec-31
4358841   SAN RAFAEL                 CA     94901  SFD          6.750     6.500  $ 2,075.52      2.750      360     1-Dec-31
4359043   FALLS CHURCH               VA     22042  SFD          6.500     6.250  $ 2,370.26      2.750      360     1-Nov-31
4359628   NEWPORT BEACH              CA     92663  HCO          6.250     6.000  $ 3,109.38      2.750      360     1-Dec-31
4360023   SEATTLE                    WA     98122  LCO          6.500     6.250  $ 2,307.05      2.750      360     1-Nov-31
4361203   SUNNYVALE                  CA     94087  SFD          6.500     6.250  $ 3,792.41      2.750      360     1-Dec-31
4361420   LONG GROVE                 IL     60047  SFD          6.750     6.500  $ 3,988.88      2.750      360     1-Nov-31
4361540   CLARENDON HILLS            IL     60514  SFD          6.375     6.125  $ 1,697.34      2.750      360     1-Dec-31
4362104   KEYSTONE                   CO     80435  HCO          6.750     6.500  $ 2,412.27      2.750      360     1-Dec-31
4362394   THOUSAND OAKS              CA     91320  SFD          6.750     6.500  $ 2,868.75      2.750      360     1-Dec-31
4363586   SAN JOSE                   CA     95138  LCO          6.500     6.250  $ 2,047.91      2.750      360     1-Dec-31
4363805   CUPERTINO                  CA     95014  SFD          6.375     6.125  $ 3,743.22      2.750      360     1-Nov-31
4364244   WESTMINSTER                CO     80234  SFD          5.500     5.250  $ 2,869.83      2.750      360     1-Dec-31
4364444   LOS ANGELES                CA     90049  SFD          6.875     6.625  $ 6,050.32      2.750      360     1-Nov-31
4365281   SAN JOSE                   CA     95130  SFD          6.750     6.500  $ 2,370.63      2.750      360     1-Nov-31
4365399   SANTA CLARA                CA     95051  SFD          6.500     6.250  $ 2,250.17      2.750      360     1-Dec-31
4365564   PALO ALTO                  CA     94301  SFD          6.500     6.250  $ 3,160.35      2.750      360     1-Dec-31
4365630   IRVINE                     CA     92602  SFD          4.875     4.625  $ 2,312.64      2.750      360     1-Dec-31
4366608   HOUSTON                    TX     77035  SFD          6.125     5.875  $ 1,337.29      2.750      360     1-Nov-31
4367322   MARTINEZ                   CA     94553  SFD          6.875     6.625  $ 2,003.63      2.750      360     1-Oct-31
4368393   KENTFIELD                  CA     94904  SFD          6.375     6.125  $ 6,238.70      2.750      360     1-Dec-31
4368442   HILLSBOROUGH               CA     94010  SFD          7.000     6.750  $ 4,021.75      2.750      360     1-Nov-31
4368605   WALNUT CREEK               CA     94596  SFD          6.750     6.500  $ 2,069.03      2.750      360     1-Dec-31
4369242   SPARTA                     NJ     07871  SFD          6.750     6.500  $ 2,122.54      2.750      360     1-Dec-31
4369515   SAN MATEO                  CA     94404  SFD          6.750     6.500  $ 4,040.77      2.750      360     1-Dec-31
4370108   LOS GATOS                  CA     95032  SFD          6.375     6.125  $ 3,693.31      2.750      360     1-Dec-31
4371145   SAN MARCOS                 CA     92078  SFD          6.625     6.375  $ 2,000.33      2.750      360     1-Nov-31
4371830   SUNNYVALE                  CA     94086  SFD          6.125     5.875  $ 2,362.39      2.750      360     1-Dec-31
4371833   SAN CARLOS                 CA     94070  SFD          6.750     6.500  $ 3,625.66      2.750      360     1-Nov-31
4372244   WALNUT CREEK               CA     94598  SFD          6.625     6.375  $ 2,042.71      2.750      360     1-Dec-31
4372269   HERNDON                    VA     20170  SFD          6.500     6.250  $ 3,250.00      2.750      360     1-Oct-31
4372594   LAFAYETTE                  CA     94549  SFD          6.875     6.625  $ 1,708.02      2.750      360     1-Nov-31
4372685   SAN RAFAEL                 CA     94903  SFD          6.750     6.500  $ 4,196.43      2.750      360     1-Dec-31
4372770   AVON                       CT     06001  SFD          6.625     6.375  $ 2,702.12      2.750      360     1-Dec-31
4373181   BOSTON                     MA     02116  LCO          6.375     6.125  $ 1,684.06      2.750      360     1-Dec-31
4373280   SARATOGA                   CA     95070  SFD          6.625     6.375  $ 3,201.56      2.750      360     1-Dec-31
4373521   EVERGREEN                  CO     80439  SFD          6.500     6.250  $ 2,038.42      2.750      360     1-Nov-31
4373581   BERKELEY                   CA     94708  SFD          6.750     6.500  $ 3,080.85      2.750      360     1-Dec-31
4373831   TIBURON                    CA     94920  SFD          6.875     6.625  $ 3,915.30      2.750      360     1-Nov-31
4373918   SCOTTSDALE                 AZ     85259  SFD          6.250     6.000  $ 1,976.46      2.750      360     1-Dec-31
4374507   KIRKWOOD                   MO     63122  SFD          6.500     6.250  $ 2,610.45      2.750      360     1-Nov-31
4374853   MIAMI UNINCORP             FL     33156  SFD          6.500     6.250  $ 3,296.58      2.750      360     1-Dec-31
4376022   FREMONT                    CA     94538  SFD          6.625     6.375  $ 2,119.43      2.750      360     1-Dec-31
4376221   LAGUNA BEACH               CA     92651  SFD          6.625     6.375  $ 2,926.04      2.750      360     1-Nov-31
4377110   SOQUEL                     CA     95073  SFD          6.750     6.500  $ 2,834.38      2.750      360     1-Dec-31
4377590   SAN DIEGO                  CA     92130  SFD          6.125     5.875  $ 3,098.82      2.750      360     1-Dec-31
4377902   BASKING RIDGE              NJ     07920  SFD          6.625     6.375  $ 2,826.67      2.750      360     1-Dec-31
4379085   BELMONT                    CA     94002  SFD          6.250     6.000  $ 3,078.59      2.750      360     1-Dec-31
4379139   NANTUCKET                  MA     02554  SFD          6.000     5.750  $ 2,973.78      2.750      360     1-Dec-31
4379379   SAN RAMON                  CA     94583  SFD          6.875     6.625  $ 3,363.48      2.750      360     1-Dec-31
4379986   UNIVERSITY PARK            TX     75225  SFD          6.625     6.375  $ 3,927.99      2.750      360     1-Dec-31
4380378   WEBSTER GROVES             MO     63119  SFD          6.500     6.250  $ 2,875.91      2.750      360     1-Dec-31
4380538   OAKLAND TOWNSHIP           MI     48363  SFD          6.250     6.000  $ 2,832.30      2.750      360     1-Dec-31
4381557   SOUTHPORT                  CT     06490  SFD          6.375     6.125  $ 2,021.34      2.750      360     1-Dec-31
4381738   LA JOLLA                   CA     92037  LCO          6.500     6.250  $ 1,978.38      2.750      360     1-Dec-31
4382034   APTOS                      CA     95003  SFD          6.250     6.000  $ 3,940.60      2.750      360     1-Nov-31
4382748   NANTUCKET                  MA     02554  SFD          6.125     5.875  $ 2,236.01      2.750      360     1-Dec-31
4383257   SAN MATEO                  CA     94403  SFD          6.625     6.375  $ 2,346.74      2.750      360     1-Dec-31
4383312   SAN FRANCISCO              CA     94123  LCO          6.375     6.125  $ 2,284.38      2.750      360     1-Dec-31
4383347   SAN JOSE                   CA     95112  SFD          6.625     6.375  $ 2,241.09      2.750      360     1-Dec-31
4384871   REDONDO BEACH              CA     90277  LCO          6.625     6.375  $ 2,305.12      2.750      360     1-Nov-31
4384974   SUMMIT                     WI     53066  SFD          6.500     6.250  $ 2,405.02      2.750      360     1-Dec-31
4385433   SAN JOSE                   CA     95128  SFD          6.375     6.125  $ 2,620.26      2.750      360     1-Dec-31
4385904   BELL CANYON                CA     91307  SFD          6.375     6.125  $ 3,119.35      2.750      360     1-Dec-31
4386865   WEST PALM BEACH            FL     33412  SFD          5.500     5.250  $ 2,555.06      2.750      360     1-Dec-31
4387044   PLEASANTON                 CA     94566  SFD          6.875     6.625  $ 3,153.26      2.750      360     1-Dec-31
4387184   MORGAN HILL                CA     95037  SFD          6.500     6.250  $ 3,293.08      2.750      360     1-Dec-31
4387419   LEAWOOD                    KS     66211  SFD          6.250     6.000  $ 2,155.01      2.750      360     1-Nov-31
4387499   POWAY                      CA     92064  SFD          6.500     6.250  $ 4,032.60      2.750      360     1-Dec-31
4387567   SUNNYVALE                  CA     94086  SFD          6.250     6.000  $ 2,586.02      2.750      360     1-Dec-31
4387715   LOS ALTOS                  CA     94024  SFD          6.375     6.125  $ 4,329.66      2.750      360     1-Dec-31
4387943   POTOMAC                    MD     20854  SFD          6.375     6.125  $ 2,433.10      2.750      360     1-Dec-31
4387991   SAN JUAN CAPISTRANO        CA     92675  SFD          6.375     6.125  $ 3,446.89      2.750      360     1-Dec-31
4388041   CUPERTINO                  CA     95014  SFD          6.250     6.000  $ 3,017.02      2.750      360     1-Dec-31
4388119   SAN JOSE                   CA     95126  SFD          6.375     6.125  $ 3,387.62      2.750      360     1-Dec-31
4388272   MANHATTAN BEACH            CA     90266  LCO          6.750     6.500  $ 3,230.02      2.750      360     1-Dec-31
4388291   PALO ALTO                  CA     94306  MF2          6.625     6.375  $ 3,182.35      2.750      360     1-Dec-31
4388695   CARMEL                     CA     93923  SFD          6.625     6.375  $ 6,345.49      2.750      360     1-Dec-31
4389593   PHOENIX                    AZ     85028  SFD          6.375     6.125  $ 6,076.17      2.750      360     1-Dec-31
4389972   COROLLA                    NC     27927  SFD          6.250     6.000  $ 2,139.62      2.750      360     1-Dec-31
4390491   SAN JOSE                   CA     95129  SFD          6.500     6.250  $ 2,322.85      2.750      360     1-Dec-31
4390645   ASSONET                    MA     02702  SFD          6.500     6.250  $ 2,528.28      2.750      360     1-Nov-31
4390775   MCLEAN                     VA     22101  SFD          6.625     6.375  $ 3,954.56      2.750      360     1-Sep-31
4390871   SAN FRANCISCO              CA     94105  LCO          6.625     6.375  $ 2,463.40      2.750      360     1-Dec-31
4390901   JAMAICA PLAIN              MA     02130  SFD          6.375     6.125  $ 2,745.03      2.750      360     1-Dec-31
4391044   SAN FRANCISCO              CA     94105  LCO          6.375     6.125  $ 2,876.05      2.750      360     1-Dec-31
4391213   LOS ANGELES                CA     90049  LCO          6.375     6.125  $ 6,004.75      2.750      360     1-Dec-31
4391251   SAN JOSE                   CA     95120  SFD          6.500     6.250  $ 3,160.35      2.750      360     1-Dec-31
4392000   NEW YORK                   NY     10021  HCO          6.375     6.125  $ 2,245.94      2.750      360     1-Dec-31
4392417   MOUNTAIN VIEW              CA     94040  SFD          6.250     6.000  $ 2,462.87      2.750      360     1-Dec-31
4392645   MINNEAPOLIS                MN     55408  LCO          5.500     5.250  $ 1,726.08      2.750      360     1-Dec-31
4392864   TAMPA                      FL     33629  SFD          6.375     6.125    $ 871.25      2.750      360     1-Nov-31
4393224   ATLANTA                    GA     30350  SFD          6.000     5.750  $ 2,278.29      2.750      360     1-Dec-31
4393258   ORINDA                     CA     94563  SFD          6.750     6.500  $ 3,113.28      2.750      360     1-Dec-31
4393890   RIVERSIDE                  IL     60546  SFD          6.250     6.000  $ 1,929.05      2.750      360     1-Nov-31
4393932   ROLLING HILLS ESTATE       CA     90274  SFD          6.625     6.375  $ 2,615.68      2.750      360     1-Nov-31
4393936   SAN FRANCISCO              CA     94117  SFD          6.375     6.125  $ 4,491.87      2.750      360     1-Dec-31
4394098   BURLINGAME                 CA     94010  LCO          6.875     6.625  $ 3,279.39      2.750      360     1-Dec-31
4394484   BELVEDERE                  CA     94920  SFD          6.500     6.250  $ 4,045.24      2.750      360     1-Dec-31
4395526   ROSEVILLE                  CA     95678  PUD          6.500     6.250  $ 2,319.69      2.750      360     1-Dec-31
4396065   PLANO                      TX     75093  SFD          6.625     6.375  $ 2,407.57      2.750      360     1-Nov-31
4396366   REDMOND                    WA     98052  SFD          6.250     6.000  $ 2,462.87      2.750      360     1-Nov-31
4396746   SAN JOSE                   CA     95129  SFD          6.125     5.875  $ 2,594.50      2.750      360     1-Dec-31
4397450   SAN JOSE                   CA     95122  SFD          6.500     6.250  $ 2,247.00      2.750      360     1-Nov-31
4397586   SAN DIEGO                  CA     92109  SFD          6.750     6.500  $ 2,756.55      2.750      360     1-Dec-31
4397637   REDONDO BEACH              CA     90278  LCO          6.500     6.250  $ 2,528.28      2.750      360     1-Nov-31
4398563   LOS ALTOS                  CA     94024  SFD          6.375     6.125  $ 5,712.78      2.750      360     1-Dec-31
4398871   SAN JOSE                   CA     95120  SFD          6.625     6.375  $ 4,162.03      2.750      360     1-Dec-31
4399138   PALO ALTO                  CA     94303  SFD          6.625     6.375  $ 3,739.42      2.750      360     1-Dec-31
4399744   WARREN                     NJ     07059  SFD          6.250     6.000  $ 2,750.00      2.750      360     1-Dec-31
4401425   GREAT FALLS                VA     22066  SFD          6.500     6.250  $ 2,275.45      2.750      360     1-Dec-31
4402427   COMUS                      MD     20734  SFD          6.250     6.000  $ 4,427.08      2.750      360     1-Dec-31
4403423   SAN CARLOS                 CA     94070  SFD          6.750     6.500  $ 4,215.89      2.750      360     1-Dec-31
4403855   SAN FRANCISCO              CA     94118  LCO          6.625     6.375  $ 3,944.32      2.750      360     1-Dec-31
4405997   THOUSAND OAKS              CA     91362  SFD          6.500     6.250  $ 2,881.67      2.750      360     1-Dec-31
4406705   TOPANGA                    CA     90290  SFD          6.375     6.125  $ 3,907.93      2.750      360     1-Dec-31
4406723   OXNARD                     CA     93035  SFD          6.500     6.250  $ 2,768.46      2.750      360     1-Dec-31
4407633   PALO ALTO                  CA     94301  SFD          6.625     6.375  $ 2,990.26      2.750      360     1-Dec-31
4407743   OAKLAND TOWNSHIP           MI     48306  SFD          6.625     6.375  $ 1,997.78      2.750      360     1-Dec-31
4409063   SAN RAFAEL                 CA     94903  LCO          6.500     6.250  $ 2,048.54      2.750      360     1-Dec-31
4409217   PALO ALTO                  CA     94301  SFD          6.125     5.875  $ 2,977.30      2.750      360     1-Dec-31
4409222   SUNNYVALE                  CA     94087  SFD          6.250     6.000  $ 2,370.52      2.750      360     1-Dec-31
4409369   SAN JOSE                   CA     95130  SFD          6.625     6.375  $ 1,984.97      2.750      360     1-Dec-31
4409682   OAK PARK                   CA     91377  SFD          6.500     6.250  $ 2,528.28      2.750      360     1-Dec-31
4410110   ALBANY                     CA     94706  SFD          6.750     6.500  $ 2,513.32      2.750      360     1-Dec-31
4412449   SAN JOSE                   CA     95119  SFD          6.625     6.375  $ 2,241.09      2.750      360     1-Dec-31
4413015   SAN JOSE                   CA     95120  SFD          6.375     6.125  $ 3,044.49      2.750      360     1-Dec-31
4413398   MENLO PARK                 CA     94025  SFD          6.250     6.000  $ 4,002.17      2.750      360     1-Dec-31
4413726   LOS GATOS                  CA     95032  SFD          6.500     6.250  $ 3,381.57      2.750      360     1-Dec-31
4415058   TARZANA                    CA     91356  SFD          6.625     6.375  $ 4,786.33      2.750      360     1-Dec-31
4415189   TARZANA                    CA     91356  SFD          6.375     6.125  $ 2,607.78      2.750      360     1-Dec-31
4415531   OLD TAPPAN                 NJ     07675  LCO          6.500     6.250  $ 2,207.88      2.750      360     1-Dec-31
4415954   SAN FRANCISCO              CA     94122  MF2          6.625     6.375  $ 2,622.07      2.750      360     1-Dec-31
4416367   DUBLIN                     CA     94568  SFD          6.625     6.375  $ 1,956.80      2.750      360     1-Dec-31
4416427   SARATOGA                   CA     95070  SFD          6.250     6.000  $ 3,694.31      2.750      360     1-Dec-31
4416507   REDWOOD CITY               CA     94062  SFD          6.625     6.375  $ 4,930.40      2.750      360     1-Dec-31
4416725   DALLAS                     TX     75205  SFD          6.500     6.250  $ 3,567.71      2.750      360     1-Nov-31
4417303   COLLIERVILLE               TN     38017  SFD          5.625     5.375  $ 1,931.91      2.750      360     1-Dec-31
4417823   PALO ALTO                  CA     94301  SFD          6.375     6.125  $ 2,108.69      2.750      360     1-Dec-31
4418253   CRYSTAL BAY                NV     89402  LCO          6.250     6.000  $ 2,019.56      2.750      360     1-Dec-31
4418289   DUBLIN                     CA     94568  SFD          6.750     6.500  $ 4,215.89      2.750      360     1-Dec-31
4418475   MARATHON                   FL     33050  SFD          6.375     6.125  $ 2,152.35      2.750      360     1-Dec-31
4419440   SAN JOSE                   CA     95124  SFD          6.500     6.250  $ 2,654.69      2.750      360     1-Nov-31
4421134   NAPLES                     FL     34109  SFD          6.625     6.375  $ 2,369.16      2.750      360     1-Dec-31
4421653   SAN JOSE                   CA     95127  SFD          6.625     6.375  $ 2,282.07      2.750      360     1-Dec-31
4421674   SAN JOSE                   CA     95120  SFD          6.250     6.000  $ 3,817.45      2.750      360     1-Dec-31
4421999   LIVERMORE                  CA     94550  SFD          6.625     6.375  $ 2,279.51      2.750      360     1-Dec-31
4423945   SARATOGA                   CA     95070  SFD          6.625     6.375  $ 3,312.50      2.750      360     1-Dec-31
4424345   LOS ANGELES                CA     90024  SFD          6.375     6.125  $ 3,381.38      2.750      360     1-Dec-31
4424512   SUNNYVALE                  CA     94087  SFD          6.500     6.250  $ 3,033.93      2.750      360     1-Dec-31
4425022   SUNNYVALE                  CA     94087  SFD          6.250     6.000  $ 2,462.87      2.750      360     1-Dec-31
4425038   WELLESLEY                  MA     02481  SFD          6.250     6.000  $ 6,157.18      2.750      360     1-Dec-31
4425582   FRISCO                     TX     75034  SFD          6.375     6.125  $ 2,605.29      2.750      360     1-Dec-31
4425755   DALLAS                     TX     75214  SFD          6.625     6.375  $ 2,894.21      2.750      360     1-Nov-31
4429074   SANTA ROSA                 CA     95403  SFD          6.500     6.250  $ 2,674.92      2.750      360     1-Dec-31
4429428   DALY CITY                  CA     94014  SFD          6.500     6.250  $ 2,348.77      2.750      360     1-Dec-31
4429442   SAN BRUNO                  CA     94066  SFD          6.250     6.000  $ 2,930.82      2.750      360     1-Dec-31
4429983   MOSS BEACH                 CA     94038  SFD          6.875     6.625  $ 2,429.17      2.750      360     1-Dec-31
4430582   REDWOOD CITY               CA     94061  SFD          6.375     6.125  $ 3,843.04      2.750      360     1-Dec-31
4431123   EL GRANADA                 CA     94018  SFD          6.125     5.875  $ 3,036.98      2.750      360     1-Dec-31
4435132   GLENDALE                   CA     91207  SFD          6.375     6.125  $ 2,183.55      2.750      360     1-Dec-31
4436182   SAN DIEGO                  CA     92116  SFD          6.250     6.000  $ 2,816.91      2.750      360     1-Dec-31
4445281   MILPITAS                   CA     95035  SFD          6.500     6.250  $ 2,149.04      2.750      360     1-Dec-31
4731006   ENGLEWOOD                  CO     80110  SFD          6.500     6.250  $ 5,846.63      2.750      360     1-Oct-31
4756250   NEW YORK                   NY     10028  HCO          6.125     5.875  $ 2,615.16      2.750      360     1-Nov-31
4800629   WILMETTE                   IL     60091  SFD          6.250     6.000  $ 2,216.58      2.750      360     1-Nov-31
4926523   EDINA                      MN     55424  SFD          6.625     6.375  $ 2,625.27      2.750      360     1-Nov-31
5950424   LIVERMORE                  CA     94550  SFD          5.625     5.375  $ 1,888.16      2.750      360     1-Dec-31
6034303   CALABASAS                  CA     91302  SFD          5.000     4.750  $ 1,864.80      2.750      360     1-Dec-31
6219584   CUMBERLAND                 RI     02864  SFD          6.500     6.250  $ 2,563.67      2.750      360     1-Nov-31
8244585   CLEBURNE                   TX     76031  SFD          6.750     6.500  $ 2,257.12      2.750      360     1-Oct-31
8557064   SAN DIEGO                  CA     92128  SFD          7.000     6.750  $ 2,056.98      2.750      360     1-Jul-31
8708384   SCOTTSDALE                 AZ     85259  SFD          6.375     6.125  $ 2,114.92      2.750      360     1-Nov-31
8727514   SAN CARLOS                 CA     94070  SFD          6.750     6.500  $ 2,957.61      2.750      360     1-Oct-31
8815085   COLLEYVILLE                TX     76034  SFD          6.625     6.375  $ 2,891.96      2.750      360     1-Jul-31
8835149   PENNINGTON                 NJ     08534  SFD          7.000     6.750  $ 2,128.97      2.750      360     1-Jul-31
8842501   SAN DIEGO                  CA     92109  LCO          7.375     7.125  $ 4,489.39      2.750      360     1-Sep-31
8860890   CARMEL VALLEY              CA     93924  SFD          6.375     6.125  $ 2,526.67      2.750      360     1-Oct-31
8867472   SAN FRANCISCO              CA     94107  LCO          6.875     6.625  $ 2,949.61      2.750      360     1-Oct-31
8906433   NEW YORK                   NY     10023  HCO          6.625     6.375  $ 2,977.45      2.750      360     1-Nov-31
8911006   ROSEVILLE                  MN     55113  SFD          6.250     6.000  $ 1,884.09      2.750      360     1-Nov-31
8924091   NEWPORT BEACH              CA     92660  SFD          6.250     6.000  $ 5,333.65      2.750      360     1-Nov-31
8925859   ORANGE VILLAGE             OH     44022  SFD          6.875     6.625  $ 2,337.50      2.750      360     1-Sep-31
9156894   MORGAN HILL                CA     95037  SFD          6.500     6.250  $ 3,792.41      2.750      360     1-Nov-31
9167586   LOS ATLOS                  CA     94022  SFD          6.500     6.250  $ 2,365.83      2.750      360     1-Dec-31
9167800   CUPERTINO                  CA     95014  SFD          6.500     6.250  $ 2,528.28      2.750      360     1-Dec-31
9189173   LAGUNA NIGUEL              CA     92677  SFD          6.625     6.375  $ 4,568.62      2.750      360     1-Nov-31
9190752   MORAGA                     CA     94556  SFD          6.750     6.500  $ 3,178.13      2.750      360     1-Nov-31
9198292   DANVILLE                   CA     94526  SFD          6.375     6.125  $ 2,789.95      2.750      360     1-Dec-31
9199563   SAN FRANCISCO              CA     94118  SFD          6.625     6.375  $ 3,713.81      2.750      360     1-Nov-31
9199748   SAN RAFAEL                 CA     94901  SFD          6.750     6.500  $ 2,918.70      2.750      360     1-Nov-31
9202170   SONOMA                     CA     95476  SFD          6.750     6.500  $ 5,882.79      2.750      360     1-Dec-31
9202680   HERMOSA BEACH              CA     90254  SFD          6.750     6.500  $ 2,928.42      2.750      360     1-Nov-31
9202896   SAN JOSE                   CA     95125  SFD          6.375     6.125  $ 3,119.35      2.750      360     1-Nov-31
9232176   NOVATO                     CA     94945  SFD          6.875     6.625  $ 4,076.25      2.750      360     1-Nov-31
9267089   SANTA ANA                  CA     92705  SFD          6.625     6.375  $ 2,791.76      2.750      360     1-Dec-31
9268046   SAN JOSE                   CA     95135  SFD          6.625     6.375  $ 3,041.48      2.750      360     1-Nov-31
9268780   COTO DE CAZA               CA     92679  SFD          6.250     6.000  $ 3,911.04      2.750      360     1-Dec-31
9269371   MORAGA                     CA     94556  SFD          6.625     6.375  $ 2,689.31      2.750      360     1-Nov-31
9269382   WALNUT CREEK               CA     94596  SFD          6.750     6.500  $ 2,860.32      2.750      360     1-Dec-31
9273350   HERMOSA BEACH              CA     90254  LCO          6.625     6.375  $ 2,567.65      2.750      360     1-Dec-31
9278375   SAN MATEO                  CA     94403  SFD          6.625     6.375  $ 2,425.18      2.750      360     1-Nov-31
9279308   STEVENSON RNH (AREA)       CA     91381  SFD          6.375     6.125  $ 3,090.66      2.750      360     1-Nov-31
9280520   REDONDO BEACH              CA     90278  SFD          6.375     6.125  $ 1,896.57      2.750      360     1-Nov-31
9284621   MEDFORD                    OR     97504  SFD          6.375     6.125  $ 2,121.16      2.750      360     1-Dec-31
9287905   PALO ALTO                  CA     94303  SFD          6.375     6.125  $ 3,718.27      2.750      360     1-Nov-31
9289448   COTO DE CAZA AREA          CA     92679  SFD          6.375     6.125  $ 4,023.96      2.750      360     1-Dec-31
9293812   GOLDEN                     CO     80403  SFD          6.250     6.000  $ 1,921.04      2.750      360     1-Nov-31
9294877   LOS ANGELES                CA     90036  SFD          6.625     6.375  $ 2,465.20      2.750      360     1-Nov-31
9299074   PLEASANTON                 CA     94566  SFD          6.500     6.250  $ 2,117.43      2.750      360     1-Nov-31
9305962   LOS ALTOS                  CA     94024  SFD          6.750     6.500  $ 4,215.89      2.750      360     1-Nov-31
9310384   SAN FRANCISCO              CA     94109  LCO          6.750     6.500  $ 2,425.76      2.750      360     1-Dec-31
9313784   SAN FRANCISCO              CA     94122  MF2          6.750     6.500  $ 4,451.01      2.750      360     1-Nov-31
9316159   PEBBLE BEACH               CA     93953  SFD          6.375     6.125  $ 4,055.16      2.750      360     1-Nov-31
9319971   SUNNYVALE                  CA     94087  SFD          6.625     6.375  $ 2,401.17      2.750      360     1-Dec-31
9320524   NAPA                       CA     94558  SFD          6.750     6.500  $ 4,520.73      2.750      360     1-Dec-31
9323957   FREMONT                    CA     94555  SFD          6.750     6.500  $ 2,801.95      2.750      360     1-Dec-31
9325625   TRACY                      CA     95377  SFD          6.875     6.625  $ 2,627.72      2.750      360     1-Oct-31
9326508   LAFAYETTE                  CA     94549  SFD          6.500     6.250  $ 3,666.00      2.750      360     1-Nov-31
9328171   BERKELEY                   CA     94708  SFD          6.875     6.625  $ 2,929.91      2.750      360     1-Oct-31
9328469   LOS ANGELES                CA     90039  SFD          6.625     6.375  $ 2,210.36      2.750      360     1-Nov-31
9329136   SAN JOSE                   CA     95136  SFD          6.625     6.375  $ 2,241.09      2.750      360     1-Oct-31
9329266   FREMONT                    CA     94539  SFD          6.875     6.625  $ 3,061.29      2.750      360     1-Oct-31
9329700   FREMONT                    CA     94539  SFD          6.875     6.625  $ 3,085.60      2.750      360     1-Oct-31
9329847   SAN FRANCISCO              CA     94123  LCO          6.750     6.500  $ 2,821.41      2.750      360     1-Nov-31
9329899   PLEASANTON                 CA     94566  SFD          6.625     6.375  $ 4,715.25      2.750      360     1-Nov-31
9330026   SAN JOSE                   CA     95148  SFD          6.625     6.375  $ 4,712.69      2.750      360     1-Nov-31
9330141   PORTOLA VALLEY             CA     94028  SFD          6.500     6.250  $ 6,194.27      2.750      360     1-Oct-31
9330164   REDWOOD CITY               CA     94061  SFD          6.500     6.250  $ 3,349.96      2.750      360     1-Oct-31
9330825   MENLO PARK                 CA     94025  SFD          6.500     6.250  $ 3,081.34      2.750      360     1-Nov-31
9331199   SUNNYVALE                  CA     94085  LCO          6.750     6.500  $ 1,997.69      2.750      360     1-Nov-31
9331246   SAN JUAN CAPISTRA          CA     92675  SFD          6.750     6.500  $ 2,010.66      2.750      360     1-Nov-31
9331320   FREMONT                    CA     94539  SFD          6.500     6.250  $ 2,185.06      2.750      360     1-Nov-31
9332318   WALNUT CREEK               CA     94598  SFD          6.625     6.375  $ 2,708.52      2.750      360     1-Oct-31
9332443   DANVILLE                   CA     94506  SFD          6.500     6.250  $ 2,831.67      2.750      360     1-Dec-31
9332583   FREMONT                    CA     94536  SFD          6.500     6.250  $ 2,907.52      2.750      360     1-Nov-31
9332634   HERMOSA BEACH              CA     90254  SFD          6.875     6.625  $ 2,496.33      2.750      360     1-Nov-31
9332655   FREMONT                    CA     94536  SFD          6.250     6.000  $ 2,419.77      2.750      360     1-Oct-31
9332916   LOS ALTOS                  CA     94022  SFD          6.625     6.375  $ 4,065.97      2.750      360     1-Nov-31
9333656   SARATOGA                   CA     95070  SFD          6.625     6.375  $ 4,866.37      2.750      360     1-Oct-31
9333665   CUPERTINO                  CA     95014  SFD          6.500     6.250  $ 4,048.40      2.750      360     1-Dec-31
9333997   FREMONT                    CA     94539  SFD          6.750     6.500  $ 2,536.02      2.750      360     1-Nov-31
9334050   SAN JOSE                   CA     95120  SFD          6.375     6.125  $ 2,994.58      2.750      360     1-Oct-31
9334509   SAN RAMON                  CA     94583  SFD          6.500     6.250  $ 3,204.59      2.750      360     1-Dec-31
9334770   DUBLIN                     CA     94568  LCO          6.750     6.500  $ 2,255.02      2.750      360     1-Nov-31
9334928   FREMONT                    CA     94555  SFD          6.750     6.500  $ 2,023.63      2.750      360     1-Nov-31
9334948   FREMONT                    CA     94539  SFD          6.750     6.500  $ 4,215.89      2.750      360     1-Nov-31
9335006   LOS ALTOS                  CA     94024  SFD          6.750     6.500  $ 5,188.79      2.750      360     1-Nov-31
9335226   SAN CARLOS                 CA     94070  SFD          6.625     6.375  $ 3,701.00      2.750      360     1-Nov-31
9336623   MENLO PARK                 CA     94025  SFD          6.500     6.250  $ 2,825.35      2.750      360     1-Nov-31
9336852   HALF MOON BAY              CA     94019  SFD          6.625     6.375  $ 2,087.42      2.750      360     1-Nov-31
9338018   SAN FRANCISCO              CA     94114  LCO          6.375     6.125  $ 3,368.90      2.750      360     1-Nov-31
9338313   CARMEL VALLEY              CA     93924  SFD          6.750     6.500  $ 3,697.01      2.750      360     1-Nov-31
9338368   NORTH BEND                 WA     98045  SFD          6.750     6.500  $ 2,748.44      2.750      360     1-Dec-31
9338436   WALNUT CREEK               CA     94598  SFD          6.500     6.250  $ 2,085.83      2.750      360     1-Nov-31
9338548   ARROYO GRANDE              CA     93420  SFD          6.500     6.250  $ 3,071.85      2.750      360     1-Dec-31
9338678   YORBA LINDA                CA     92887  SFD          6.500     6.250  $ 3,634.40      2.750      360     1-Nov-31
9339295   WALNUT CREEK               CA     94595  SFD          6.625     6.375  $ 2,666.90      2.750      360     1-Dec-31
9339317   LOS ANGELES                CA     90046  SFD          6.250     6.000  $ 2,308.94      2.750      360     1-Nov-31
9339357   LARKSPUR                   CA     94939  SFD          6.500     6.250  $ 4,108.45      2.750      360     1-Nov-31
9339360   SAN FRANCISCO              CA     94109  LCO          6.625     6.375  $ 3,765.03      2.750      360     1-Nov-31
9339501   SAN JOSE                   CA     95124  SFD          6.750     6.500  $ 2,827.89      2.750      360     1-Oct-31
9339541   SAN JUAN CAPISTRA          CA     92675  SFD          6.625     6.375  $ 4,434.16      2.750      360     1-Nov-31
9339666   DANVILLE                   CA     94506  SFD          6.750     6.500  $ 2,968.96      2.750      360     1-Nov-31
9339691   SAN JOSE                   CA     95131  SFD          6.625     6.375  $ 3,355.23      2.750      360     1-Nov-31
9339740   CARLSBAD                   CA     92009  SFD          6.625     6.375  $ 2,016.98      2.750      360     1-Nov-31
9339773   DUBLIN                     CA     94568  SFD          6.750     6.500  $ 2,905.72      2.750      360     1-Nov-31
9340014   SAN JOSE                   CA     95125  SFD          6.500     6.250  $ 2,834.83      2.750      360     1-Nov-31
9341086   SAN RAFAEL                 CA     94901  SFD          6.750     6.500  $ 3,891.59      2.750      360     1-Nov-31
9341196   LIVERMORE                  CA     94550  SFD          6.500     6.250  $ 1,959.41      2.750      360     1-Nov-31
9341379   SAN JOSE                   CA     95135  SFD          6.625     6.375  $ 3,355.23      2.275      360     1-Oct-31
9342132   LIVERMORE                  CA     94550  SFD          6.750     6.500  $ 2,512.02      2.750      360     1-Nov-31
9342275   MANHATTEN BEACH            CA     90266  SFD          6.750     6.500  $ 2,432.25      2.750      360     1-Nov-31
9343463   LOS ALTOS                  CA     94024  SFD          6.375     6.125  $ 3,618.45      2.750      360     1-Nov-31
9343741   DANVILLE                   CA     94506  SFD          6.375     6.125  $ 4,335.90      2.750      360     1-Nov-31
9343745   SAN RAFAEL                 CA     94901  SFD          6.500     6.250  $ 4,626.74      2.750      360     1-Nov-31
9344043   COTO DE CAZA AREA          CA     92679  SFD          6.750     6.500  $ 3,327.31      2.750      360     1-Dec-31
9344781   LOS ALAMITOS(AREA          CA     90720  SFD          6.375     6.125  $ 2,495.48      2.750      360     1-Dec-31
9345687   MORGAN HILL                CA     95037  SFD          6.250     6.000  $ 4,285.40      2.750      360     1-Dec-31
9345874   SAN RAMON                  CA     94583  SFD          6.375     6.125  $ 2,776.22      2.750      360     1-Dec-31
9346046   SAN JOSE                   CA     95120  SFD          6.500     6.250  $ 2,623.09      2.750      360     1-Dec-31
9346222   PLEASANTON                 CA     94566  SFD          6.500     6.250  $ 6,320.68      2.750      360     1-Dec-31
9346713   FAIRFAX                    CA     94930  SFD          6.625     6.375  $ 2,465.20      2.750      360     1-Dec-31
9347233   SAN RAMON                  CA     94583  SFD          6.375     6.125  $ 2,963.39      2.750      360     1-Dec-31
9347576   PLEASANTON                 CA     94566  SFD          6.250     6.000  $ 4,002.17      2.750      360     1-Dec-31
9347750   LOS ANGELES                CA     91403  SFD          6.375     6.125  $ 2,414.38      2.750      360     1-Dec-31
9347984   TARZANA(AREA)              CA     91356  SFD          6.250     6.000  $ 3,688.15      2.750      360     1-Dec-31
9348492   HIGHLAND PARK              IL     60035  SFD          6.375     6.125  $ 6,082.74      2.750      360     1-Dec-31
9348511   LAFAYETTE                  CA     94549  SFD          6.125     5.875  $ 3,827.95      2.750      360     1-Dec-31
9348895   FREMONT                    CA     94555  SFD          6.375     6.125  $ 2,183.55      2.750      360     1-Dec-31
9350221   SAN FRANCISCO              CA     94115  LCO          6.375     6.125  $ 2,121.16      2.750      360     1-Dec-31
9350739   COTO DE CAZA               CA     92679  SFD          6.375     6.125  $ 6,113.93      2.750      360     1-Dec-31
9350959   YORBA LINDA                CA     92886  SFD          6.500     6.250  $ 3,185.62      2.750      360     1-Dec-31
9351515   GREENBRAE                  CA     94904  SFD          6.625     6.375  $ 2,305.12      2.750      360     1-Dec-31
9352306   MORAGA                     CA     94556  SFD          6.500     6.250  $ 3,615.43      2.750      360     1-Dec-31
9353233   SAN ANSELMO                CA     94960  SFD          6.375     6.125  $ 2,401.90      2.750      360     1-Dec-31
9353360   PARKER                     CO     80138  SFD          6.625     6.375  $ 2,225.72      2.750      360     1-Dec-31
9354299   LIVERMORE                  CA     94550  SFD          6.250     6.000  $ 2,265.84      2.750      360     1-Dec-31
9354641   FOSTER CITY                CA     94404  SFD          6.625     6.375  $ 2,541.40      2.750      360     1-Nov-31
9354884   EDWARDS                    CO     81632  SFD          6.625     6.375  $ 4,834.35      2.750      360     1-Dec-31
9355330   PLEASANTON                 CA     94588  SFD          6.750     6.500  $ 1,969.80      2.750      360     1-Dec-31
9356026   DANVILLE                   CA     94506  SFD          6.500     6.250  $ 3,128.74      2.750      360     1-Dec-31
9356229   SAN LEANDRO                CA     94579  SFD          6.625     6.375  $ 2,317.93      2.750      360     1-Dec-31
9356534   MISSION VIEJO              CA     92692  SFD          6.625     6.375  $ 2,785.35      2.750      360     1-Dec-31
9356564   LADERA RANCH(AREA          CA     92694  SFD          6.500     6.250  $ 2,079.51      2.750      360     1-Dec-31
9356905   COTO DE CAZA (ARE          CA     92679  SFD          6.375     6.125  $ 2,476.76      2.750      360     1-Dec-31
9357350   POWAY                      CA     92064  SFD          6.375     6.125  $ 3,088.16      2.750      360     1-Dec-31
9357529   WOODLAND HILLS             CA     91367  SFD          6.625     6.375  $ 2,016.98      2.750      360     1-Dec-31
9357796   PACIFIC PALISADES          CA     90272  SFD          6.500     6.250  $ 2,702.72      2.750      360     1-Dec-31
9358464   PLEASANTON                 CA     94566  SFD          6.500     6.250  $ 3,261.47      2.750      360     1-Dec-31
9358465   HERMOSA BEACH              CA     90254  SFD          6.750     6.500  $ 3,606.21      2.750      360     1-Nov-31
9358649   CORTE MADERA               CA     94925  SFD          6.375     6.125  $ 5,078.30      2.750      360     1-Dec-31
9358890   TORRANCE                   CA     90505  SFD          6.250     6.000  $ 2,672.21      2.750      360     1-Dec-31
9359712   PASADENA                   CA     91107  SFD          5.875     5.625  $ 3,023.95      2.750      360     1-Dec-31
9359872   SAN RAMON                  CA     94583  SFD          6.750     6.500  $ 3,204.08      2.750      360     1-Dec-31
9360024   LIVERMORE                  CA     94550  SFD          6.375     6.125  $ 1,965.19      2.750      360     1-Nov-31
9360674   LONG BEACH                 CA     90807  SFD          6.750     6.500  $ 3,009.50      2.750      360     1-Nov-31
9360825   SUNNYVALE                  CA     94086  SFD          6.750     6.500  $ 3,178.13      2.750      360     1-Nov-31
9361278   POMONA                     CA     91709  SFD          6.750     6.500  $ 2,231.18      2.750      360     1-Dec-31
9362640   MILL VALLEY                CA     94941  SFD          6.750     6.500  $ 2,153.35      2.750      360     1-Dec-31
9363309   HUNTINGTON BEACH           CA     92648  SFD          6.500     6.250  $ 2,882.23      2.750      360     1-Dec-31
9363657   LOS ANGELES                CA     90272  SFD          6.750     6.500  $ 6,330.32      2.750      360     1-Nov-31
9435374   WALNUT CREEK               CA     94596  SFD          6.375     6.125  $ 2,277.13      2.750      360     1-Dec-31
9439195   SAN RAMON                  CA     94583  SFD          5.875     5.625  $ 1,962.73      2.750      360     1-Dec-31
9443898   AURORA                     CO     80016  SFD          6.500     6.250  $ 2,749.50      2.750      360     1-Dec-31
9445051   LA CANADA FLINTRI          CA     91011  SFD          6.000     5.750  $ 5,995.51      2.750      360     1-Dec-31
9445431   WEST HOLLYWOOD             CA     90048  SFD          6.250     6.000  $ 2,315.10      2.750      360     1-Dec-31
9445544   SANTA ANA(AREA)            CA     92705  SFD          6.250     6.000  $ 2,875.40      2.750      360     1-Dec-31
9445596   COTO DE CAZA(AREA          CA     92679  SFD          6.750     6.500  $ 4,215.89      2.750      360     1-Dec-31
9467992   INVER GROVE HTS            MN     55077  SFD          6.750     6.500  $ 3,547.84      2.750      360     1-Nov-31
9470116   SOUTHBOROUGH               MA     01772  SFD          6.375     6.125  $ 2,177.31      2.750      360     1-Nov-31


COUNT:                414
WAC:          6.501121111
WAM:          359.4434253
WALTV:        64.43644619


WFMBS
WFMBS 2001-34 EXHIBIT F-2 Group II Loans (continued)
5/1 ARM LOANS

(i)       (x)              (xi)    (xii)       (xiii)  (xiv)           (xv)        (xvi)    (xvii)
--------  ---------------  ------  ----------  ------  -----------  ----------  ----------  -------

          CUT-OFF
MORTGAGE  DATE                     NEXT                              MORTGAGE
LOAN      PRINCIPAL                ADJUSTMENT  LIFE    CONVERTIBLE  INSURANCE               SERVICE
NUMBER    BALANCE          LTV     DATE        CAP     LOANS           CODE        INDEX    FEE
--------  ---------------  ------  ----------  ------  -----------  ----------  ----------  -------
2109347   $    998,273.20  79.68     1-Oct-06  11.75   N                            1CM     0.250
2186139   $    473,076.26  68.70     1-Oct-06  11.13   N                            1CM     0.250
3806624   $    478,587.60  79.17     1-Nov-06  11.75   N                            1CM     0.250
4232318   $    649,453.92  37.79     1-Nov-06  11.88   N                            1CM     0.250
4232853   $    380,857.14  70.00     1-Oct-06  11.88   N                            1CM     0.250
4234119   $    537,814.28  79.81     1-Oct-06  12.00   N                            1CM     0.250
4235435   $    736,694.15  54.67     1-Oct-06  11.63   N                            1CM     0.250
4235448   $    549,537.93  77.46     1-Nov-06  11.88   N                            1CM     0.250
4235523   $    502,556.21  50.30     1-Nov-06  11.63   N                            1CM     0.250
4235707   $    454,018.24  80.00     1-Nov-06  11.88   N                            1CM     0.250
4236821   $    739,520.77  49.39     1-Oct-06  11.75   N                            1CM     0.250
4236833   $    710,357.24  44.44     1-Nov-06  11.50   N                            1CM     0.250
4236838   $    415,000.00  71.55     1-Dec-06  11.75   N                            1CM     0.250
4236847   $    421,645.47  48.79     1-Nov-06  11.88   N                            1CM     0.250
4236852   $    355,400.11  79.64     1-Oct-06  11.88   N                            1CM     0.250
4237997   $    334,244.21  80.00     1-Aug-06  12.25   N                            1CM     0.250
4247496   $    403,652.16  80.00     1-Nov-06  11.75   N                            1CM     0.250
4255348   $    386,800.00  80.00     1-Dec-06  10.25   N                            1CM     0.250
4258484   $    639,920.00  80.00     1-Dec-06  10.88   N                            1CM     0.250
4261047   $    416,500.00  94.34     1-Dec-06  10.75   N                24          1CM     0.250
4269512   $    524,525.39  75.27     1-Nov-06  11.50   N                            1CM     0.250
4270009   $    271,150.00  79.99     1-Sep-06  12.00   N                            1CM     0.250
4275305   $    491,281.81  79.44     1-Sep-06  12.00   N                            1CM     0.250
4292003   $    141,000.00  31.33     1-Dec-06  11.50   N                            1CM     0.250
4295059   $    365,000.00  64.60     1-Dec-06  11.38   N                            1CM     0.250
4295519   $    325,000.00  67.01     1-Dec-06  11.25   N                            1CM     0.250
4300131   $    305,164.60  80.00     1-Sep-06  11.63   N                            1CM     0.250
4301361   $    570,000.00  62.36     1-Dec-06  11.25   N                            1CM     0.250
4303329   $    210,000.00  91.30     1-Dec-06   9.38   N                11          1CM     0.250
4306373   $    392,644.72  33.59     1-Nov-06  11.50   N                            1CM     0.250
4306567   $    414,335.19  80.00     1-Nov-06  10.38   N                            1CM     0.250
4310774   $    602,723.66  28.21     1-Dec-06  11.63   N                            1CM     0.250
4314633   $    375,334.69  80.00     1-Oct-06  11.63   N                            1CM     0.250
4317063   $    329,722.76  66.00     1-Nov-06  11.88   N                            1CM     0.250
4321692   $    455,000.00  70.00     1-Dec-06  11.00   N                            1CM     0.250
4326737   $    332,713.30  72.39     1-Nov-06  11.75   N                            1CM     0.250
4327314   $    427,260.93  51.88     1-Oct-06  11.75   N                            1CM     0.250
4328218   $    440,000.00  80.00     1-Dec-06  11.13   N                            1CM     0.250
4328494   $    532,541.10  60.91     1-Nov-06  11.75   N                            1CM     0.250
4328997   $    389,629.95  71.56     1-Nov-06  11.25   N                            1CM     0.250
4329237   $    388,500.00  79.29     1-Dec-06  11.63   N                            1CM     0.250
4329597   $    435,000.00  71.31     1-Dec-06  11.63   N                            1CM     0.250
4329797   $    368,600.00  78.43     1-Dec-06  11.50   N                            1CM     0.250
4330013   $    880,000.00  49.58     1-Dec-06  11.88   N                            1CM     0.250
4333445   $    361,672.75  46.71     1-Nov-06  11.50   N                            1CM     0.250
4335423   $    509,550.03  61.08     1-Nov-06  11.63   N                            1CM     0.250
4336128   $    388,000.00  80.00     1-Dec-06  10.75   N                            1CM     0.250
4338535   $    391,670.66  80.00     1-Nov-06  11.88   N                            1CM     0.250
4339592   $    326,000.00  72.28     1-Dec-06  11.75   N                            1CM     0.250
4340486   $    730,000.00  24.33     1-Oct-06  11.63   N                            1CM     0.250
4341701   $    490,000.00  70.00     1-Dec-06  11.38   N                            1CM     0.250
4341734   $    206,317.80  45.89     1-Nov-06  11.63   N                            1CM     0.250
4341809   $    639,392.74  71.11     1-Nov-06  11.25   N                            1CM     0.250
4342057   $    322,000.00  70.00     1-Dec-06  11.38   N                            1CM     0.250
4342420   $    407,000.00  54.27     1-Dec-06  11.50   N                            1CM     0.250
4342453   $    983,000.00  40.96     1-Dec-06  11.75   N                            1CM     0.250
4343487   $    244,000.00  58.80     1-Dec-06  11.75   N                            1CM     0.250
4343658   $    434,000.00  72.70     1-Dec-06  11.75   N                            1CM     0.250
4346142   $    600,000.00  51.06     1-Dec-06  11.50   N                            1CM     0.250
4347336   $    328,716.74  54.83     1-Nov-06  11.75   N                            1CM     0.250
4347469   $    335,000.00  72.83     1-Dec-06  11.50   N                            1CM     0.250
4347730   $    579,488.29  47.35     1-Nov-06  11.63   N                            1CM     0.250
4348955   $    599,380.74  73.61     1-Nov-06  11.25   N                            1CM     0.250
4349207   $    499,440.28  38.09     1-Nov-06  10.88   N                            1CM     0.250
4349801   $    514,500.00  70.00     1-Dec-06  11.00   N                            1CM     0.250
4349820   $  1,000,000.00  52.63     1-Dec-06  11.38   N                            1CM     0.250
4352691   $    560,000.00  70.00     1-Nov-06  11.38   N                            1CM     0.250
4353083   $    352,721.06  70.00     1-Oct-06  11.38   N                            1CM     0.250
4353451   $    537,000.00  59.67     1-Dec-06  11.50   N                            1CM     0.250
4353581   $    588,000.00  80.00     1-Dec-06  11.38   N                            1CM     0.250
4354251   $    321,000.00  36.69     1-Dec-06  11.75   N                            1CM     0.250
4354604   $    326,400.00  80.00     1-Dec-06  11.50   N                            1CM     0.250
4354628   $    549,502.79  62.15     1-Nov-06  11.50   N                            1CM     0.250
4354754   $    845,000.00  62.59     1-Dec-06  11.75   N                            1CM     0.250
4354879   $    423,500.00  70.00     1-Dec-06  10.25   N                            1CM     0.250
4355287   $    450,000.00  57.18     1-Dec-06  11.50   N                            1CM     0.250
4355573   $    400,654.75  77.20     1-Nov-06  11.75   N                            1CM     0.250
4356546   $    458,000.00  48.21     1-Dec-06  11.25   N                            1CM     0.250
4356596   $    528,000.00  80.00     1-Dec-06  11.63   N                            1CM     0.250
4356706   $    560,000.00  22.40     1-Nov-06  11.75   N                            1CM     0.250
4357006   $    377,649.90  90.00     1-Nov-06  11.38   N                13          1CM     0.250
4357873   $    458,085.50  70.00     1-Nov-06  11.50   N                            1CM     0.250
4357993   $    512,000.00  80.00     1-Dec-06  10.38   N                            1CM     0.250
4358319   $    520,000.00  68.87     1-Dec-06  11.75   N                            1CM     0.250
4358841   $    320,000.00  53.33     1-Dec-06  11.75   N                            1CM     0.250
4359043   $    374,660.99  62.50     1-Nov-06  11.50   N                            1CM     0.250
4359628   $    505,000.00  54.01     1-Dec-06  11.25   N                            1CM     0.250
4360023   $    364,670.04  47.71     1-Nov-06  11.50   N                            1CM     0.250
4361203   $    600,000.00  69.93     1-Dec-06  11.50   N                            1CM     0.250
4361420   $    614,470.50  79.97     1-Nov-06  11.75   N                            1CM     0.250
4361540   $    319,500.00  71.00     1-Dec-06  11.38   N                            1CM     0.250
4362104   $    371,920.00  80.00     1-Dec-06  11.75   N                            1CM     0.250
4362394   $    510,000.00  77.27     1-Dec-06  11.75   N                            1CM     0.250
4363586   $    324,000.00  54.00     1-Dec-06  11.50   N                            1CM     0.250
4363805   $    599,444.28  60.61     1-Nov-06  11.38   N                            1CM     0.250
4364244   $    505,439.00  80.00     1-Dec-06  10.50   N                            1CM     0.250
4364444   $    920,226.24  69.51     1-Nov-06  11.88   N                            1CM     0.250
4365281   $    365,185.31  75.36     1-Nov-06  11.75   N                            1CM     0.250
4365399   $    356,000.00  80.00     1-Dec-06  11.50   N                            1CM     0.250
4365564   $    500,000.00  12.50     1-Dec-06  11.50   N                            1CM     0.250
4365630   $    437,000.00  69.70     1-Dec-06   9.88   N                            1CM     0.250
4366608   $    261,937.29  80.00     1-Nov-06  11.13   N                            1CM     0.250
4367322   $    304,486.07  64.89     1-Oct-06  11.88   N                            1CM     0.250
4368393   $  1,000,000.00  51.28     1-Dec-06  11.38   N                            1CM     0.250
4368442   $    604,004.50  26.87     1-Nov-06  12.00   N                            1CM     0.250
4368605   $    319,000.00  47.61     1-Dec-06  11.75   N                            1CM     0.250
4369242   $    327,250.00  85.00     1-Dec-06  11.75   N                13          1CM     0.250
4369515   $    623,000.00  74.17     1-Dec-06  11.75   N                            1CM     0.250
4370108   $    592,000.00  80.00     1-Dec-06  11.38   N                            1CM     0.250
4371145   $    312,124.38  79.99     1-Nov-06  11.63   N                            1CM     0.250
4371830   $    388,800.00  61.23     1-Dec-06  11.13   N                            1CM     0.250
4371833   $    558,518.72  79.86     1-Nov-06  11.75   N                            1CM     0.250
4372244   $    370,000.00  30.20     1-Dec-06  11.63   N                            1CM     0.250
4372269   $    600,000.00  68.91     1-Oct-06  11.50   N                            1CM     0.250
4372594   $    259,781.56  65.00     1-Nov-06  11.88   N                            1CM     0.250
4372685   $    647,000.00  79.78     1-Dec-06  11.75   N                            1CM     0.250
4372770   $    422,000.00  75.36     1-Dec-06  11.63   N                            1CM     0.250
4373181   $    317,000.00  65.36     1-Dec-06  11.38   N                            1CM     0.250
4373280   $    500,000.00  60.98     1-Dec-06  11.63   N                            1CM     0.250
4373521   $    322,208.46  75.00     1-Nov-06  11.50   N                            1CM     0.250
4373581   $    475,000.00  43.18     1-Dec-06  11.75   N                            1CM     0.250
4373831   $    595,499.28  39.73     1-Nov-06  11.88   N                            1CM     0.250
4373918   $    321,000.00  79.26     1-Dec-06  11.25   N                            1CM     0.250
4374507   $    412,626.64  60.74     1-Nov-06  11.50   N                            1CM     0.250
4374853   $    608,600.00  73.33     1-Dec-06  11.50   N                            1CM     0.250
4376022   $    331,000.00  79.76     1-Dec-06  11.63   N                            1CM     0.250
4376221   $    530,000.00  66.25     1-Nov-06  11.63   N                            1CM     0.250
4377110   $    437,000.00  67.23     1-Dec-06  11.75   N                            1CM     0.250
4377590   $    510,000.00  52.31     1-Dec-06  11.13   N                            1CM     0.250
4377902   $    512,000.00  80.00     1-Dec-06  11.63   N                            1CM     0.250
4379085   $    500,000.00  69.93     1-Dec-06  11.25   N                            1CM     0.250
4379139   $    496,000.00  49.60     1-Dec-06  11.00   N                            1CM     0.250
4379379   $    512,000.00  80.00     1-Dec-06  11.88   N                            1CM     0.250
4379986   $    613,450.00  46.65     1-Dec-06  11.63   N                            1CM     0.250
4380378   $    455,000.00  70.00     1-Dec-06  11.50   N                            1CM     0.250
4380538   $    460,000.00  49.73     1-Dec-06  11.25   N                            1CM     0.250
4381557   $    324,000.00  80.00     1-Dec-06  11.38   N                            1CM     0.250
4381738   $    313,000.00  53.97     1-Dec-06  11.50   N                            1CM     0.250
4382034   $    639,392.73  68.82     1-Nov-06  11.25   N                            1CM     0.250
4382748   $    368,000.00  49.07     1-Dec-06  11.13   N                            1CM     0.250
4383257   $    366,500.00  62.12     1-Dec-06  11.63   N                            1CM     0.250
4383312   $    430,000.00  67.72     1-Dec-06  11.38   N                            1CM     0.250
4383347   $    350,000.00  60.34     1-Dec-06  11.63   N                            1CM     0.250
4384871   $    359,682.38  80.00     1-Nov-06  11.63   N                            1CM     0.250
4384974   $    380,500.00  73.88     1-Dec-06  11.50   N                            1CM     0.250
4385433   $    420,000.00  66.67     1-Dec-06  11.38   N                            1CM     0.250
4385904   $    500,000.00  48.78     1-Dec-06  11.38   N                            1CM     0.250
4386865   $    450,000.00  60.00     1-Dec-06  10.50   N                            1CM     0.250
4387044   $    480,000.00  80.00     1-Dec-06  11.88   N                            1CM     0.250
4387184   $    521,000.00  66.79     1-Dec-06  11.50   N                            1CM     0.250
4387419   $    349,667.91  69.79     1-Nov-06  11.25   N                            1CM     0.250
4387499   $    638,000.00  45.57     1-Dec-06  11.50   N                            1CM     0.250
4387567   $    420,000.00  66.14     1-Dec-06  11.25   N                            1CM     0.250
4387715   $    694,000.00  62.52     1-Dec-06  11.38   N                            1CM     0.250
4387943   $    390,000.00  74.14     1-Dec-06  11.38   N                            1CM     0.250
4387991   $    552,500.00  65.00     1-Dec-06  11.38   N                            1CM     0.250
4388041   $    490,000.00  49.25     1-Dec-06  11.25   N                            1CM     0.250
4388119   $    543,000.00  66.22     1-Dec-06  11.38   N                            1CM     0.250
4388272   $    498,000.00  53.84     1-Dec-06  11.75   N                            1CM     0.250
4388291   $    497,000.00  62.13     1-Dec-06  11.63   N                            1CM     0.250
4388695   $    991,000.00  50.82     1-Dec-06  11.63   N                            1CM     0.250
4389593   $    973,948.00  67.17     1-Dec-06  11.38   N                            1CM     0.250
4389972   $    347,500.00  46.00     1-Dec-06  11.25   N                            1CM     0.250
4390491   $    367,500.00  70.00     1-Dec-06  11.50   N                            1CM     0.250
4390645   $    399,638.39  80.00     1-Nov-06  11.50   N                            1CM     0.250
4390775   $    615,956.27  80.00     1-Sep-06  11.63   N                            1CM     0.250
4390871   $    446,200.00  74.99     1-Dec-06  11.63   N                            1CM     0.250
4390901   $    440,000.00  38.26     1-Dec-06  11.38   N                            1CM     0.250
4391044   $    461,000.00  62.30     1-Dec-06  11.38   N                            1CM     0.250
4391213   $    962,500.00  68.75     1-Dec-06  11.38   N                            1CM     0.250
4391251   $    500,000.00  69.44     1-Dec-06  11.50   N                            1CM     0.250
4392000   $    360,000.00  71.64     1-Dec-06  11.38   N                            1CM     0.250
4392417   $    400,000.00  50.96     1-Dec-06  11.25   N                            1CM     0.250
4392645   $    304,000.00  80.00     1-Dec-06  10.50   N                            1CM     0.250
4392864   $    164,000.00  80.00     1-Nov-06  11.38   N                            1CM     0.250
4393224   $    380,000.00  55.07     1-Dec-06  11.00   N                            1CM     0.250
4393258   $    480,000.00  64.00     1-Dec-06  11.75   N                            1CM     0.250
4393890   $    313,002.73  60.25     1-Nov-06  11.25   N                            1CM     0.250
4393932   $    408,139.58  61.43     1-Nov-06  11.63   N                            1CM     0.250
4393936   $    720,000.00  50.85     1-Dec-06  11.38   N                            1CM     0.250
4394098   $    499,200.00  80.00     1-Dec-06  11.88   N                            1CM     0.250
4394484   $    640,000.00  33.01     1-Dec-06  11.50   N                            1CM     0.250
4395526   $    367,000.00  69.90     1-Dec-06  11.50   N                            1CM     0.250
4396065   $    375,668.26  80.00     1-Nov-06  11.63   N                            1CM     0.250
4396366   $    399,620.47  66.12     1-Nov-06  11.25   N                            1CM     0.250
4396746   $    427,000.00  59.72     1-Dec-06  11.13   N                            1CM     0.250
4397450   $    355,178.63  90.00     1-Nov-06  11.50   N                01          1CM     0.250
4397586   $    425,000.00  59.69     1-Dec-06  11.75   N                            1CM     0.250
4397637   $    399,638.39  80.00     1-Nov-06  11.50   N                            1CM     0.250
4398563   $    915,700.00  67.83     1-Dec-06  11.38   N                            1CM     0.250
4398871   $    650,000.00  65.00     1-Dec-06  11.63   N                            1CM     0.250
4399138   $    584,000.00  62.13     1-Dec-06  11.63   N                            1CM     0.250
4399744   $    528,000.00  57.52     1-Dec-06  11.25   N                            1CM     0.250
4401425   $    360,000.00  80.00     1-Dec-06  11.50   N                            1CM     0.250
4402427   $    850,000.00  42.50     1-Dec-06  11.25   N                            1CM     0.250
4403423   $    650,000.00  79.66     1-Dec-06  11.75   N                            1CM     0.250
4403855   $    616,000.00  80.00     1-Dec-06  11.63   N                            1CM     0.250
4405997   $    532,000.00  74.41     1-Dec-06  11.50   N                            1CM     0.250
4406705   $    626,400.00  80.00     1-Dec-06  11.38   N                            1CM     0.250
4406723   $    438,000.00  54.75     1-Dec-06  11.50   N                            1CM     0.250
4407633   $    467,000.00  37.88     1-Dec-06  11.63   N                            1CM     0.250
4407743   $    312,000.00  65.27     1-Dec-06  11.63   N                            1CM     0.250
4409063   $    324,100.00  70.00     1-Dec-06  11.50   N                            1CM     0.250
4409217   $    490,000.00  58.33     1-Dec-06  11.13   N                            1CM     0.250
4409222   $    385,000.00  57.46     1-Dec-06  11.25   N                            1CM     0.250
4409369   $    310,000.00  59.05     1-Dec-06  11.63   N                            1CM     0.250
4409682   $    400,000.00  71.43     1-Dec-06  11.50   N                            1CM     0.250
4410110   $    387,500.00  64.05     1-Dec-06  11.75   N                            1CM     0.250
4412449   $    350,000.00  58.33     1-Dec-06  11.63   N                            1CM     0.250
4413015   $    488,000.00  80.00     1-Dec-06  11.38   N                            1CM     0.250
4413398   $    650,000.00  47.27     1-Dec-06  11.25   N                            1CM     0.250
4413726   $    535,000.00  62.57     1-Dec-06  11.50   N                            1CM     0.250
4415058   $    747,500.00  65.00     1-Dec-06  11.63   N                            1CM     0.250
4415189   $    418,000.00  66.35     1-Dec-06  11.38   N                            1CM     0.250
4415531   $    349,310.00  65.00     1-Dec-06  11.50   N                            1CM     0.250
4415954   $    409,500.00  65.00     1-Dec-06  11.63   N                            1CM     0.250
4416367   $    305,600.00  80.00     1-Dec-06  11.63   N                            1CM     0.250
4416427   $    600,000.00  68.49     1-Dec-06  11.25   N                            1CM     0.250
4416507   $    770,000.00  71.63     1-Dec-06  11.63   N                            1CM     0.250
4416725   $    563,939.73  59.42     1-Nov-06  11.50   N                            1CM     0.250
4417303   $    335,600.00  80.00     1-Dec-06  10.63   N                            1CM     0.250
4417823   $    338,000.00  23.31     1-Dec-06  11.38   N                            1CM     0.250
4418253   $    328,000.00  72.89     1-Dec-06  11.25   N                            1CM     0.250
4418289   $    650,000.00  75.58     1-Dec-06  11.75   N                            1CM     0.250
4418475   $    345,000.00  64.19     1-Dec-06  11.38   N                            1CM     0.250
4419440   $    419,620.31  68.29     1-Nov-06  11.50   N                            1CM     0.250
4421134   $    370,000.00  67.27     1-Dec-06  11.63   N                            1CM     0.250
4421653   $    356,400.00  39.60     1-Dec-06  11.63   N                            1CM     0.250
4421674   $    620,000.00  67.03     1-Dec-06  11.25   N                            1CM     0.250
4421999   $    356,000.00  60.34     1-Dec-06  11.63   N                            1CM     0.250
4423945   $    600,000.00  35.29     1-Dec-06  11.63   N                            1CM     0.250
4424345   $    542,000.00  58.59     1-Dec-06  11.38   N                            1CM     0.250
4424512   $    480,000.00  80.00     1-Dec-06  11.50   N                            1CM     0.250
4425022   $    400,000.00  47.06     1-Dec-06  11.25   N                            1CM     0.250
4425038   $  1,000,000.00  58.82     1-Dec-06  11.25   N                            1CM     0.250
4425582   $    417,600.00  80.00     1-Dec-06  11.38   N                            1CM     0.250
4425755   $    451,601.21  80.00     1-Nov-06  11.63   N                            1CM     0.250
4429074   $    423,200.00  80.00     1-Dec-06  11.50   N                            1CM     0.250
4429428   $    371,600.00  80.00     1-Dec-06  11.50   N                            1CM     0.250
4429442   $    476,000.00  80.00     1-Dec-06  11.25   N                            1CM     0.250
4429983   $    424,000.00  80.00     1-Dec-06  11.88   N                            1CM     0.250
4430582   $    616,000.00  77.00     1-Dec-06  11.38   N                            1CM     0.250
4431123   $    595,000.00  73.91     1-Dec-06  11.13   N                            1CM     0.250
4435132   $    350,000.00  61.40     1-Dec-06  11.38   N                            1CM     0.250
4436182   $    457,500.00  79.57     1-Dec-06  11.25   N                            1CM     0.250
4445281   $    340,000.00  58.62     1-Dec-06  11.50   N                            1CM     0.250
4731006   $    923,323.05  55.22     1-Oct-06  11.50   N                            1CM     0.250
4756250   $    429,981.67  80.00     1-Nov-06  11.13   N                            1CM     0.250
4800629   $    359,658.42  48.00     1-Nov-06  11.25   N                            1CM     0.250
4926523   $    409,638.27  42.05     1-Nov-06  11.63   N                            1CM     0.250
5950424   $    328,000.00  80.00     1-Dec-06  10.63   N                            1CM     0.250
6034303   $    447,553.00  76.37     1-Dec-06  10.00   N                            1CM     0.250
6219584   $    405,233.33  80.00     1-Nov-06  11.50   N                            1CM     0.250
8244585   $    347,399.07  62.14     1-Oct-06  11.75   N                            1CM     0.250
8557064   $    307,897.97  80.00     1-Jul-06  12.00   N                            1CM     0.250
8708384   $    338,686.02  57.05     1-Nov-06  11.38   N                            1CM     0.250
8727514   $    455,212.57  80.00     1-Oct-06  11.75   N                            1CM     0.250
8815085   $    449,635.49  79.99     1-Jul-06  11.63   N                            1CM     0.250
8835149   $    318,673.10  80.00     1-Jul-06  12.00   N                            1CM     0.250
8842501   $    648,507.06  63.41     1-Sep-06  12.38   N                            1CM     0.250
8860890   $    404,247.79  43.55     1-Oct-06  11.38   N                            1CM     0.250
8867472   $    448,243.41  78.91     1-Oct-06  11.88   N                            1CM     0.250
8906433   $    464,589.74  75.00     1-Nov-06  11.63   N                            1CM     0.250
8911006   $    305,709.66  80.00     1-Nov-06  11.25   N                            1CM     0.250
8924091   $    865,428.07  67.68     1-Nov-06  11.25   N                            1CM     0.250
8925859   $    408,000.00  80.00     1-Sep-06  11.88   N                            1CM     0.250
9156894   $    599,457.59  69.77     1-Nov-06  11.50   N                            1CM     0.250
9167586   $    374,300.00  26.74     1-Dec-06  11.50   N                            1CM     0.250
9167800   $    400,000.00  40.40     1-Dec-06  11.50   N                            1CM     0.250
9189173   $    712,870.49  59.46     1-Nov-06  11.63   N                            1CM     0.250
9190752   $    489,578.12  78.40     1-Nov-06  11.75   N                            1CM     0.250
9198292   $    447,200.00  80.00     1-Dec-06  11.38   N                            1CM     0.250
9199563   $    579,488.27  42.96     1-Nov-06  11.63   N                            1CM     0.250
9199748   $    449,612.55  78.26     1-Nov-06  11.75   N                            1CM     0.250
9202170   $    907,000.00  64.79     1-Dec-06  11.75   N                            1CM     0.250
9202680   $    451,111.27  75.88     1-Nov-06  11.75   N                            1CM     0.250
9202896   $    499,536.90  45.45     1-Nov-06  11.38   N                            1CM     0.250
9232176   $    619,978.70  68.94     1-Nov-06  11.88   N                            1CM     0.250
9267089   $    436,000.00  80.00     1-Dec-06  11.63   N                            1CM     0.250
9268046   $    474,580.92  64.63     1-Nov-06  11.63   N                            1CM     0.250
9268780   $    635,200.00  80.00     1-Dec-06  11.25   N                            1CM     0.250
9269371   $    419,629.44  73.04     1-Nov-06  11.63   N                            1CM     0.250
9269382   $    441,000.00  70.00     1-Dec-06  11.75   N                            1CM     0.250
9273350   $    401,000.00  56.08     1-Dec-06  11.63   N                            1CM     0.250
9278375   $    378,415.84  75.00     1-Nov-06  11.63   N                            1CM     0.250
9279308   $    494,941.15  80.00     1-Nov-06  11.38   N                            1CM     0.250
9280520   $    303,718.00  80.00     1-Nov-06  11.38   N                            1CM     0.250
9284621   $    340,000.00  67.33     1-Dec-06  11.38   N                            1CM     0.250
9287905   $    595,447.98  66.04     1-Nov-06  11.38   N                            1CM     0.250
9289448   $    645,000.00  47.78     1-Dec-06  11.38   N                            1CM     0.250
9293812   $    311,703.96  69.96     1-Nov-06  11.25   N                            1CM     0.250
9294877   $    384,660.32  68.75     1-Nov-06  11.63   N                            1CM     0.250
9299074   $    334,697.15  54.92     1-Nov-06  11.50   N                            1CM     0.250
9305962   $    649,440.36  78.79     1-Nov-06  11.75   N                            1CM     0.250
9310384   $    374,000.00  57.36     1-Dec-06  11.75   N                            1CM     0.250
9313784   $    685,659.15  75.00     1-Nov-06  11.75   N                            1CM     0.250
9316159   $    649,397.97  56.52     1-Nov-06  11.38   N                            1CM     0.250
9319971   $    375,000.00  56.39     1-Dec-06  11.63   N                            1CM     0.250
9320524   $    697,000.00  38.72     1-Dec-06  11.75   N                            1CM     0.250
9323957   $    432,000.00  80.00     1-Dec-06  11.75   N                            1CM     0.250
9325625   $    399,325.97  80.00     1-Oct-06  11.88   N                            1CM     0.250
9326508   $    579,475.67  63.04     1-Nov-06  11.50   N                            1CM     0.250
9328171   $    445,248.45  66.07     1-Oct-06  11.88   N                            1CM     0.250
9328469   $    344,895.43  80.00     1-Nov-06  11.63   N                            1CM     0.250
9329136   $    349,380.70  70.00     1-Oct-06  11.63   N                            1CM     0.250
9329266   $    465,214.76  44.38     1-Oct-06  11.88   N                            1CM     0.250
9329700   $    468,908.52  56.93     1-Oct-06  11.88   N                            1CM     0.250
9329847   $    434,457.47  60.84     1-Nov-06  11.75   N                            1CM     0.250
9329899   $    735,750.29  79.61     1-Nov-06  11.63   N                            1CM     0.250
9330026   $    735,350.64  80.00     1-Nov-06  11.63   N                            1CM     0.250
9330141   $    978,223.32  30.63     1-Oct-06  11.50   N                            1CM     0.250
9330164   $    529,039.15  55.79     1-Oct-06  11.50   N                            1CM     0.250
9330825   $    487,059.29  75.00     1-Nov-06  11.50   N                            1CM     0.250
9331199   $    307,734.81  80.00     1-Nov-06  11.75   N                            1CM     0.250
9331246   $    309,733.09  64.58     1-Nov-06  11.75   N                            1CM     0.250
9331320   $    345,387.48  49.39     1-Nov-06  11.50   N                            1CM     0.250
9332318   $    422,251.52  61.75     1-Oct-06  11.63   N                            1CM     0.250
9332443   $    448,000.00  45.21     1-Dec-06  11.50   N                            1CM     0.250
9332583   $    459,584.15  67.15     1-Nov-06  11.50   N                            1CM     0.250
9332634   $    379,680.75  80.00     1-Nov-06  11.88   N                            1CM     0.250
9332655   $    392,252.26  67.76     1-Oct-06  11.25   N                            1CM     0.250
9332916   $    634,439.76  44.59     1-Nov-06  11.63   N                            1CM     0.250
9333656   $    758,655.22  61.79     1-Oct-06  11.63   N                            1CM     0.250
9333665   $    640,500.00  68.14     1-Dec-06  11.50   N                            1CM     0.250
9333997   $    390,663.36  37.24     1-Nov-06  11.75   N                            1CM     0.250
9334050   $    479,108.48  68.57     1-Oct-06  11.38   N                            1CM     0.250
9334509   $    507,000.00  69.45     1-Dec-06  11.50   N                            1CM     0.250
9334770   $    347,375.65  79.99     1-Nov-06  11.75   N                            1CM     0.250
9334928   $    311,631.37  80.00     1-Nov-06  11.75   N                            1CM     0.250
9334948   $    649,440.36  68.42     1-Nov-06  11.75   N                            1CM     0.250
9335006   $    799,211.21  80.00     1-Nov-06  11.75   N                            1CM     0.250
9335226   $    577,490.04  60.84     1-Nov-06  11.63   N                            1CM     0.250
9336623   $    446,595.90  59.36     1-Nov-06  11.50   N                            1CM     0.250
9336852   $    325,712.37  55.25     1-Nov-06  11.63   N                            1CM     0.250
9338018   $    539,499.85  69.23     1-Nov-06  11.38   N                            1CM     0.250
9338313   $    569,509.24  69.94     1-Nov-06  11.75   N                            1CM     0.250
9338368   $    423,750.00  75.00     1-Dec-06  11.75   N                            1CM     0.250
9338436   $    329,701.67  51.56     1-Nov-06  11.50   N                            1CM     0.250
9338548   $    486,000.00  69.93     1-Dec-06  11.50   N                            1CM     0.250
9338678   $    574,480.18  60.53     1-Nov-06  11.50   N                            1CM     0.250
9339295   $    416,500.00  70.00     1-Dec-06  11.63   N                            1CM     0.250
9339317   $    374,644.18  64.66     1-Nov-06  11.25   N                            1CM     0.250
9339357   $    649,412.38  65.00     1-Nov-06  11.50   N                            1CM     0.250
9339360   $    587,481.22  80.00     1-Nov-06  11.63   N                            1CM     0.250
9339501   $    435,247.11  79.27     1-Oct-06  11.75   N                            1CM     0.250
9339541   $    691,889.02  57.71     1-Nov-06  11.63   N                            1CM     0.250
9339666   $    457,355.88  45.32     1-Nov-06  11.75   N                            1CM     0.250
9339691   $    523,537.69  80.00     1-Nov-06  11.63   N                            1CM     0.250
9339740   $    314,722.08  71.92     1-Nov-06  11.63   N                            1CM     0.250
9339773   $    447,614.28  66.87     1-Nov-06  11.75   N                            1CM     0.250
9340014   $    447,929.38  69.32     1-Nov-06  11.50   N                            1CM     0.250
9341086   $    599,483.41  75.00     1-Nov-06  11.75   N                            1CM     0.250
9341196   $    309,679.17  77.50     1-Nov-06  11.50   N                            1CM     0.250
9341379   $    523,072.82  80.00     1-Oct-06  11.63   N                            1CM     0.250
9342132   $    386,966.54  68.55     1-Nov-06  11.75   N                            1CM     0.250
9342275   $    374,676.93  65.22     1-Nov-06  11.75   N                            1CM     0.250
9343463   $    579,462.80  50.43     1-Nov-06  11.38   N                            1CM     0.250
9343741   $    693,192.19  63.18     1-Nov-06  11.38   N                            1CM     0.250
9343745   $    731,338.26  58.56     1-Nov-06  11.50   N                            1CM     0.250
9344043   $    513,000.00  30.18     1-Dec-06  11.75   N                            1CM     0.250
9344781   $    400,000.00  61.54     1-Dec-06  11.38   N                            1CM     0.250
9345687   $    696,000.00  51.56     1-Dec-06  11.25   N                            1CM     0.250
9345874   $    445,000.00  65.06     1-Dec-06  11.38   N                            1CM     0.250
9346046   $    415,000.00  57.64     1-Dec-06  11.50   N                            1CM     0.250
9346222   $  1,000,000.00  68.97     1-Dec-06  11.50   N                            1CM     0.250
9346713   $    385,000.00  68.75     1-Dec-06  11.63   N                            1CM     0.250
9347233   $    475,000.00  59.38     1-Dec-06  11.38   N                            1CM     0.250
9347576   $    650,000.00  61.03     1-Dec-06  11.25   N                            1CM     0.250
9347750   $    387,000.00  79.79     1-Dec-06  11.38   N                            1CM     0.250
9347984   $    599,000.00  66.11     1-Dec-06  11.25   N                            1CM     0.250
9348492   $    975,000.00  54.62     1-Dec-06  11.38   N                            1CM     0.250
9348511   $    630,000.00  70.00     1-Dec-06  11.13   N                            1CM     0.250
9348895   $    350,000.00  54.69     1-Dec-06  11.38   N                            1CM     0.250
9350221   $    340,000.00  53.13     1-Dec-06  11.38   N                            1CM     0.250
9350739   $    980,000.00  61.25     1-Dec-06  11.38   N                            1CM     0.250
9350959   $    504,000.00  70.00     1-Dec-06  11.50   N                            1CM     0.250
9351515   $    360,000.00  64.63     1-Dec-06  11.63   N                            1CM     0.250
9352306   $    572,000.00  49.74     1-Dec-06  11.50   N                            1CM     0.250
9353233   $    385,000.00  58.33     1-Dec-06  11.38   N                            1CM     0.250
9353360   $    347,600.00  46.35     1-Dec-06  11.63   N                            1CM     0.250
9354299   $    368,000.00  80.00     1-Dec-06  11.25   N                            1CM     0.250
9354641   $    396,549.82  79.38     1-Nov-06  11.63   N                            1CM     0.250
9354884   $    755,000.00  60.89     1-Dec-06  11.63   N                            1CM     0.250
9355330   $    303,700.00  63.94     1-Dec-06  11.75   N                            1CM     0.250
9356026   $    495,000.00  30.94     1-Dec-06  11.50   N                            1CM     0.250
9356229   $    362,000.00  80.00     1-Dec-06  11.63   N                            1CM     0.250
9356534   $    435,000.00  73.11     1-Dec-06  11.63   N                            1CM     0.250
9356564   $    329,000.00  79.28     1-Dec-06  11.50   N                            1CM     0.250
9356905   $    397,000.00  58.81     1-Dec-06  11.38   N                            1CM     0.250
9357350   $    495,000.00  69.92     1-Dec-06  11.38   N                            1CM     0.250
9357529   $    315,000.00  68.48     1-Dec-06  11.63   N                            1CM     0.250
9357796   $    427,600.00  37.18     1-Dec-06  11.50   N                            1CM     0.250
9358464   $    516,000.00  57.33     1-Dec-06  11.50   N                            1CM     0.250
9358465   $    555,521.29  69.50     1-Nov-06  11.75   N                            1CM     0.250
9358649   $    814,000.00  68.98     1-Dec-06  11.38   N                            1CM     0.250
9358890   $    434,000.00  66.77     1-Dec-06  11.25   N                            1CM     0.250
9359712   $    511,200.00  80.00     1-Dec-06  10.88   N                            1CM     0.250
9359872   $    494,000.00  65.00     1-Dec-06  11.75   N                            1CM     0.250
9360024   $    314,708.25  75.00     1-Nov-06  11.38   N                            1CM     0.250
9360674   $    463,600.50  68.24     1-Nov-06  11.75   N                            1CM     0.250
9360825   $    489,578.12  70.00     1-Nov-06  11.75   N                            1CM     0.250
9361278   $    344,000.00  64.91     1-Dec-06  11.75   N                            1CM     0.250
9362640   $    332,000.00  42.03     1-Dec-06  11.75   N                            1CM     0.250
9363309   $    456,000.00  79.30     1-Dec-06  11.50   N                            1CM     0.250
9363657   $    975,159.68  69.71     1-Nov-06  11.75   N                            1CM     0.250
9435374   $    365,000.00  70.87     1-Dec-06  11.38   N                            1CM     0.250
9439195   $    331,800.00  53.52     1-Dec-06  10.88   N                            1CM     0.250
9443898   $    435,000.00  54.38     1-Dec-06  11.50   N                            1CM     0.250
9445051   $  1,000,000.00  52.63     1-Dec-06  11.00   N                            1CM     0.250
9445431   $    376,000.00  69.63     1-Dec-06  11.25   N                            1CM     0.250
9445544   $    467,000.00  58.38     1-Dec-06  11.25   N                            1CM     0.250
9445596   $    650,000.00  66.87     1-Dec-06  11.75   N                            1CM     0.250
9467992   $    546,529.04  79.85     1-Nov-06  11.75   N                            1CM     0.250
9470116   $    348,676.75  64.99     1-Nov-06  11.38   N                            1CM     0.250

          $200,779,480.26




                                   EXHIBIT F-3

                    [Schedule of Mortgage Loans in Group III]

WFMBS
WFMBS   2001-34 EXHIBIT F-3 Group III Loans
7/1 ARM LOANS

(i)       (ii)                                     (iii)     (iv)      (v)       (vi)        (vii)       (viii)    (ix)
--------  -------------------------  -----  -----  --------  --------  --------  ----------  ----------  --------  ---------
                                                                       CURRENT
                                                             CURRENT   NET
MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT                 ORIGINAL  SCHEDULED
LOAN                                        ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     GROSS       TERM TO   MATURITY
NUMBER    CITY                       STATE  CODE   TYPE      RATE      RATE      PAYMENT     MARGIN      MATURITY  DATE
--------  -------------------------  -----  -----  --------  --------  --------  ----------  ----------  --------  ---------
3847088   MILLBURN TWP.              NJ     07078  SFD          6.500     6.250  $ 2,496.67       2.750     360     1-Oct-31
3851260   STILLWATER                 MN     55082  SFD          6.750     6.500  $ 2,827.89       2.750     360     1-Oct-31
4245827   DANVILLE                   CA     94526  SFD          6.625     6.375  $ 3,713.81       2.750     360     1-Dec-31
4265587   BROOMFIELD                 CO     80020  SFD          6.375     6.125  $ 2,943.42       2.750     360     1-Dec-31
4266405   HARTLAND                   WI     53029  SFD          5.875     5.625  $ 2,986.46       2.750     360     1-Dec-31
4281239   CHARLESTOWN                MA     02129  LCO          6.625     6.375  $ 2,919.82       2.750     360     1-Dec-31
4281872   RIDGEFIELD                 CT     06877  SFD          6.125     5.875  $ 8,506.55       2.750     360     1-Dec-31
4287544   LIVERMORE                  CA     94550  SFD          5.250     5.000  $ 3,066.94       2.750     360     1-Dec-31
4293211   SAN RAFAEL                 CA     94901  SFD          6.250     6.000  $ 6,034.03       2.750     360     1-Oct-31
4294725   LAFAYETTE                  CO     80303  SFD          5.250     5.000  $ 2,843.75       2.750     360     1-Dec-31
4305093   NORTH ATTLEBORO            MA     02760  SFD          5.875     5.625  $ 3,698.51       2.750     360     1-Nov-31
4306227   MITCHELLVILLE              MD     20721  SFD          5.375     5.125  $ 2,060.70       2.750     360     1-Dec-31
4308726   PRINCETON                  NJ     08540  SFD          5.750     5.500  $ 7,002.88       2.750     360     1-Dec-31
4310362   BRENTWOOD                  CA     94513  SFD          6.500     6.250  $ 2,511.25       2.750     360     1-Dec-31
4312550   CHARLOTTE                  NC     28277  SFD          5.875     5.625  $ 3,823.72       2.750     360     1-Dec-31
4315537   JACKSON                    WY     83001  LCO          6.875     6.625  $ 2,044.36       2.750     360     1-Nov-31
4315550   BROOKLYN                   NY     11215  HCO          6.625     6.375  $ 2,161.05       2.750     360     1-Dec-31
4318098   FORT SMITH                 AR     72916  SFD          6.875     6.625  $ 2,328.16       2.750     360     1-Nov-31
4320429   PLYMOUTH                   MI     48170  SFD          5.750     5.500  $ 5,357.20       2.750     360     1-Dec-31
4321911   NEWPORT COAST              CA     92657  LCO          6.750     6.500  $ 5,691.45       2.750     360     1-Nov-31
4322548   PALO ALTO                  CA     94306  SFD          6.500     6.250  $ 3,033.93       2.750     360     1-Dec-31
4326061   LOS ANGELES                CA     90036  SFD          6.875     6.625  $ 2,345.24       2.750     360     1-Oct-31
4329820   LOS ANGELES                CA     90035  SFD          6.875     6.625  $ 3,218.96       2.750     360     1-Dec-31
4330534   BEDFORD                    NH     03110  SFD          5.375     5.125  $ 2,239.89       2.750     360     1-Dec-31
4331552   ARLINGTON                  VA     22201  SFD          6.750     6.500  $ 2,561.96       2.750     360     1-Oct-31
4331751   MARIETTA                   GA     30062  SFD          5.875     5.625  $ 3,227.00       2.750     360     1-Dec-31
4333218   CHICAGO                    IL     60611  HCO          6.750     6.500  $ 3,137.60       2.750     360     1-Nov-31
4334995   BAHAMA                     NC     27503  SFD          6.125     5.875  $ 2,491.21       2.750     360     1-Nov-31
4335361   LA MESA                    CA     91941  SFD          6.750     6.500  $ 2,795.46       2.750     360     1-Nov-31
4336371   SAN FRANCISCO              CA     94107  LCO          6.750     6.500  $ 3,217.05       2.750     360     1-Dec-31
4336629   CLAYTON                    CA     94517  SFD          6.875     6.625  $ 2,654.00       2.750     360     1-Dec-31
4337835   FAIRFAX                    VA     22033  SFD          6.125     5.875  $ 1,974.74       2.750     360     1-Dec-31
4339378   SUNNYVALE                  CA     94087  SFD          6.250     6.000  $ 2,379.75       2.750     360     1-Nov-31
4339714   HUNTINGTON BEACH           CA     92648  SFD          6.875     6.625  $ 3,718.23       2.750     360     1-Dec-31
4340085   LA ENCINO AREA             CA     91436  SFD          6.875     6.625  $ 4,270.04       2.750     360     1-Dec-31
4340341   APEX                       NC     27502  SFD          6.000     5.750  $ 2,277.82       2.750     360     1-Nov-31
4340728   PASADENA                   CA     91105  SFD          6.875     6.625  $ 3,145.31       2.750     360     1-Nov-31
4341167   BROOKFIELD                 WI     53045  SFD          5.750     5.500  $ 2,334.30       2.750     360     1-Dec-31
4341579   CORNWALL                   NY     12518  SFD          6.625     6.375  $ 5,602.73       2.750     360     1-Dec-31
4341940   DOVER                      MA     02030  SFD          6.625     6.375  $ 5,762.80       2.750     360     1-Dec-31
4342102   GREENWICH                  CT     06830  SFD          6.625     6.375  $ 6,121.38       2.750     360     1-Dec-31
4342584   ALPINE                     UT     84004  SFD          6.375     6.125  $ 2,495.48       2.750     360     1-Dec-31
4342615   RICHMOND                   VA     23233  SFD          6.500     6.250  $ 5,416.67       2.750     360     1-Dec-31
4342791   OAK HILL                   VA     20171  SFD          6.375     6.125  $ 2,376.64       2.750     360     1-Dec-31
4343162   CALABASAS                  CA     91302  SFD          6.625     6.375  $ 3,092.71       2.750     360     1-Dec-31
4343293   LOS ANGELES                CA     90024  SFD          6.625     6.375  $ 5,122.49       2.750     360     1-Dec-31
4343428   SAN FRANCISCO              CA     94114  SFD          6.625     6.375  $ 2,996.66       2.750     360     1-Dec-31
4343897   MADISON                    CT     06443  SFD          6.625     6.375  $ 2,529.23       2.750     360     1-Dec-31
4344372   SOUTHBOROUGH               MA     01772  SFD          6.250     6.000  $ 3,540.38       2.750     360     1-Dec-31
4345471   MALIBU                     CA     90265  SFD          6.500     6.250  $ 2,263.09       2.750     360     1-Dec-31
4345972   LEAWOOD                    KS     66209  SFD          5.875     5.625  $ 1,812.48       2.750     360     1-Dec-31
4347212   SALEM                      OR     97302  SFD          6.375     6.125  $ 2,349.24       2.750     360     1-Dec-31
4348134   SAN JUAN CAPISTRANO        CA     92675  SFD          6.375     6.125  $ 3,668.36       2.750     360     1-Dec-31
4348197   SANDY HOOK                 CT     06482  SFD          6.375     6.125  $ 3,119.35       2.750     360     1-Dec-31
4348230   POWAY                      CA     92064  SFD          6.500     6.250  $ 2,623.09       2.750     360     1-Dec-31
4348373   PALOS VERDES ESTATES       CA     90274  SFD          6.625     6.375  $ 4,786.33       2.750     360     1-Dec-31
4349425   SAN MATEO                  CA     94403  SFD          6.750     6.500  $ 2,594.40       2.750     360     1-Dec-31
4350596   LOS ANGELES                CA     90210  SFD          6.500     6.250  $ 2,986.53       2.750     360     1-Dec-31
4350624   SANTA MONICA               CA     90402  LCO          6.625     6.375  $ 2,338.74       2.750     360     1-Dec-31
4350681   COAL VALLEY                IL     61240  SFD          5.750     5.500  $ 2,334.30       2.750     360     1-Dec-31
4350996   PACIFIC PALISADES          CA     90272  LCO          6.750     6.500  $ 2,405.00       2.750     360     1-Nov-31
4352138   JERICHO                    NY     11753  LCO          6.750     6.500  $ 2,432.24       2.750     360     1-Nov-31
4352516   MAMMOTH LAKES              CA     93546  SFD          6.875     6.625  $ 3,048.15       2.750     360     1-Dec-31
4353120   MANHATTAN BEACH            CA     90266  SFD          6.250     6.000  $ 5,603.03       2.750     360     1-Dec-31
4353315   AUSTIN                     TX     78750  SFD          6.250     6.000  $ 1,970.30       2.750     360     1-Dec-31
4354658   NAPLES                     FL     34117  SFD          6.875     6.625    $ 794.92       2.750     360     1-Nov-31
4354869   RIDGEFIELD                 CT     06877  LCO          6.750     6.500  $ 2,137.78       2.750     360     1-Dec-31
4355927   IRVINE                     CA     92602  SFD          6.375     6.125  $ 2,938.43       2.750     360     1-Nov-31
4355946   STOW                       MA     01775  SFD          6.500     6.250  $ 2,370.26       2.750     360     1-Dec-31
4357348   UPPER MONTCLAIR            NJ     07043  SFD          6.625     6.375  $ 3,182.35       2.750     360     1-Dec-31
4361680   LAKE ELMO                  MN     55042  SFD          5.875     5.625  $ 3,059.90       2.750     360     1-Dec-31
4361863   SAN JOSE                   CA     95117  SFD          6.625     6.375  $ 2,689.31       2.750     360     1-Dec-31
4362549   GREENBRAE                  CA     94904  SFD          6.875     6.625  $ 3,448.88       2.750     360     1-Dec-31
4362651   GREENWICH                  CT     06830  SFD          6.375     6.125  $ 3,119.35       2.750     360     1-Dec-31
4362806   MENLO PARK                 CA     94025  SFD          6.000     5.750  $ 3,543.35       2.750     360     1-Nov-31
4363135   SOMERVILLE                 MA     02143  LCO          6.750     6.500  $ 2,724.12       2.750     360     1-Dec-31
4363143   RIDGEFIELD                 CT     06877  SFD          6.500     6.250  $ 6,095.67       2.750     360     1-Dec-31
4363181   FORT LAUDERDALE            FL     33301  SFD          6.500     6.250  $ 3,791.67       2.750     360     1-Dec-31
4363797   ROWLAND HTS AREA           CA     91748  SFD          6.625     6.375  $ 2,465.20       2.750     360     1-Dec-31
4363816   SAN FRANCISCO              CA     94116  SFD          6.750     6.500  $ 5,882.79       2.750     360     1-Dec-31
4364062   LEAWOOD                    KS     66211  SFD          6.375     6.125  $ 2,636.48       2.750     360     1-Nov-31
4364073   BELLEVUE                   WA     98004  SFD          6.625     6.375  $ 2,606.07       2.750     360     1-Nov-31
4365042   MARIETTA                   GA     30064  SFD          6.375     6.125  $ 1,887.21       2.750     360     1-Dec-31
4366691   CANTON                     CT     06019  SFD          6.500     6.250  $ 2,619.92       2.750     360     1-Dec-31
4366716   SAN JOSE                   CA     95124  SFD          6.875     6.625  $ 2,087.07       2.750     360     1-Dec-31
4367090   NORTH GRAFTON              MA     01536  SFD          6.375     6.125  $ 3,245.64       2.750     360     1-Dec-31
4367254   CARLSBAD                   CA     92009  SFD          6.750     6.500  $ 2,750.06       2.750     360     1-Dec-31
4367289   REDWOOD CITY               CA     94062  SFD          6.500     6.250  $ 3,128.74       2.750     360     1-Dec-31
4368290   ALLENTOWN                  NJ     08501  SFD          6.625     6.375  $ 2,172.26       2.750     360     1-Nov-31
4368602   HERMOSA BEACH              CA     90254  SFD          6.875     6.625  $ 2,364.95       2.750     360     1-Nov-31
4368997   AVON                       CT     06001  SFD          5.625     5.375  $ 2,935.85       2.750     360     1-Dec-31
4369862   SAN JOSE                   CA     95123  SFD          6.500     6.250  $ 2,009.98       2.750     360     1-Dec-31
4370013   DANVILLE                   CA     94506  SFD          6.375     6.125  $ 3,119.35       2.750     360     1-Dec-31
4370047   POINT PLEASANT BEACH       NJ     08742  SFD          6.750     6.500  $ 2,737.09       2.750     360     1-Dec-31
4372993   CUPERTINO                  CA     95014  SFD          6.500     6.250  $ 3,628.08       2.750     360     1-Dec-31
4373254   SUPERIOR                   CO     80027  SFD          6.125     5.875  $ 1,895.75       2.750     360     1-Dec-31
4373535   LIBERTYVILLE               IL     60045  SFD          5.875     5.625  $ 2,957.69       2.750     360     1-Dec-31
4373843   VERONA                     NJ     07044  SFD          6.250     6.000  $ 2,578.12       2.750     360     1-Dec-31
4374874   ROCHESTER HILLS            MI     48306  SFD          6.125     5.875  $ 1,871.45       2.750     360     1-Dec-31
4375148   PALO ALTO                  CA     94303  SFD          6.750     6.500  $ 4,215.89       2.750     360     1-Dec-31
4375161   FAIRFAX                    VA     22030  SFD          6.750     6.500  $ 2,542.51       2.750     360     1-Dec-31
4375818   UNIVERSITY PARK            TX     75205  SFD          6.500     6.250  $ 2,171.47       2.750     360     1-Nov-31
4376063   SAN RAFAEL                 CA     94903  SFD          6.875     6.625  $ 2,569.91       2.750     360     1-Dec-31
4377224   OAKLAND                    CA     94611  SFD          6.625     6.375  $ 3,918.71       2.750     360     1-Dec-31
4377295   VALLEY CENTER              CA     92082  SFD          6.500     6.250  $ 2,393.01       2.750     360     1-Dec-31
4377420   BRYN MAWR                  PA     19010  SFD          6.125     5.875  $ 3,287.18       2.750     360     1-Dec-31
4377456   SAN RAMON                  CA     94583  SFD          6.375     6.125  $ 3,040.12       2.750     360     1-Nov-31
4380270   TENAFLY                    NJ     07670  SFD          6.250     6.000  $ 5,941.68       2.750     360     1-Dec-31
4380338   LOS ANGELES                CA     90025  SFD          6.875     6.625  $ 2,573.85       2.750     360     1-Dec-31
4381712   MILPITAS                   CA     95035  LCO          6.375     6.125  $ 2,041.62       2.750     360     1-Dec-31
4382507   SAN JOSE                   CA     95125  PUD          6.750     6.500  $ 2,257.13       2.750     360     1-Dec-31
4382871   OLATHE                     KS     66061  SFD          6.375     6.125  $ 2,994.58       2.750     360     1-Dec-31
4383845   CANTON                     GA     30114  SFD          6.500     6.250  $ 2,281.77       2.750     360     1-Dec-31
4384003   WASHINGTON                 DC     20007  HCO          6.750     6.500  $ 1,972.97       2.750     360     1-Dec-31
4384018   IRVINE                     CA     92620  SFD          6.875     6.625  $ 2,154.73       2.750     360     1-Dec-31
4384884   LIVERMORE                  CA     94550  SFD          6.500     6.250  $ 3,172.99       2.750     360     1-Dec-31
4385516   MORAGA                     CA     94556  SFD          6.750     6.500  $ 2,536.02       2.750     360     1-Dec-31
4386880   MENDHAM                    NJ     07945  SFD          6.625     6.375  $ 6,371.10       2.750     360     1-Dec-31
4388266   SAN JOSE                   CA     95129  SFD          6.625     6.375  $ 2,996.66       2.750     360     1-Dec-31
4389251   ATLANTA                    GA     30327  SFD          6.875     6.625  $ 2,847.40       2.750     360     1-Dec-31
4389804   SAN MATEO                  CA     94403  SFD          6.750     6.500  $ 4,161.41       2.750     360     1-Nov-31
4389880   DALLAS                     TX     75230  SFD          6.500     6.250  $ 3,761.44       2.750     360     1-Nov-31
4390016   SUNNYVALE                  CA     94087  SFD          6.250     6.000  $ 4,002.17       2.750     360     1-Dec-31
4390063   SAN JOSE                   CA     95126  SFD          6.875     6.625  $ 3,329.98       2.750     360     1-Dec-31
4390247   WESTPORT                   CT     06880  SFD          6.750     6.500  $ 2,359.28       2.750     360     1-Dec-31
4390800   TAMPA                      FL     33609  SFD          6.375     6.125  $ 2,152.36       2.750     360     1-Dec-31
4391024   PALO ALTO                  CA     94301  SFD          6.625     6.375  $ 2,945.44       2.750     360     1-Dec-31
4391191   LOS ALTOS                  CA     94022  SFD          6.875     6.625  $ 6,083.17       2.750     360     1-Dec-31
4391241   BARRINGTON                 IL     60453  SFD          5.625     5.375  $ 3,741.77       2.750     360     1-Dec-31
4392176   CARLSBAD                   CA     92009  SFD          6.750     6.500  $ 2,010.66       2.750     360     1-Dec-31
4392560   SAN CARLOS                 CA     94070  SFD          6.625     6.375  $ 2,410.78       2.750     360     1-Dec-31
4392617   CAMARILLO                  CA     93012  SFD          6.500     6.250  $ 1,959.42       2.750     360     1-Dec-31
4392688   ATLANTA                    GA     30342  SFD          6.500     6.250  $ 1,984.69       2.750     360     1-Dec-31
4392757   SAN FRANCISCO              CA     94131  SFD          6.750     6.500  $ 2,412.79       2.750     360     1-Dec-31
4392821   ATLANTA                    GA     30318  SFD          6.625     6.375  $ 2,401.17       2.750     360     1-Dec-31
4393360   SUNNYVALE                  CA     94087  SFD          6.500     6.250  $ 2,856.95       2.750     360     1-Dec-31
4393565   WESTFIELD                  NJ     07090  MF2          6.750     6.500  $ 2,594.39       2.750     360     1-Nov-31
4394970   BATON ROUGE                LA     70810  SFD          5.375     5.125  $ 2,302.61       2.750     360     1-Dec-31
4394991   MILL VALLEY                CA     94941  SFD          6.875     6.625  $ 3,021.88       2.750     360     1-Dec-31
4395412   MORGAN HILL                CA     95037  SFD          6.500     6.250  $ 2,392.38       2.750     360     1-Dec-31
4395799   SAN JOSE                   CA     95138  SFD          6.750     6.500  $ 4,507.76       2.750     360     1-Dec-31
4396039   BROOKDALE                  CA     95007  SFD          6.625     6.375  $ 3,057.49       2.750     360     1-Dec-31
4396110   ARLINGTON                  VA     22203  PUD          6.625     6.375  $ 2,177.06       2.750     360     1-Nov-31
4396350   SEATTLE                    WA     98112  SFD          6.750     6.500  $ 3,859.16       2.750     360     1-Nov-31
4396871   BELMONT                    CA     94002  SFD          6.750     6.500  $ 2,905.72       2.750     360     1-Dec-31
4397046   MOUNTAIN VIEW              CA     94043  LCO          6.625     6.375  $ 2,305.12       2.750     360     1-Dec-31
4397264   HAYMARKET                  VA     20169  PUD          6.250     6.000  $ 1,981.07       2.750     360     1-Nov-31
4397838   FREMONT                    CA     94536  SFD          6.625     6.375  $ 2,798.16       2.750     360     1-Dec-31
4397899   MENLO PARK                 CA     94025  SFD          6.750     6.500  $ 2,659.26       2.750     360     1-Dec-31
4398212   TACOMA                     WA     98467  SFD          6.375     6.125  $ 2,136.76       2.750     360     1-Dec-31
4398237   SUNNYVALE                  CA     94087  SFD          6.625     6.375  $ 2,702.12       2.750     360     1-Dec-31
4398748   FREMONT                    CA     94539  SFD          6.375     6.125  $ 2,401.90       2.750     360     1-Dec-31
4398959   TWN OF NEW CASTLE          NY     10549  SFD          6.500     6.250  $ 1,690.00       2.750     360     1-Dec-31
4399739   SAN LEANDRO                CA     94577  SFD          6.625     6.375  $ 2,510.02       2.750     360     1-Nov-31
4399775   SHREWSBURY                 MA     01545  SFD          5.375     5.125  $ 1,885.99       2.750     360     1-Dec-31
4399984   SAN MARCOS                 CA     92069  SFD          6.500     6.250  $ 2,212.24       2.750     360     1-Dec-31
4400547   RANCHO PALOS VERDES        CA     90275  SFD          6.125     5.875  $ 2,916.54       2.750     360     1-Dec-31
4400691   FOUNTAIN VALLEY            CA     92708  SFD          6.750     6.500  $ 2,529.54       2.750     360     1-Dec-31
4401662   SUNNYVALE                  CA     94087  SFD          6.750     6.500  $ 2,218.21       2.750     360     1-Dec-31
4401663   EL SEGUNDO                 CA     90245  SFD          6.625     6.375  $ 2,228.29       2.750     360     1-Dec-31
4401669   CARLSBAD                   CA     92009  SFD          6.625     6.375  $ 2,702.12       2.750     360     1-Dec-31
4401677   REDWOOD CITY               CA     94065  LCO          6.750     6.500  $ 1,978.23       2.750     360     1-Dec-31
4401751   MOUNTAIN VIEW              CA     94040  SFD          6.750     6.500  $ 3,470.00       2.750     360     1-Dec-31
4403186   DANVILLE                   CA     94506  SFD          6.750     6.500  $ 2,574.94       2.750     360     1-Dec-31
4404969   HILLSBOROUGH               CA     94010  SFD          6.875     6.625  $ 6,143.60       2.750     360     1-Dec-31
4405435   SAN JOSE                   CA     95130  SFD          6.625     6.375  $ 2,183.47       2.750     360     1-Dec-31
4405854   LIVERMORE                  CA     94550  SFD          6.625     6.375  $ 2,202.67       2.750     360     1-Dec-31
4406643   SAN FRANCISCO              CA     94123  LCO          6.625     6.375  $ 2,016.98       2.750     360     1-Dec-31
4406689   NEWPORT BEACH              CA     92660  SFD          6.625     6.375  $ 4,962.41       2.750     360     1-Dec-31
4406701   SANTA CRUZ                 CA     95060  SFD          6.750     6.500  $ 2,831.14       2.750     360     1-Dec-31
4406784   ATLANTA                    GA     30305  SFD          6.750     6.500  $ 2,953.13       2.750     360     1-Dec-31
4409207   DALLAS                     TX     75230  SFD          6.500     6.250  $ 3,135.06       2.750     360     1-Dec-31
4409341   MANHATTAN BEACH            CA     90266  SFD          6.250     6.000  $ 2,102.06       2.750     360     1-Dec-31
4410598   IRVINE                     CA     92602  SFD          6.500     6.250  $ 2,844.31       2.750     360     1-Nov-31
4410810   OAKLAND                    CA     94609  SFD          6.875     6.625  $ 2,082.47       2.750     360     1-Dec-31
4411139   SIMI VALLEY                CA     93065  SFD          6.875     6.625  $ 1,562.92       2.750     360     1-Dec-31
4411769   SAN JOSE                   CA     95133  SFD          6.500     6.250  $ 2,130.07       2.750     360     1-Dec-31
4411871   LIVERMORE                  CA     94550  SFD          6.500     6.250  $ 2,332.34       2.750     360     1-Dec-31
4411954   TAMPA                      FL     33602  SFD          6.375     6.125  $ 2,975.00       2.750     360     1-Dec-31
4413824   POWELL                     OH     43065  SFD          5.250     5.000  $ 2,164.64       2.750     360     1-Dec-31
4413877   SAN DIEGO                  CA     92130  SFD          6.750     6.500  $ 2,633.31       2.750     360     1-Dec-31
4414640   SEATTLE                    WA     98115  SFD          6.375     6.125  $ 1,946.48       2.750     360     1-Nov-31
4415040   NORWELL                    MA     02061  SFD          6.750     6.500  $ 4,921.88       2.750     360     1-Dec-31
4415796   HERNDON                    VA     20170  SFD          6.125     5.875  $ 1,913.98       2.750     360     1-Dec-31
4417882   CASTRO VALLEY              CA     94552  SFD          6.750     6.500  $ 2,672.22       2.750     360     1-Dec-31
4418044   LARKSPUR                   CA     94939  SFD          6.750     6.500  $ 3,353.26       2.750     360     1-Dec-31
4418301   MORGAN HILL                CA     95037  SFD          6.750     6.500  $ 2,367.39       2.750     360     1-Dec-31
4418369   CARDIFF BY THE SEA         CA     92007  SFD          6.625     6.375  $ 3,832.26       2.750     360     1-Dec-31
4419049   MENLO PARK                 CA     94025  SFD          6.000     5.750  $ 5,995.51       2.750     360     1-Dec-31
4421176   SAN RAFAEL                 CA     94901  SFD          6.750     6.500  $ 4,858.00       2.750     360     1-Dec-31
4421782   PLEASANTON                 CA     94566  SFD          6.375     6.125  $ 3,212.93       2.750     360     1-Dec-31
4424519   SAN FRANCISCO              CA     94122  SFD          6.375     6.125  $ 2,651.45       2.750     360     1-Dec-31
4425075   SAN JOSE                   CA     95136  SFD          6.375     6.125  $ 2,308.32       2.750     360     1-Dec-31
4426305   NAPLES                     FL     34119  SFD          6.375     6.125  $ 2,308.32       2.750     360     1-Dec-31
4426805   DUBLIN                     CA     94568  SFD          5.750     5.500  $ 2,354.72       2.750     360     1-Dec-31
4427638   LOS ALTOS                  CA     94022  SFD          6.375     6.125  $ 5,664.74       2.750     360     1-Dec-31
4432251   VIENNA                     VA     22182  SFD          6.250     6.000  $ 2,081.13       2.750     360     1-Dec-31
4434427   SAN FRANCISCO              CA     94115  LCO          6.625     6.375  $ 2,914.70       2.750     360     1-Dec-31
4438790   SAN JOSE                   CA     95129  SFD          6.500     6.250  $ 2,085.83       2.750     360     1-Dec-31
4600300   ENCINITAS                  CA     92024  SFD          6.625     6.375  $ 2,881.40       2.750     360     1-Nov-31
4674842   COLBERT                    WA     99005  SFD          6.500     6.250  $ 2,411.97       2.750     360     1-Nov-31
4696837   COLORADO SPRINGS           CO     80918  SFD          6.375     6.125  $ 3,556.06       2.750     360     1-Nov-31
4757100   LAS VEGAS                  NV     89129  SFD          6.875     6.625  $ 2,299.25       2.750     360     1-Nov-31
4774394   ATLANTA                    GA     30318  SFD          6.250     6.000  $ 2,155.01       2.750     360     1-Nov-31
4781837   RIDGEFIELD                 CT     06877  SFD          6.250     6.000  $ 2,819.98       2.750     360     1-Nov-31
4785200   CRYSTAL LAKE               IL     60014  SFD          6.500     6.250  $ 2,465.07       2.750     360     1-Nov-31
4980363   ARLINGTON HEIGHTS          IL     60005  SFD          6.625     6.375  $ 2,038.11       2.750     360     1-Nov-31
4996641   CLINTON TOWNSHIP           MI     48038  SFD          6.625     6.375  $ 1,945.91       2.750     360     1-Nov-31
5463344   NAPERVILLE                 IL     60564  SFD          6.750     6.500  $ 2,334.95       2.750     360     1-Nov-31
5781356   MADISON BOROUGH            NJ     07940  SFD          6.625     6.375  $ 3,841.87       2.750     360     1-Nov-31
5918921   EXTON                      PA     19341  SFD          5.875     5.625  $ 2,683.05       2.750     360     1-Dec-31
5937690   FRANKFORT                  IL     60423  SFD          5.500     5.250  $ 2,121.26       2.750     360     1-Dec-31
5976292   EL DORADO HILLS            CA     95762  SFD          5.625     5.375  $ 1,813.32       2.750     360     1-Dec-31
5994837   BEDMINSTER                 NJ     07921  SFD          6.125     5.875  $ 1,974.74       2.750     360     1-Oct-31
6015644   SUWANEE                    GA     30024  SFD          6.125     5.875  $ 3,038.06       2.750     360     1-Dec-31
6021200   DANVILLE                   CA     94506  SFD          5.750     5.500  $ 2,731.13       2.750     360     1-Dec-31
6021533   POMONA                     NY     10970  LCO          5.875     5.625  $ 1,925.11       2.750     360     1-Dec-31
8832546   BETHESDA                   MD     20817  SFD          6.250     6.000  $ 4,002.16       2.750     360     1-Sep-31
8881655   CARLSBAD                   CA     92009  SFD          6.750     6.500  $ 2,352.72       2.750     360     1-Oct-31
8899875   LEUCADIA                   CA     92024  SFD          6.625     6.375  $ 3,387.25       2.750     360     1-Sep-31
8906225   AUSTIN                     TX     78732  SFD          6.750     6.500  $ 5,480.65       2.750     360     1-Oct-31
9189092   PALOS VERDES ESTA          CA     90274  SFD          6.375     6.125  $ 4,379.57       2.750     360     1-Nov-31
9225111   SAN JOSE                   CA     95125  SFD          6.625     6.375  $ 2,510.02       2.750     360     1-Nov-31
9273772   SAN JOSE                   CA     95120  SFD          6.750     6.500  $ 2,432.25       2.750     360     1-Nov-31
9290214   NAPERVILLE                 IL     60565  SFD          6.375     6.125  $ 2,168.26       2.750     360     1-Dec-31
9298746   WESTLAKE VILLAGE           CA     91361  LCO          6.000     5.750  $ 2,002.50       2.750     360     1-Dec-31
9315474   REDWOOD CITY               CA     94065  SFD          6.500     6.250  $ 3,033.93       2.750     360     1-Nov-31
9330024   DANVILLE                   CA     94526  SFD          6.625     6.375  $ 2,891.01       2.750     360     1-Nov-31
9332624   MORGAN HILL                CA     95037  SFD          6.500     6.250  $ 3,318.36       2.750     360     1-Nov-31
9332659   ROLLING HILLS ESTATES      CA     90274  SFD          6.625     6.375  $ 4,130.01       2.750     360     1-Nov-31
9332946   SAN JOSE                   CA     95120  SFD          6.375     6.125  $ 3,033.57       2.750     360     1-Oct-31
9335399   ORINDA                     CA     94563  SFD          6.625     6.375  $ 2,842.98       2.750     360     1-Dec-31
9338066   CAMPBELL                   CA     95008  SFD          6.250     6.000  $ 2,110.68       2.750     360     1-Nov-31
9339721   LA CRESCENTA AREA          CA     91214  SFD          6.875     6.625  $ 2,502.90       2.750     360     1-Nov-31
9339998   SAN JOSE                   CA     95120  SFD          6.625     6.375  $ 2,996.66       2.750     360     1-Nov-31
9343453   SANTA ANA AREA             CA     92705  SFD          6.750     6.500  $ 2,289.56       2.750     360     1-Dec-31
9346758   LOS ANGELES                CA     90027  SFD          6.125     5.875  $ 4,921.65       2.750     360     1-Dec-31
9348561   GALLOWAY                   NJ     08205  SFD          6.375     6.125  $ 2,857.33       2.750     360     1-Dec-31
9353174   FREMONT                    CA     94539  SFD          6.750     6.500  $ 2,594.40       2.750     360     1-Dec-31
9357613   COTO DE CAZA(AREA          CA     92679  SFD          6.625     6.375  $ 3,572.94       2.750     360     1-Dec-31
9358515   MORGAN HILL                CA     95037  SFD          6.750     6.500  $ 2,247.40       2.750     360     1-Dec-31
9359290   RAMSEY                     MN     55303  SFD          6.250     6.000  $ 2,093.44       2.750     360     1-Dec-31
9361834   BRIGHTON                   CO     80602  SFD          6.500     6.250  $ 2,041.58       2.750     360     1-Nov-31
9363788   DESTIN                     FL     32541  HCO          6.500     6.250  $ 2,218.56       2.750     360     1-Dec-31
9363893   OAKBROOK                   IL     60523  SFD          6.500     6.250  $ 2,844.31       2.750     360     1-Dec-31
9364450   LOS ANGELES                CA     90066  SFD          6.625     6.375  $ 2,232.13       2.750     360     1-Nov-31
9441613   LA JOLLA AREA              CA     92037  SFD          5.750     5.500  $ 2,742.21       2.750     360     1-Dec-31
9444306   SAN GABRIEL                CA     91775  SFD          6.625     6.375  $ 2,945.43       2.750     360     1-Dec-31
9471408   SAN PEDRO                  CA     90731  SFD          6.500     6.250  $ 1,489.58       2.750     360     1-Dec-31
9868636   UNIVERSITY PARK            TX     75225  SFD          6.500     6.250  $ 3,217.23       2.750     360     1-Dec-31
9869063   GRANGER                    IN     46530  SFD          6.125     5.875  $ 2,187.40       2.750     360     1-Nov-31


COUNT:                251
WAC:            6.4519067
WAM:          359.6995824
WALTV:        66.06362476


WFMBS
WFMBS   2001-34 EXHIBIT F-3 Group III Loans (continued)
7/1 ARM LOANS

(i)       (x)              (xi)    (xii)       (xiii)  (xiv)          (xv)        (xvi)      (xvii)
--------  ---------------  ------  ----------  ------  -----------  ---------  -----------  -------

          CUT-OFF
MORTGAGE  DATE                     NEXT                             MORTGAGE
LOAN      PRINCIPAL                ADJUSTMENT  LIFE    CONVERTIBLE  INSURANCE               SERVICE
NUMBER    BALANCE          LTV     DATE        CAP     LOANS          CODE        INDEX     FEE
--------  ---------------  ------  ----------  ------  -----------  ---------  -----------  -------
3847088   $    394,283.89  64.75    1-Oct-08   11.50   N                           1CM      0.250
3851260   $    435,247.11  65.56    1-Oct-08   11.75   N                           1CM      0.250
4245827   $    580,000.00  61.05    1-Dec-08   11.63   N                           1CM      0.250
4265587   $    471,800.00  74.89    1-Dec-08   11.38   N                           1CM      0.250
4266405   $    610,000.00  73.23    1-Dec-08   10.88   N                           1CM      0.250
4281239   $    456,000.00  74.03    1-Dec-08   11.63   N                           1CM      0.250
4281872   $  1,400,000.00  70.98    1-Dec-08   11.13   N                           1CM      0.250
4287544   $    555,400.00  62.03    1-Dec-08   10.25   N                           1CM      0.250
4293211   $    978,135.43  70.00    1-Oct-08   11.25   N                           1CM      0.250
4294725   $    650,000.00  68.42    1-Dec-08   10.25   N                           1CM      0.250
4305093   $    624,598.54  80.00    1-Nov-08   10.88   N                           1CM      0.250
4306227   $    368,000.00  80.00    1-Dec-08   10.38   N                           1CM      0.250
4308726   $  1,200,000.00  52.17    1-Dec-08   10.75   N                           1CM      0.250
4310362   $    463,616.00  80.00    1-Dec-08   11.50   N                           1CM      0.250
4312550   $    646,402.00  80.00    1-Dec-08   10.88   N                           1CM      0.250
4315537   $    310,938.56  80.00    1-Nov-08   11.88   N                           1CM      0.250
4315550   $    337,500.00  90.00    1-Dec-08   11.63   N                   11      1CM      0.250
4318098   $    354,102.26  79.98    1-Nov-08   11.88   N                           1CM      0.250
4320429   $    918,000.00  75.00    1-Dec-08   10.75   N                           1CM      0.250
4321911   $    876,744.49  65.00    1-Nov-08   11.75   N                           1CM      0.250
4322548   $    480,000.00  51.89    1-Dec-08   11.50   N                           1CM      0.250
4326061   $    356,398.42  68.65    1-Oct-08   11.88   N                           1CM      0.250
4329820   $    490,000.00  70.00    1-Dec-08   11.88   N                           1CM      0.250
4330534   $    400,000.00  47.68    1-Dec-08   10.38   N                           1CM      0.250
4331552   $    394,317.92  56.03    1-Oct-08   11.75   N                           1CM      0.250
4331751   $    545,526.00  80.00    1-Dec-08   10.88   N                           1CM      0.250
4333218   $    483,333.49  75.00    1-Nov-08   11.75   N                           1CM      0.250
4334995   $    409,601.50  71.93    1-Nov-08   11.13   N                           1CM      0.250
4335361   $    430,628.92  74.31    1-Nov-08   11.75   N                           1CM      0.250
4336371   $    496,000.00  80.00    1-Dec-08   11.75   N                           1CM      0.250
4336629   $    404,000.00  68.13    1-Dec-08   11.88   N                           1CM      0.250
4337835   $    325,000.00  54.17    1-Dec-08   11.13   N                           1CM      0.250
4339378   $    386,133.27  54.82    1-Nov-08   11.25   N                           1CM      0.250
4339714   $    649,000.00  59.71    1-Dec-08   11.88   N                           1CM      0.250
4340085   $    650,000.00  67.71    1-Dec-08   11.88   N                           1CM      0.250
4340341   $    379,222.62  80.00    1-Nov-08   11.00   N                           1CM      0.250
4340728   $    549,000.00  69.49    1-Nov-08   11.88   N                           1CM      0.250
4341167   $    400,000.00  61.54    1-Dec-08   10.75   N                           1CM      0.250
4341579   $    875,000.00  58.33    1-Dec-08   11.63   N                           1CM      0.250
4341940   $    900,000.00  49.94    1-Dec-08   11.63   N                           1CM      0.250
4342102   $    956,000.00  35.41    1-Dec-08   11.63   N                           1CM      0.250
4342584   $    400,000.00  75.47    1-Dec-08   11.38   N                           1CM      0.250
4342615   $  1,000,000.00  62.50    1-Dec-08   11.50   N                           1CM      0.250
4342791   $    380,950.00  79.97    1-Dec-08   11.38   N                           1CM      0.250
4343162   $    483,000.00  52.22    1-Dec-08   11.63   N                           1CM      0.250
4343293   $    800,000.00  57.14    1-Dec-08   11.63   N                           1CM      0.250
4343428   $    468,000.00  62.40    1-Dec-08   11.63   N                           1CM      0.250
4343897   $    395,000.00  35.91    1-Dec-08   11.63   N                           1CM      0.250
4344372   $    574,099.01  69.53    1-Dec-08   11.25   N                           1CM      0.250
4345471   $    358,044.00  59.67    1-Dec-08   11.50   N                           1CM      0.250
4345972   $    306,400.00  80.00    1-Dec-08   10.88   N                           1CM      0.250
4347212   $    376,559.00  75.31    1-Dec-08   11.38   N                           1CM      0.250
4348134   $    588,000.00  50.04    1-Dec-08   11.38   N                           1CM      0.250
4348197   $    500,000.00  73.53    1-Dec-08   11.38   N                           1CM      0.250
4348230   $    415,000.00  63.36    1-Dec-08   11.50   N                           1CM      0.250
4348373   $    747,500.00  65.00    1-Dec-08   11.63   N                           1CM      0.250
4349425   $    400,000.00  63.49    1-Dec-08   11.75   N                           1CM      0.250
4350596   $    472,500.00  54.37    1-Dec-08   11.50   N                           1CM      0.250
4350624   $    365,250.00  41.13    1-Dec-08   11.63   N                           1CM      0.250
4350681   $    400,000.00  75.90    1-Dec-08   10.75   N                           1CM      0.250
4350996   $    370,480.75  80.00    1-Nov-08   11.75   N                           1CM      0.250
4352138   $    374,677.14  73.17    1-Nov-08   11.75   N                           1CM      0.250
4352516   $    464,000.00  80.00    1-Dec-08   11.88   N                           1CM      0.250
4353120   $    910,000.00  70.00    1-Dec-08   11.25   N                           1CM      0.250
4353315   $    320,000.00  64.00    1-Dec-08   11.25   N                           1CM      0.250
4354658   $    138,750.00  75.00    1-Nov-08   11.88   N                           1CM      0.250
4354869   $    329,600.00  79.42    1-Dec-08   11.75   N                           1CM      0.250
4355927   $    470,563.76  85.64    1-Nov-08   11.38   N                   11      1CM      0.250
4355946   $    375,000.00  54.74    1-Dec-08   11.50   N                           1CM      0.250
4357348   $    497,000.00  72.03    1-Dec-08   11.63   N                           1CM      0.250
4361680   $    625,000.00  59.52    1-Dec-08   10.88   N                           1CM      0.250
4361863   $    420,000.00  80.00    1-Dec-08   11.63   N                           1CM      0.250
4362549   $    525,000.00  63.25    1-Dec-08   11.88   N                           1CM      0.250
4362651   $    500,000.00  55.87    1-Dec-08   11.38   N                           1CM      0.250
4362806   $    590,411.65  65.67    1-Nov-08   11.00   N                           1CM      0.250
4363135   $    420,000.00  80.00    1-Dec-08   11.75   N                           1CM      0.250
4363143   $    964,400.00  58.38    1-Dec-08   11.50   N                           1CM      0.250
4363181   $    700,000.00  48.28    1-Dec-08   11.50   N                           1CM      0.250
4363797   $    385,000.00  70.00    1-Dec-08   11.63   N                           1CM      0.250
4363816   $    907,000.00  69.77    1-Dec-08   11.75   N                           1CM      0.250
4364062   $    422,208.59  44.48    1-Nov-08   11.38   N                           1CM      0.250
4364073   $    406,640.91  72.68    1-Nov-08   11.63   N                           1CM      0.250
4365042   $    302,500.00  54.75    1-Dec-08   11.38   N                           1CM      0.250
4366691   $    414,500.00  78.21    1-Dec-08   11.50   N                           1CM      0.250
4366716   $    317,700.00  68.18    1-Dec-08   11.88   N                           1CM      0.250
4367090   $    520,243.00  79.91    1-Dec-08   11.38   N                           1CM      0.250
4367254   $    424,000.00  54.01    1-Dec-08   11.75   N                           1CM      0.250
4367289   $    495,000.00  65.56    1-Dec-08   11.50   N                           1CM      0.250
4368290   $    338,950.68  89.99    1-Nov-08   11.63   N                   01      1CM      0.250
4368602   $    359,697.55  75.16    1-Nov-08   11.88   N                           1CM      0.250
4368997   $    510,000.00  80.00    1-Dec-08   10.63   N                           1CM      0.250
4369862   $    318,000.00  60.92    1-Dec-08   11.50   N                           1CM      0.250
4370013   $    500,000.00  55.56    1-Dec-08   11.38   N                           1CM      0.250
4370047   $    422,000.00  74.69    1-Dec-08   11.75   N                           1CM      0.250
4372993   $    574,000.00  71.75    1-Dec-08   11.50   N                           1CM      0.250
4373254   $    312,000.00  80.00    1-Dec-08   11.13   N                           1CM      0.250
4373535   $    500,000.00  77.52    1-Dec-08   10.88   N                           1CM      0.250
4373843   $    495,000.00  66.89    1-Dec-08   11.25   N                           1CM      0.250
4374874   $    308,000.00  80.00    1-Dec-08   11.13   N                           1CM      0.250
4375148   $    650,000.00  48.15    1-Dec-08   11.75   N                           1CM      0.250
4375161   $    392,000.00  73.27    1-Dec-08   11.75   N                           1CM      0.250
4375818   $    343,239.43  40.90    1-Nov-08   11.50   N                           1CM      0.250
4376063   $    391,200.00  80.00    1-Dec-08   11.88   N                           1CM      0.250
4377224   $    612,000.00  80.00    1-Dec-08   11.63   N                           1CM      0.250
4377295   $    378,600.00  79.71    1-Dec-08   11.50   N                           1CM      0.250
4377420   $    541,000.00  63.27    1-Dec-08   11.13   N                           1CM      0.250
4377456   $    486,848.66  66.30    1-Nov-08   11.38   N                           1CM      0.250
4380270   $    965,000.00  49.49    1-Dec-08   11.25   N                           1CM      0.250
4380338   $    391,800.00  49.97    1-Dec-08   11.88   N                           1CM      0.250
4381712   $    327,250.00  85.00    1-Dec-08   11.38   N                   24      1CM      0.250
4382507   $    348,000.00  80.00    1-Dec-08   11.75   N                           1CM      0.250
4382871   $    480,000.00  58.54    1-Dec-08   11.38   N                           1CM      0.250
4383845   $    361,000.00  77.63    1-Dec-08   11.50   N                           1CM      0.250
4384003   $    350,750.00  68.11    1-Dec-08   11.75   N                           1CM      0.250
4384018   $    328,000.00  61.89    1-Dec-08   11.88   N                           1CM      0.250
4384884   $    502,000.00  66.93    1-Dec-08   11.50   N                           1CM      0.250
4385516   $    391,000.00  75.92    1-Dec-08   11.75   N                           1CM      0.250
4386880   $    995,000.00  58.53    1-Dec-08   11.63   N                           1CM      0.250
4388266   $    468,000.00  80.00    1-Dec-08   11.63   N                           1CM      0.250
4389251   $    497,000.00  70.00    1-Dec-08   11.88   N                           1CM      0.250
4389804   $    641,047.59  80.00    1-Nov-08   11.75   N                           1CM      0.250
4389880   $    594,562.02  62.64    1-Nov-08   11.50   N                           1CM      0.250
4390016   $    650,000.00  68.42    1-Dec-08   11.25   N                           1CM      0.250
4390063   $    506,900.00  78.59    1-Dec-08   11.88   N                           1CM      0.250
4390247   $    363,750.00  75.00    1-Dec-08   11.75   N                           1CM      0.250
4390800   $    345,000.00  46.00    1-Dec-08   11.38   N                           1CM      0.250
4391024   $    460,000.00  32.06    1-Dec-08   11.63   N                           1CM      0.250
4391191   $    926,000.00  59.36    1-Dec-08   11.88   N                           1CM      0.250
4391241   $    650,000.00  68.42    1-Dec-08   10.63   N                           1CM      0.250
4392176   $    310,000.00  64.58    1-Dec-08   11.75   N                           1CM      0.250
4392560   $    376,500.00  65.71    1-Dec-08   11.63   N                           1CM      0.250
4392617   $    310,000.00  43.66    1-Dec-08   11.50   N                           1CM      0.250
4392688   $    314,000.00  74.76    1-Dec-08   11.50   N                           1CM      0.250
4392757   $    372,000.00  80.00    1-Dec-08   11.75   N                           1CM      0.250
4392821   $    375,000.00  70.09    1-Dec-08   11.63   N                           1CM      0.250
4393360   $    452,000.00  80.00    1-Dec-08   11.50   N                           1CM      0.250
4393565   $    399,655.61  89.89    1-Nov-08   11.75   N                   11      1CM      0.250
4394970   $    411,200.00  80.00    1-Dec-08   10.38   N                           1CM      0.250
4394991   $    460,000.00  61.33    1-Dec-08   11.88   N                           1CM      0.250
4395412   $    378,500.00  75.70    1-Dec-08   11.50   N                           1CM      0.250
4395799   $    695,000.00  27.25    1-Dec-08   11.75   N                           1CM      0.250
4396039   $    477,500.00  68.21    1-Dec-08   11.63   N                           1CM      0.250
4396110   $    339,700.02  80.00    1-Nov-08   11.63   N                           1CM      0.250
4396350   $    594,487.72  70.00    1-Nov-08   11.75   N                           1CM      0.250
4396871   $    448,000.00  57.44    1-Dec-08   11.75   N                           1CM      0.250
4397046   $    360,000.00  75.00    1-Dec-08   11.63   N                           1CM      0.250
4397264   $    321,444.72  79.99    1-Nov-08   11.25   N                           1CM      0.250
4397838   $    437,000.00  72.83    1-Dec-08   11.63   N                           1CM      0.250
4397899   $    410,000.00  75.93    1-Dec-08   11.75   N                           1CM      0.250
4398212   $    342,500.00  61.16    1-Dec-08   11.38   N                           1CM      0.250
4398237   $    422,000.00  68.06    1-Dec-08   11.63   N                           1CM      0.250
4398748   $    385,000.00  62.10    1-Dec-08   11.38   N                           1CM      0.250
4398959   $    312,000.00  80.00    1-Dec-08   11.50   N                           1CM      0.250
4399739   $    391,654.15  74.67    1-Nov-08   11.63   N                           1CM      0.250
4399775   $    336,800.00  80.00    1-Dec-08   10.38   N                           1CM      0.250
4399984   $    350,000.00  66.67    1-Dec-08   11.50   N                           1CM      0.250
4400547   $    480,000.00  56.47    1-Dec-08   11.13   N                           1CM      0.250
4400691   $    390,000.00  75.00    1-Dec-08   11.75   N                           1CM      0.250
4401662   $    342,000.00  48.17    1-Dec-08   11.75   N                           1CM      0.250
4401663   $    348,000.00  80.00    1-Dec-08   11.63   N                           1CM      0.250
4401669   $    422,000.00  75.36    1-Dec-08   11.63   N                           1CM      0.250
4401677   $    305,000.00  69.95    1-Dec-08   11.75   N                           1CM      0.250
4401751   $    535,000.00  66.88    1-Dec-08   11.75   N                           1CM      0.250
4403186   $    397,000.00  49.63    1-Dec-08   11.75   N                           1CM      0.250
4404969   $    935,200.00  63.40    1-Dec-08   11.88   N                           1CM      0.250
4405435   $    341,000.00  79.30    1-Dec-08   11.63   N                           1CM      0.250
4405854   $    344,000.00  80.00    1-Dec-08   11.63   N                           1CM      0.250
4406643   $    315,000.00  57.80    1-Dec-08   11.63   N                           1CM      0.250
4406689   $    775,000.00  69.51    1-Dec-08   11.63   N                           1CM      0.250
4406701   $    436,500.00  39.68    1-Dec-08   11.75   N                           1CM      0.250
4406784   $    525,000.00  52.50    1-Dec-08   11.75   N                           1CM      0.250
4409207   $    496,000.00  80.00    1-Dec-08   11.50   N                           1CM      0.250
4409341   $    341,400.00  61.51    1-Dec-08   11.25   N                           1CM      0.250
4410598   $    449,593.19  61.62    1-Nov-08   11.50   N                           1CM      0.250
4410810   $    317,000.00  68.91    1-Dec-08   11.88   N                           1CM      0.250
4411139   $    272,800.00  80.00    1-Dec-08   11.88   N                           1CM      0.250
4411769   $    337,000.00  68.78    1-Dec-08   11.50   N                           1CM      0.250
4411871   $    369,000.00  51.54    1-Dec-08   11.50   N                           1CM      0.250
4411954   $    560,000.00  58.33    1-Dec-08   11.38   N                           1CM      0.250
4413824   $    392,000.00  80.00    1-Dec-08   10.25   N                           1CM      0.250
4413877   $    406,000.00  43.66    1-Dec-08   11.75   N                           1CM      0.250
4414640   $    311,711.02  77.23    1-Nov-08   11.38   N                           1CM      0.250
4415040   $    875,000.00  58.33    1-Dec-08   11.75   N                           1CM      0.250
4415796   $    315,000.00  57.27    1-Dec-08   11.13   N                           1CM      0.250
4417882   $    412,000.00  68.10    1-Dec-08   11.75   N                           1CM      0.250
4418044   $    517,000.00  53.03    1-Dec-08   11.75   N                           1CM      0.250
4418301   $    365,000.00  48.67    1-Dec-08   11.75   N                           1CM      0.250
4418369   $    598,500.00  63.00    1-Dec-08   11.63   N                           1CM      0.250
4419049   $  1,000,000.00  72.73    1-Dec-08   11.00   N                           1CM      0.250
4421176   $    749,000.00  50.78    1-Dec-08   11.75   N                           1CM      0.250
4421782   $    515,000.00  57.22    1-Dec-08   11.38   N                           1CM      0.250
4424519   $    425,000.00  50.90    1-Dec-08   11.38   N                           1CM      0.250
4425075   $    370,000.00  67.27    1-Dec-08   11.38   N                           1CM      0.250
4426305   $    370,000.00  79.74    1-Dec-08   11.38   N                           1CM      0.250
4426805   $    403,500.00  56.04    1-Dec-08   10.75   N                           1CM      0.250
4427638   $    908,000.00  33.63    1-Dec-08   11.38   N                           1CM      0.250
4432251   $    338,000.00  66.80    1-Dec-08   11.25   N                           1CM      0.250
4434427   $    455,200.00  79.17    1-Dec-08   11.63   N                           1CM      0.250
4438790   $    330,000.00  58.41    1-Dec-08   11.50   N                           1CM      0.250
4600300   $    449,602.97  68.18    1-Nov-08   11.63   N                           1CM      0.250
4674842   $    381,255.03  80.00    1-Nov-08   11.50   N                           1CM      0.250
4696837   $    569,472.07  71.24    1-Nov-08   11.38   N                           1CM      0.250
4757100   $    349,705.96  88.61    1-Nov-08   11.88   N                   24      1CM      0.250
4774394   $    349,667.91  77.80    1-Nov-08   11.25   N                           1CM      0.250
4781837   $    457,565.44  89.80    1-Nov-08   11.25   N                   06      1CM      0.250
4785200   $    389,608.14  67.83    1-Nov-08   11.50   N                           1CM      0.250
4980363   $    318,019.17  64.96    1-Nov-08   11.63   N                           1CM      0.250
4996641   $    303,631.87  67.53    1-Nov-08   11.63   N                           1CM      0.250
5463344   $    359,690.05  63.72    1-Nov-08   11.75   N                           1CM      0.250
5781356   $    599,470.63  75.00    1-Nov-08   11.63   N                           1CM      0.250
5918921   $    453,572.00  80.00    1-Dec-08   10.88   N                           1CM      0.250
5937690   $    373,600.00  80.00    1-Dec-08   10.50   N                           1CM      0.250
5976292   $    315,000.00  59.21    1-Dec-08   10.63   N                           1CM      0.250
5994837   $    324,366.61  72.22    1-Oct-08   11.13   N                           1CM      0.250
6015644   $    500,000.00  79.40    1-Dec-08   11.13   N                           1CM      0.250
6021200   $    468,000.00  72.56    1-Dec-08   10.75   N                           1CM      0.250
6021533   $    325,440.00  80.00    1-Dec-08   10.88   N                           1CM      0.250
8832546   $    648,140.12  67.01    1-Sep-08   11.25   N                           1CM      0.250
8881655   $    362,113.63  80.00    1-Oct-08   11.75   N                           1CM      0.250
8899875   $    527,592.06  62.24    1-Sep-08   11.63   N                           1CM      0.250
8906225   $    843,540.86  62.59    1-Oct-08   11.75   N                           1CM      0.250
9189092   $    701,349.81  50.14    1-Nov-08   11.38   N                           1CM      0.250
9225111   $    391,654.15  70.00    1-Nov-08   11.63   N                           1CM      0.250
9273772   $    374,677.13  60.48    1-Nov-08   11.75   N                           1CM      0.250
9290214   $    347,550.00  69.51    1-Dec-08   11.38   N                           1CM      0.250
9298746   $    334,000.00  66.80    1-Dec-08   11.00   N                           1CM      0.250
9315474   $    479,566.07  76.19    1-Nov-08   11.50   N                           1CM      0.250
9330024   $    451,101.65  70.00    1-Nov-08   11.63   N                           1CM      0.250
9332624   $    524,525.39  52.50    1-Nov-08   11.50   N                           1CM      0.250
9332659   $    644,430.93  60.00    1-Nov-08   11.63   N                           1CM      0.250
9332946   $    485,346.87  52.01    1-Oct-08   11.38   N                           1CM      0.250
9335399   $    444,000.00  64.82    1-Dec-08   11.63   N                           1CM      0.250
9338066   $    342,474.74  56.66    1-Nov-08   11.25   N                           1CM      0.250
9339721   $    380,679.91  69.27    1-Nov-08   11.88   N                           1CM      0.250
9339998   $    467,587.09  74.29    1-Nov-08   11.63   N                           1CM      0.250
9343453   $    353,000.00  50.43    1-Dec-08   11.75   N                           1CM      0.250
9346758   $    810,000.00  68.94    1-Dec-08   11.13   N                           1CM      0.250
9348561   $    458,000.00  62.08    1-Dec-08   11.38   N                           1CM      0.250
9353174   $    400,000.00  56.50    1-Dec-08   11.75   N                           1CM      0.250
9357613   $    558,000.00  78.59    1-Dec-08   11.63   N                           1CM      0.250
9358515   $    346,500.00  43.31    1-Dec-08   11.75   N                           1CM      0.250
9359290   $    340,000.00  69.39    1-Dec-08   11.25   N                           1CM      0.250
9361834   $    322,708.00  74.25    1-Nov-08   11.50   N                           1CM      0.250
9363788   $    351,000.00  90.00    1-Dec-08   11.50   N               12          1CM      0.250
9363893   $    450,000.00  67.37    1-Dec-08   11.50   N                           1CM      0.250
9364450   $    348,292.43  61.16    1-Nov-08   11.63   N                           1CM      0.250
9441613   $    469,900.00  54.70    1-Dec-08   10.75   N                           1CM      0.250
9444306   $    460,000.00  73.60    1-Dec-08   11.63   N                           1CM      0.250
9471408   $    275,000.00  74.12    1-Dec-08   11.50   N                           1CM      0.250
9868636   $    509,000.00  54.15    1-Dec-08   11.50   N                           1CM      0.250
9869063   $    359,650.10  80.00    1-Nov-08   11.13   N                           1CM      0.250

          $120,304,899.38




                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information
----------------

      Name of Mortgagor:                  ____________________________________

      Servicer
      Loan No.:                           ____________________________________

Custodian/Trustee
-----------------

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Custodian/Trustee
      Mortgage File No.:                  ____________________________________

Seller
------

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-34

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 2001-34, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of December 21, 2001 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

() Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

()    Mortgage recorded on _____________________ as instrument no. ___________
      in the County Recorder's Office of the County of ____________________, State of _______________________ in book/reel/docket ____________________
      of official records at page/image ____________.

()    Deed of Trust recorded on ____________________ as instrument no.
      ______________ in the County Recorder's Office of the County of
      ___________________, State of _________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

()    Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ______________________________ as instrument no. ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

(1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:

Date: ________________, 20__

                                    EXHIBIT H

                                              AFFIDAVIT PURSUANT TO SECTION
                                              860E(e)(4) OF THE INTERNAL
                                              REVENUE CODE OF 1986, AS AMENDED,
                                              AND FOR NON-ERISA INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-34, Class I-A-R Certificate (the "Class I-A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class I-A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class I-A-R Certificate in excess of cash flows generated by the Class I-A-R Certificate.

            6. That the Purchaser will not transfer the Class I-A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class I-A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of ______, 20__.


                                        [Name of Purchaser]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of _____, 20__.



____________________________________
Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

               [Letter from Transferor of Class I-A-R Certificate]




                                     [Date]




First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

     Re: Wells Fargo Asset Securities Corporation,
         Series 2001-34, Class I-A-R
         __________________________________

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.



                                                Very truly yours,
                                                [Transferor]



                                                ______________________

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-34
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                    _________________ __, ____

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-34, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 21, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-34.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]



                                       By:____________________________________



                                       Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of __________, between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and __________ (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-34, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of December 21, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer, and First Union National Bank, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least A-1 by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by S&P or at least Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01 Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01 Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-34." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02 Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03      Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04 Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02 Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03 Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04 Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,

                Wells Fargo Bank Minnesota, National Association
                7485 New Horizon Way
                Frederick, MD 21703

                Attention:  Vice President, Master Servicing
                Phone:      301-696-7800
                Fax:        301-815-6365

            (b) in the case of the Purchaser,

                ________________________
                ________________________
                ________________________
                Attention: _____________

            Section 4.05 Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06 Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07 Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08 Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09 Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Wells Fargo Bank Minnesota, National
                                          Association



                                       By:____________________________________
                                          Name:
                                          Title:


                                          _____________________________



                                       By:____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 2001-34
                 Applicable Unscheduled Principal Receipt Period




                                    Full Unscheduled         Partial Unscheduled
Servicer                           Principal Receipts         Principal Receipts
---------------------------        ------------------        -------------------
WFHM                                    Mid-Month                 Mid-Month